BAIRNCO CORPORATION,

ARLON, INC.,

KASCO CORPORATION,

BERTRAM & GRAF GmbH,

ATLANTIC SERVICE CO. LTD.,

ATLANTIC SERVICE CO. (UK) LTD. and

EUROKASCO S.A.

as Borrowers

______________________________________________________________________________

______________________________________________________________________________

LOAN AND SECURITY AGREEMENT

Dated as of November 9, 2006

$42,000,000.00

______________________________________________________________________________

______________________________________________________________________________

CERTAIN FINANCIAL INSTITUTIONS,

as Lenders

and

BANK OF AMERICA, N.A.,

as Agent

(#)

TABLE OF CONTENTS

Page

1.1.

Definitions.

1.2.

Accounting Terms

1.3.

Certain Matters of Construction

Section 2.

CREDIT FACILITIES

2.1.

Revolver Commitment

2.2.

Term Loan Commitment

2.3.

Letter of Credit Facility

2.4.

Foreign Currency Loans; Intra-Lender Issues.

Section 3.

INTEREST, FEES AND CHARGES

3.1.

Interest.

3.2.

Fees

3.3.

Computation of Interest, Fees, Yield Protection

3.4.

Reimbursement Obligations

3.5.

Illegality

3.6.

Increased Costs

3.7.

Capital Adequacy

3.8.

Mitigation

3.9.

Funding Losses

3.10.

Maximum Interest

Section 4.

LOAN ADMINISTRATION

4.1.

Manner of Borrowing and Funding Revolver Loans

4.2.

Defaulting Lender

4.3.

Number and Amount of LIBOR Loans; Determination of Rate

4.4.

Borrower Agent

4.5.

One Obligation

4.6.

Effect of Termination

Section 5.

PAYMENTS

5.1.

General Payment Provisions

5.2.

Repayment of Revolver Loans

5.3.

Repayment of Term Loans

5.4.

Payment of Other Obligations

5.5.

Marshaling; Payments Set Aside

5.6.

Post-Default Allocation of Payments

5.7.

Application of Payments

5.8.

Loan Account; Account Stated

5.9.

Taxes

5.10.

Withholding Tax Exemption

5.11.

Currency Fluctuations.

5.12.

Nature and Extent of Each Borrower's Liability

Section 6.

CONDITIONS PRECEDENT

6.1.

Conditions Precedent to Initial Loans

6.2.

Conditions Precedent to All Credit Extensions

6.3.

Limited Waiver of Conditions Precedent

Section 7.

COLLATERAL

7.1.

Grant of Security Interest

7.2.

Lien on Deposit Accounts; Cash Collateral

7.3.

Real Estate Collateral

7.4.

Other Collateral

7.5.

No Assumption of Liability

7.6.

Further Assurances

7.7.

Foreign Subsidiary Stock

Section 8.

COLLATERAL ADMINISTRATION

8.1.

Borrowing Base Certificates

8.2.

Administration of Accounts

8.3.

Administration of Inventory

8.4.

Administration of Equipment

8.5.

Administration of Deposit Accounts; Other Account Matters.

8.6.

General Provisions

8.7.

Power of Attorney

Section 9.

REPRESENTATIONS AND WARRANTIES

9.1.

General Representations and Warranties

9.2.

Complete Disclosure

Section 10.

COVENANTS AND CONTINUING AGREEMENTS

10.1.

Affirmative Covenants

10.2.

Negative Covenants

10.3.

Financial Covenants

Section 11.

EVENTS OF DEFAULT; REMEDIES ON DEFAULT

11.1.

Events of Default

11.2.

Remedies upon Default

11.3.

License

11.4.

Setoff

11.5.

Remedies Cumulative; No Waiver

11.6.

Judgment Currency

Section 12.

AGENT

12.1.

Appointment, Authority and Duties of Agent

12.2.

Agreements Regarding Collateral and Field Examination Reports

12.3.

Reliance By Agent

12.4.

Action Upon Default

12.5.

Ratable Sharing

12.6.

Indemnification of Agent Indemnitees

12.7.

Limitation on Responsibilities of Agent

12.8.

Successor Agent and Co-Agents

12.9.

Due Diligence and Non-Reliance

12.10.

Replacement of Certain Lenders

12.11.

Remittance of Payments and Collections

12.12.

Agent in its Individual Capacity

12.13.

Agent Titles

12.14.

No Third Party Beneficiaries

Section 13.

BENEFIT OF AGREEMENT; ASSIGNMENTS AND PARTICIPATIONS

13.1.

Successors and Assigns

13.2.

Participations

13.3.

Assignments

13.4.

Tax Treatment

13.5.

Representation of Lenders

Section 14.

MISCELLANEOUS

14.1.

Consents, Amendments and Waivers

14.2.

Indemnity

14.3.

Notices and Communications

14.4.

Performance of Borrowers' Obligations

14.5.

Credit Inquiries

14.6.

Severability

14.7.

Cumulative Effect; Conflict of Terms

14.8.

Counterparts; Facsimile Signatures

14.9.

Entire Agreement

14.10.

Obligations of Credit Parties Several

14.11.

Confidentiality

14.12.

[Reserved]

14.13.

GOVERNING LAW

14.14.

Consent to Forum

14.15.

Waivers by Borrowers

14.16.

PATRIOT Act Notice

LIST OF EXHIBITS AND SCHEDULES

Exhibit A

Form of Revolver Note

Exhibit B

Form of Term Loan Note

Exhibit C

Assignment and Acceptance

Exhibit D

Assignment Notice

Exhibit E

Form of Compliance Certificate

Schedule 1.1

Commitments of Lenders

Schedule 8.5

Deposit Accounts

Schedule 8.6.1

Business Locations

Schedule 9.1.4

Names and Capital Structure

Schedule 9.1.5

Former Names and Companies

Schedule 9.1.12

Patents, Trademarks, Copyrights and Licenses

Schedule 9.1.15

Environmental Matters

Schedule 9.1.16

Restrictive Agreements

Schedule 9.1.17

Litigation

Schedule 9.1.19

Pension Plans

Schedule 9.1.21

Labor Contracts

Schedule 10.2.2

Existing Liens

Schedule 10.2.17

Existing Affiliate Transactions

-#-

LOAN AND SECURITY AGREEMENT

THIS LOAN AND SECURITY AGREEMENT is dated as of November 9, 2006, among BAIRNCO CORPORATION, a Delaware corporation ("Bairnco"), ARLON, INC., a Delaware corporation ("Arlon"), KASCO CORPORATION, a Delaware corporation ("Kasco"), BERTRAM & GRAF GmbH, a Gesellschaft mit beschränkter Haftung organized under the laws of the Federal Republic  of Germany ("German Borrower"), ATLANTIC SERVICE CO. LTD, a corporation organized under the laws of Canada ("Canadian Borrower"), ATLANTIC SERVICE CO. (UK) LTD., an English company ("UK Borrower"), EUROKASCO S.A., a société anonyme organized under the laws of France ("French Borrower"; and together with Bairnco, Arlon, Kasco, German Borrower and Canadian Borrower, collectively, "Borrowers"), the financial institutions party to this Agreement from time to time as lenders (collectively, "Lenders"), and BANK OF AMERICA, N.A., a national banking association, individually as a Lender and as Issuing Bank and in its capacity as agent for the Lenders (together with its successors in such capacity, "Agent").

R E C I T A L S:

Borrowers have requested that Lenders make available a credit facility, to be used by Borrowers to finance their mutual and collective business enterprise.  Lenders are willing to provide such credit facility on the terms and conditions set forth in this Agreement.

NOW, THEREFORE, for valuable consideration hereby acknowledged, the parties agree as follows:

SECTION 1.

DEFINITIONS; RULES OF CONSTRUCTION

1.1.

Definitions.

  As used herein, the following terms have the meanings set forth below:

Account - as defined in the UCC, including all rights to payment for goods sold or leased, or for services rendered.

Account Debtor - a Person who is obligated under an Account, Chattel Paper or General Intangible.

Accounts Formula Amount - 85% (or such lesser percentage as Agent may in its discretion determine from time to time) of the Value of Eligible Accounts.

Acquired Residential Properties - those proceeds of Real Estate acquired by Southern Saw Acquisition Corporation in the Asset Purchase that are described on Schedule 1.1B.

Adjusted LIBOR - for any Interest Period, with respect to LIBOR Loans, the per annum rate of interest (rounded upward, if necessary, to the nearest 1/8th of 1%) appearing on Telerate Page 3750, or if such page is unavailable, the Reuters Screen LIBO Page (or any successor page of either, as applicable), as the London interbank offered rate for deposits in Dollars (or Canadian Dollars, Euro or Pounds Sterling, as applicable, for each Foreign Currency Loan) at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; provided, however, if the Reuters Screen LIBO Page is used and more than one rate is shown on such page, the applicable rate shall be the arithmetic mean thereof.  If for any reason none of the foregoing rates is available, the Offshore Base Rate shall be the rate per annum determined by Agent as the rate of interest at which Dollar deposits in the approximate amount of the applicable LIBOR Loan would be offered to major banks in the offshore Dollar (or Canadian Dollars, Euro or Pounds Sterling, as applicable, for each Foreign Currency Loan) market at or about 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period.  If the Board of Governors or other governmental or regulatory body, including the Bank of England or the European Central Bank, shall impose a Reserve Percentage with respect to LIBOR deposits, then Adjusted LIBOR shall equal the amount determined above, divided by 1 minus the Reserve Percentage.

Affiliate - with respect to any Person, another Person (a) who directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such first Person; (b) who beneficially owns 10% or more of the voting securities or any class of Equity Interests of such first Person; (c) at least 10% of whose voting securities or any class of Equity Interests is beneficially owned, directly or indirectly, by such first Person; or (d) who is an officer, director, partner or managing member of such first Person; provided, however, that for purposes of this Agreement, Steel Partners II, LLP, which has made a tender offer for the stock of Bairnco, is not an Affiliate of Borrower.  "Control" means the possession, directly or indirectly, of the power to direct or cause direction of the management and policies of a Person, whether through ownership of Equity Interests, by contract or otherwise.

Agent Indemnitees - Agent and its officers, directors, employees, Affiliates, agents and attorneys.

Agent Professionals - attorneys, accountants, appraisers, auditors, business valuation experts, environmental engineers or consultants, turnaround consultants, and other professionals and experts retained by Agent.

Allocable Amount - as defined in Section 5.12.3.

Anti-Terrorism Laws - any laws relating to terrorism or money laundering, including the PATRIOT Act.

Applicable Law - all laws, rules, regulations and governmental guidelines applicable to the Person, conduct, transaction, agreement or matter in question, including all applicable statutory law, common law and equitable principles, and all provisions of constitutions, treaties, statutes, rules, regulations, orders and decrees of Governmental Authorities.

Applicable Margin - with respect to any Type of Loan, the margin set forth below, as determined by the Leverage Ratio for the last Fiscal Quarter:

Level	Leverage Ratio	Base Rate Revolver Loans	LIBOR Revolver Loans	Base Rate Term Loans	LIBOR Term Loans	Letter of Credit Fee
I	< 1.0 to 1.0	0.00%	1.00%	0.00%	1.25%	0.75%
II	> 1.0 < 1.5	0.00%	1.25%	0.00%	1.50%	1.00%
III	> 1.5 < 2.0	0.00%	1.50%	0.00%	1.75%	1.25%
IV	> 2.0 to 1.0	0.00%	1.75%	0.00%	2.00%	1.50%

Until Agent's receipt pursuant to Section 10.1.2 of the financial statements and corresponding Compliance Certificate for the Fiscal Quarter ended September 30, 2006, margins shall be determined as if Level III were applicable.  Thereafter, the margins shall be subject to increase or decrease upon receipt by Agent pursuant to Section 10.1.2 of the financial statements and corresponding Compliance Certificate for the last Fiscal Quarter, which change shall be effective on the first Business Day of the calendar month following receipt.  If, by the first Business Day of a month, any financial statements and Compliance Certificate due in the preceding month have not been received, then the margins shall be determined as if Level IV were applicable, from such day until the first Business Day of the calendar month following actual receipt.  If the current Borrowing Base Certificate, applicable financial statements and Compliance Certificate of Borrowers are not received by Agent by the date required pursuant to Section 10.1.3, Agents and Lenders shall be entitled to accrue and receive (and Borrowers shall be obligated to pay) interest at the Default Rate to the extent authorized by Section 3.1.

Approved Credit Enhancement - with respect to an Account of a Borrower, in Agent’s discretion and at its option, an irrevocable letter of credit that is in form and substance acceptable to Agent, issued or confirmed by a bank acceptable to Agent, and payable at a place of payment within the jurisdiction of such Borrower, the proceeds of which letter of credit are assigned to Agent for the benefit of Lenders (with such assignment acknowledged by the issuing or confirming bank) or, if so requested by Agent, duly transferred to Agent for the benefit of Lenders (together with sufficient documentation to permit direct draws under any such letter of credit by Agent for the benefit of Lenders).

Approved Fund - any Person (other than a natural person) that is engaged in making, holding or investing in extensions of credit in its ordinary course of business and is administered or managed by a Lender, an entity that administers or manages a Lender, or an Affiliate of either.

Asset Disposition - a sale, lease, license, consignment, transfer or other disposition of Property of an Obligor, including a disposition of Property in connection with a sale-leaseback transaction or synthetic lease.

Asset Purchase - the purchase by Kasco or a Subsidiary of Kasco of substantially all of the assets of Sellers in accordance with the Asset Purchase Agreement.

Asset Purchase Agreement - the Asset Purchase Agreement among Sellers, Southern Saw Acquisition Corporation, a wholly-owned Subsidiary of Kasco, and Kasco, dated October 11, 2006.

Assignment and Acceptance - an assignment agreement between a Lender and Eligible Assignee, in the form of Exhibit C.

Availability - determined as of any date, the amount that Borrowers are entitled to borrow as Revolver Loans, being the Borrowing Base minus the principal balance of all Revolver Loans.

Availability Reserve - on any date, an amount equal to the sum of the following and calculated in such currency as Agent may determine to be appropriate in its discretion (without duplication):  (a) the Inventory Reserve; (b) the Rent and Charges Reserve; (c) the LC Reserve; (d) the Bank Product Reserve; (e) the Dilution Reserve; (f) all accrued Royalties, whether or not then due and payable by a Borrower; (g) the aggregate amount of Foreign Currency Loans outstanding on such date; (h) the MED Rejection Reserve; (i) the aggregate amount of liabilities secured by Liens upon Collateral that are senior to Agent's Liens (but imposition of any such reserve shall not waive an Event of Default arising therefrom); and (j) such additional reserves, in such amounts and with respect to such matters, as Agent in its Credit Judgment may elect to impose from time to time.

Average Revolver Loan Balance - for any period and with respect to any Borrower, the Dollar Equivalent of the amount obtained by adding the unpaid balance of Revolver Loans and the LC Obligations of such Borrower at the end of each day for the period in question and by dividing such sum by the number of days in such period.

Bank of America - Bank of America, N.A., a national banking association, and its successors and assigns.

Bank of America Indemnitees - Bank of America and its officers, directors, employees, Affiliates, agents and attorneys.

Bank Product - any of the following products, services or facilities extended to any Borrower or Subsidiary by Bank of America or any of its Affiliates: (a) Cash Management Services; (b) products under Hedging Agreements; (c) commercial credit card and merchant card services; and (d) leases and other banking products or services as may be requested by any Borrower or Subsidiary, other than Letters of Credit.

Bank Product Debt - Debt and other obligations of an Obligor relating to Bank Products.

Bank Product Reserve - the aggregate amount of reserves established by Agent from time to time in its discretion in respect of Bank Product Debt.

Bankruptcy Code - Title 11 of the United States Code.

Base Rate - the rate of interest announced by Bank of America from time to time as its prime rate.  Such rate is a reference rate only and Bank of America may make loans or other extensions of credit at, above or below it.  Any change in the prime rate announced by Bank of America shall take effect at the opening of business on the effective date specified in the public announcement of the change.

Base Rate Loan - any Loan that bears interest based on the Base Rate.

Base Rate Revolver Loan - a Revolver Loan that bears interest based on the Base Rate.

Board of Governors - the Board of Governors of the Federal Reserve System.

Borrowed Money - with respect to any Obligor, without duplication, its (a) Debt that (i) arises from the lending of money by any Person to such Obligor, (ii) is evidenced by notes, drafts, bonds, debentures, credit documents or similar instruments, (iii) accrues interest or is a type upon which interest charges are customarily paid (excluding trade payables owing in the Ordinary Course of Business), or (iv) was issued or assumed as full or partial payment for Property; (b) Capital Leases; (c) reimbursement obligations with respect to letters of credit; and (d) guaranties of any Debt of the foregoing types owing by another Person.

Borrower Agent - as defined in Section 4.4.

Borrowing - a group of Loans of one Type that are made on the same day or are converted into Loans of one Type on the same day.

Borrowing Base - on any date of determination, an amount equal to the lesser of (a) the aggregate amount of Revolver Commitments, minus the LC Reserve; or (b) the sum of the Accounts Formula Amount, plus the Inventory Formula Amount, minus the Availability Reserve.

Borrowing Base Certificate - a certificate, in form and substance satisfactory to Agent, by which Borrowers certify calculation of the Borrowing Base.

Business Day - any day (a) excluding Saturday, Sunday and any other day on which banks are permitted to be closed under the laws of the States of North Carolina and Georgia; and (b) when used with reference to a LIBOR Loan, also excluding any day on which banks do not conduct dealings in Dollar deposits on the London interbank market.

Calculation Date - as defined in Section 5.11.1.

Canadian Dollar or Cdn$ - the lawful currency of Canada.

Capital Adequacy Regulation - any law, rule, regulation, guideline, request or directive of any central bank or other Governmental Authority, whether or not having the force of law, regarding capital adequacy of a bank or any Person controlling a bank.

Capital Expenditures - all liabilities incurred, expenditures made or payments due (whether or not made) by a Borrower or Subsidiary for the acquisition of any fixed assets, or any improvements, replacements, substitutions or additions thereto with a useful life of more than one year, including the principal portion of Capital Leases.

Capital Lease - any lease that is required to be capitalized for financial reporting purposes in accordance with GAAP.

Cash Collateral - cash, and any interest or other income earned thereon, that is delivered to Agent to Cash Collateralize any Obligations.

Cash Collateral Account - a demand deposit, money market or other account established by Agent at such financial institution as Agent may select in its discretion, which account shall be subject to Agent's Liens for the benefit of Secured Parties.

Cash Collateralize - the delivery of cash to Agent, as security for the payment of Obligations, in an amount equal to (a) with respect to LC Obligations, 105% of the aggregate LC Obligations, and (b) with respect to any inchoate or contingent Obligations (including Obligations arising under Bank Products), Agent's good faith estimate of the amount due or to become due, including all fees and other amounts relating to such Obligations.  "Cash Collateralization" has a correlative meaning.

Cash Equivalents - (a) marketable obligations issued or unconditionally guaranteed by, and backed by the full faith and credit of, the United States government, maturing within 12 months of the date of acquisition; (b) certificates of deposit, time deposits and bankers' acceptances maturing within 12 months of the date of acquisition, and overnight bank deposits, in each case which are issued by a commercial bank organized under the laws of the United States or any state or district thereof, rated A-1 (or better) by S&P or P-1 (or better) by Moody's at the time of acquisition, and (unless issued by a Lender) not subject to offset rights; (c) repurchase obligations with a term of not more than 30 days for underlying investments of the types described in clauses (a) and (b) entered into with any bank meeting the qualifications specified in clause (b); (d) commercial paper rated A-1 (or better) by S&P or P-1 (or better) by Moody's, and maturing within nine months of the date of acquisition; and (e) shares of any money market fund that has substantially all of its assets invested continuously in the types of investments referred to above, has net assets of at least $500,000,000 and has the highest rating obtainable from either Moody's or S&P.

Cash Management Services - any services provided from time to time by Bank of America or any of its Affiliates to any Borrower or Subsidiary in connection with operating, collections, payroll, trust, or other depository or disbursement accounts, including automatic clearinghouse, controlled disbursement, depository, electronic funds transfer, information reporting, lockbox, stop payment, overdraft and/or wire transfer services.

CERCLA - the Comprehensive Environmental Response Compensation and Liability Act (42 U.S.C. § 9601 et seq.).

Change of Control - (a) Bairnco ceases to own and control, beneficially and of record, directly or indirectly, all Equity Interests in all other Borrowers; (b) a change in the majority of directors of Bairnco, unless approved by the then majority of directors; (c) all or substantially all of a Borrower's assets are sold or transferred, other than sale or transfer to another Borrower; or (d) any Person or related group of Persons acquires by way of a purchase, merger, consolidation or other business combination 66 ⅔% of the Equity Interests entitled to vote in the election of directors of a Borrower.

Chattel Paper - as defined in the UCC.

Claims - all liabilities, obligations, losses, damages, penalties, judgments, proceedings, costs and expenses of any kind (including remedial response costs, reasonable attorneys' fees and Extraordinary Expenses) at any time (including after Full Payment of the Obligations, resignation or replacement of Agent, or replacement of any Lender) incurred by or asserted against any Indemnitee in any way relating to (a) any Loan Documents or transactions relating thereto, (b) any action taken or omitted to be taken by any Indemnitee in connection with any Loan Documents, (c) the existence or perfection of any Liens, or realization upon any Collateral, (d) exercise of any rights or remedies under any Loan Documents or Applicable Law, or (e) failure by any Obligor to perform or observe any terms of any Loan Document, in each case including all costs and expenses relating to any investigation, litigation, arbitration or other proceeding (including an Insolvency Proceeding or appellate proceedings), whether or not the applicable Indemnitee is a party thereto.

Closing Date - as defined in Section 6.1.

Coated Adhesive Film Inventory - Inventory consisting of rolls of coated adhesive film that is produced by the Adhesive Films Division of Arlon and that would be finished goods but for the completion of cutting of such film to customers' specifications.

Collateral - all Property described in Section 7.1, all Property described in any Security Documents as security for any Obligations, and all other Property that now or hereafter secures (or is intended to secure) any Obligations.

Commercial Tort Claim - as defined in the UCC.

Commitment - with respect to the commitment of a Lender to fund Revolver Loans or the Term Loan or to participate in LC Obligations, the amount of the commitment of such Lender as shown on the signature pages hereof or Schedule 1.1 from time to time (as the same may be modified from time to time as a result of such Lender's consummation of an assignment pursuant to an Assignment and Acceptance); and the term "Commitments" means the commitments hereunder of all Lenders.

Commitment Termination Date - the earliest to occur of (a) the Revolver Termination Date; (b) the date on which Borrowers terminate the Revolver Commitments pursuant to Section 2.1.4; or (c) the date on which the Revolver Commitments are terminated pursuant to Section 11.2.

Commonwealth Jurisdiction - Australia, Guam, New Zealand, Puerto Rico, the Virgin Islands and the United Kingdom.

Compliance Certificate - a certificate, substantially in the form of Exhibit E by which Borrowers certify compliance with Section 10.3 and calculate the Fixed Charge Coverage Ratio and the applicable level for the Applicable Margin.

Contingent Obligation - any obligation of a Person arising from a guaranty, indemnity or other assurance of payment or performance of any Debt, lease, dividend or other obligation ("primary obligations") of another obligor ("primary obligor") in any manner, whether directly or indirectly, including any obligation of such Person under any (a) guaranty, endorsement, co-making or sale with recourse of an obligation of a primary obligor; (b) obligation to make take-or-pay or similar payments regardless of nonperformance by any other party to an agreement; and (c) arrangement (i) to purchase any primary obligation or security therefor, (ii) to supply funds for the purchase or payment of any primary obligation, (iii) to maintain or assure working capital, equity capital, net worth or solvency of the primary obligor, (iv) to purchase Property or services for the purpose of assuring the ability of the primary obligor to perform a primary obligation, or (v) otherwise to assure or hold harmless the holder of any primary obligation against loss in respect thereof.  The amount of any Contingent Obligation shall be deemed to be the stated or determinable amount of the primary obligation (or, if less, the maximum amount for which such Person may be liable under the instrument evidencing the Contingent Obligation) or, if not stated or determinable, the maximum reasonably anticipated liability with respect thereto.

Credit Judgment - Agent's judgment exercised in good faith, based upon its consideration of any factor that it believes (a) could adversely affect the quantity, quality, mix or value of Collateral (including any Applicable Law that may inhibit collection of an Account), the enforceability or priority of Agent's Liens, or the amount that Agent and Lenders could receive in liquidation of any Collateral; (b) suggests that any collateral report or financial information delivered by any Obligor is incomplete, inaccurate or misleading in any material respect; (c) materially increases the likelihood of any Insolvency Proceeding involving an Obligor; or (d) creates or could result in a Default or Event of Default.  In exercising such judgment, Agent may consider any factors that could increase the credit risk of lending to Borrowers on the security of the Collateral.

Credit Party - the Agent, a Lender or the Issuing Bank; and Credit Parties means Agent, Lenders and Issuing Banks.

CWA - the Clean Water Act (33 U.S.C. §§ 1251 et seq.).

Debt - as applied to any Person, without duplication, (a) all items that would be included as liabilities on a balance sheet in accordance with GAAP, including Capital Leases, but excluding trade payables incurred and being paid in the Ordinary Course of Business; (b) all Contingent Obligations; (c) all reimbursement obligations in connection with letters of credit issued for the account of such Person; and (d) in the case of a Borrower, the Obligations.  The Debt of a Person shall include any recourse Debt of any partnership in which such Person is a general partner or joint venturer.

Default - an event or condition that, with the lapse of time or giving of notice, would constitute an Event of Default.

Default Rate - for any Obligation (including, to the extent permitted by law, interest not paid when due), 2% plus the interest rate otherwise applicable thereto.

Deposit Account - as defined in the UCC.

Deposit Account Control Agreements - the Deposit Account control agreements to be executed by each institution maintaining a Deposit Account for a Borrower, in favor of Agent, for the benefit of Secured Parties, as security for the Obligations.

Dilution - for any period with respect to any Borrower, the fraction, expressed as a percentage, the numerator of which is the aggregate amount of reductions in the Accounts of such Borrower for such period other than by reason of Dollar (or equivalent currency) for Dollar (or equivalent currency) cash payment and the denominator of which is the aggregate Dollar (or equivalent currency) amount of the sales of such Borrower for such period.

Dilution Reserve - on any date of determination, a reserve established and revised from time to time by Agent in its discretion in such amount as Agent may reasonably determine reflects the Dilution as of any date with respect to the Accounts of any Borrower for the immediately preceding 12-month period, to the extent such Dilution exceeds 5%.

Distribution - any declaration or payment of a distribution, interest or dividend on any Equity Interest (other than payment-in-kind); any distribution, advance or repayment of Debt to a holder of Equity Interests; or any purchase, redemption, or other acquisition or retirement for value of any Equity Interest.

Distribution Conditions - each of the following conditions, the satisfaction of each of which shall be satisfactory to Agent in its sole discretion:

(i)

No Default or Event of Default shall exist at the time of a Distribution or result therefrom;

(ii)

Borrower shall be Solvent at the time of, and after giving effect to, any such Distribution; and

(iii)

Borrower shall have delivered a Compliance Certificate to Agent at least 5 days prior to such Distribution that reflects the pro forma compliance by Borrower with the financial covenant set forth in Section 10.3 of this Agreement.

Document - as defined in the UCC.

Dollar Equivalent - on any date, with respect to any amount denominated in Dollars, such amount in Dollars, and with respect to any stated amount in a currency other than Dollars, the amount of Dollars that Agent determines (which determination shall be conclusive and binding absent manifest error) would be necessary to be sold on such date at the applicable Exchange Rate to obtain the stated amount of the other currency.

Dollars - lawful money of the United States.

Dominion Account - a special account established by Borrowers at Bank of America or another bank acceptable to Agent, over which Agent has exclusive control for withdrawal purposes.

EBITDA - determined on a consolidated basis for Borrowers and Subsidiaries, net income, calculated before interest expense, provision for income taxes, depreciation and amortization expense, gains or losses arising from the sale of capital assets, gains or losses arising from the write-up or write-down of assets, and any extraordinary gains or losses (in each case, to the extent included in determining net income); provided, that, for each Fiscal Month ended prior to the Closing Date, EBITDA shall be determined on a pro forma basis by including Sellers' Adjusted EBITDA for such Fiscal Month (subject to Agent's satisfaction with Sellers' financial reporting).

Eligible Account - an Account owing to a Borrower that arises in the Ordinary Course of Business of such Borrower from the sale of Inventory or the rendition of services or, in the case of Kasco and its Subsidiaries, from the rental of Equipment, is subject to Agent's duly perfected, enforceable and first priority Lien, is payable in Dollars is collected by a Borrower in the United States and is deemed by Agent, in its Credit Judgment, to be an Eligible Account.  Without limiting the foregoing, no Account shall be an Eligible Account if (a) it is unpaid for more than 60 days after the original due date, or it is due or unpaid more than 150 days after the original invoice date; provided that the aggregate amount of Availability attributable at any time to Accounts due or unpaid more than 90 days but less than 151 days after the original invoice date shall not exceed $2,500,000; (b) 50% or more of the Accounts owing by the Account Debtor are not deemed Eligible Accounts under the foregoing clause; (c) when aggregated with other Accounts owing by the Account Debtor, it exceeds 10% of the aggregate Eligible Accounts (or such higher percentage as Agent may establish for the Account Debtor from time to time); (d) it does not conform with a covenant or representation herein; (e) it is owing by a creditor or supplier, or is otherwise subject to a potential offset, counterclaim, dispute, deduction, discount, recoupment, reserve, defense, chargeback, credit or allowance (but ineligibility shall be limited to the amount thereof); (f) an Insolvency Proceeding has been commenced by or against the Account Debtor; or the Account Debtor has failed, has suspended or ceased doing business, is liquidating, dissolving or winding up its affairs, or is not Solvent; (g) it arises from a sale by a U.S. Borrower to an Account Debtor that has its principal office, assets or place of business outside of the United States or Canada, except to the extent that (i) the sale is supported or secured by an Approved Credit Enhancement, or (ii) the sale is by a U.S. Borrower or a U.S. Subsidiary of a U.S. Borrower to an Account Debtor that has its principal place of business in a Commonwealth Jurisdiction or in a Select Foreign Jurisdiction; provided that the aggregate amount of Availability attributable at any time to Accounts owed by such Account Debtors in Select Foreign Jurisdictions shall not exceed $3,000,000; (h) the Account Debtor is any department, agency or instrumentality of any country or of the United States of America, unless the applicable Borrower is not prohibited from assigning the Account and does assign its right to payment of such Account to an Agent, in a manner satisfactory to Agent, so as to comply with the Assignment of Claims Act of 1940 (31 U.S.C. §3727 and 41 U.S.C. §15) or other Applicable Law, or the Account Debtor is a state, province, territory, county or municipality, or a political subdivision or agency thereof and Applicable Law disallows or restricts an assignment of Accounts on which it is the Account Debtor; (i) the Account Debtor is located in any jurisdiction which imposes conditions on the right of a creditor to collect accounts receivable unless the applicable Borrower has either qualified to transact business in such jurisdiction as a foreign entity or filed a Notice of Business Activities Report or other required report with the appropriate officials in those jurisdictions for the then current year; (j) the Account Debtor is located in a jurisdiction in which such Borrower is deemed to be doing business under the laws of such jurisdiction and which denies creditors access to its courts in the absence of qualification to transact business in such jurisdiction or of the filing of any reports with such jurisdiction, unless such Borrower has qualified as a foreign entity authorized to transact business in such jurisdiction or has filed all required reports; (k) the Account is subject to a Lien other than a Permitted Lien or is subject to any revendication, repossession (or retention of title rights of unpaid suppliers to a Borrower unless an Availability Reserve has been established by Agent); (l) the goods giving rise to it have not been delivered to and accepted by the Account Debtor, the services giving rise to it have not been accepted by the Account Debtor, or it otherwise does not represent a final sale; (m) it is evidenced by Chattel Paper or an Instrument of any kind, or has been reduced to judgment; (n) its payment has been extended, the Account Debtor has made a partial payment, or it arises from a sale on a cash-on-delivery basis; (o) the Account represents a progress billing or a retainage or arises from a sale to an Affiliate of a Borrower, or a Person controlled by an Affiliate of a Borrower, or from a sale on a bill-and-hold, guaranteed sale, sale-or-return, sale-on-approval, consignment, or other repurchase or return basis; (p) such Borrower has made any agreement with the Account Debtor for any deduction therefrom, except for discounts or allowances which are made in the Ordinary Course of Business for prompt payment and which discounts or allowances are reflected in the calculation of the face value of each invoice related to such Account; (q) such Borrower has made an agreement with the Account Debtor to extend the time of payment thereof; (r) the Account represents, in whole or in part, a billing for interest, fees or late charges, provided that such Account shall be ineligible only to the extent of the amount of such billing; (s) it arises from the sale of Inventory that is not Eligible Inventory pursuant to clause (b) of the definition of "Eligible Inventory"; and (t) it arises from a retail sale (including online sales) of Inventory to a Person who is purchasing the same primarily for personal, family or household purposes.  In calculating delinquent portions of Accounts under clauses (a) and (b), credit balances more than 90 days old will be excluded.

Eligible Assignee - a Person that is (a) a Lender, U.S.-based Affiliate of a Lender or Approved Fund; (b) any other financial institution approved by Agent and Borrower Agent (which approval by Borrower Agent shall not be unreasonably withheld or delayed, and shall be deemed given if no objection is made within two Business Days after notice of the proposed assignment), that is organized under the laws of the United States or any state or district thereof, has total assets in excess of $5 billion, extends asset-based lending facilities in its ordinary course of business and whose becoming an assignee would not constitute a prohibited transaction under Section 4975 of ERISA or any other Applicable Law; and (c) during any Event of Default, any Person acceptable to Agent in its discretion.

Eligible Inventory - Inventory owned by a U.S. Borrower that Agent, in its Credit Judgment, deems to be Eligible Inventory.  Without limiting the foregoing, no Inventory shall be Eligible Inventory unless it (a) is finished goods, raw materials or Coated Adhesive Films Inventory, and not other work-in-process, sub-assembled product, packaging or shipping materials, labels, samples, display items, bags, replacement parts (other than replacement parts held for sale by Kasco or its Subsidiaries in the Ordinary Course of Business) or manufacturing supplies; (b) is not held on consignment, nor subject to any deposit or downpayment; (c) is in new and saleable condition and is not damaged, defective, shopworn or otherwise unfit for sale; (d) is not slow-moving, obsolete or unmerchantable, and does not constitute returned or repossessed goods; (e) meets all standards imposed by any Governmental Authority; (f) conforms with the covenants and representations herein; (g) is subject to Agent's duly perfected, first priority Lien, and no other Lien; (h) is within the continental United States or Canada, is not in transit except between locations of U.S. Borrowers, and is not consigned to any Person; (i) is not subject to any warehouse receipt or negotiable Document; (j) is not subject to any License or other arrangement that restricts such Borrower's or Agent's right to dispose of such Inventory, unless Agent has received an appropriate Lien Waiver; (k) is not located on leased premises or in the possession of a warehouseman, processor, repairman, mechanic, shipper, freight forwarder or other Person, unless the lessor or such Person has delivered a Lien Waiver or an appropriate Rent and Charges Reserve has been established; and (l) is reflected in the details of a current perpetual inventory report.

Enforcement Action - any action to enforce any Obligations or Loan Documents or to realize upon any Collateral (whether by judicial action, self-help, notification of Account Debtors, exercise of setoff or recoupment, or otherwise).

Environmental Agreement - each agreement of Borrowers with respect to any Real Estate subject to a Mortgage, pursuant to which Borrowers agree to indemnify and hold harmless Agent and Lenders from liability under any Environmental Laws.

Environmental Laws - all Applicable Laws (including all programs, permits and guidance promulgated by regulatory agencies), relating to public health (but excluding occupational safety and health, to the extent regulated by OSHA or similar foreign Governmental Authority) or the protection or pollution of the environment, including CERCLA, RCRA and CWA.

Environmental Notice - a notice (whether written or oral) from any Governmental Authority or other Person of any possible noncompliance with, investigation of a possible violation of, litigation relating to, or potential fine or liability under any Environmental Law, or with respect to any Environmental Release, environmental pollution or hazardous materials, including any complaint, summons, citation, order, claim, demand or request for correction, remediation or otherwise.

Environmental Property Transfer Act - any applicable laws that condition, restrict, prohibit or require any notification or disclosure triggered by the transfer, sale, lease or closure of any property, deed or title for any property for environmental reasons, including any so-called "Environmental Cleanup Responsibility Acts" or "Responsible Transfer Acts."

Environmental Release - a release as defined in CERCLA or under any other Environmental Law.

Equipment - as defined in the UCC, including all machinery, apparatus, equipment, fittings, furniture, fixtures, motor vehicles and other tangible personal Property (other than Inventory), and all parts, accessories and special tools therefor, and accessions thereto.

Equity Interest - the interest of any (a) shareholder in a corporation, (b) partner in a partnership (whether general, limited, limited liability or joint venture), (c) member in a limited liability company, or (d) other Person having any other form of equity security or ownership interest.

ERISA - the Employee Retirement Income Security Act of 1974.

Euro or €  - the lawful currency of the participating countries of the European Economic and Monetary Union that adopted a single currency in accordance with the Maastricht Treaty.

Event of Default - as defined in Section 11.

Excess Amount - as defined in Section 5.11.3.

Exchange Rate - on any date, (i) with respect to Canadian Dollars, Pounds Sterling or Euro in relation to Dollars, the spot rate as quoted by Bank of America at its noon spot rate at which Dollars are offered on such date for Canadian Dollars, Pounds Sterling or Euro, as applicable, and (ii) with respect to Dollars in relation to Canadian Dollars, Pounds Sterling or Euro, the spot rate as quoted by Bank of America at its noon spot rate at which Canadian Dollars, Pounds Sterling or Euro, as applicable, are offered on such date for Dollars.

Excluded Tax - Tax on the overall net income or gross receipts of a Lender imposed by the jurisdiction in which such Lender's principal executive office is located.

Extraordinary Expenses - all costs, expenses or advances that Agent may incur during a Default or Event of Default, or during the pendency of an Insolvency Proceeding of an Obligor, including those relating to (a) any audit, inspection, repossession, storage, repair, appraisal, insurance, manufacture, preparation or advertising for sale, sale, collection, or other preservation of or realization upon any Collateral; (b) any action, arbitration or other proceeding (whether instituted by or against Agent, any Lender, any Obligor, any representative of creditors of an Obligor or any other Person) in any way relating to any Collateral (including the validity, perfection, priority or avoidability of Agent's Liens with respect to any Collateral), Loan Documents or Obligations, including any lender liability or other Claims; (c) the exercise, protection or enforcement of any rights or remedies of Agent in, or the monitoring of, any Insolvency Proceeding; (d) settlement or satisfaction of any taxes, charges or Liens with respect to any Collateral; (e) any Enforcement Action; (f) negotiation and documentation of any modification, waiver, workout, restructuring or forbearance with respect to any Loan Documents or Obligations; or (g) Protective Advances.  Such costs, expenses and advances include transfer fees, taxes, storage fees, insurance costs, permit fees, utility reservation and standby fees, legal fees, appraisal fees, brokers' fees and commissions, auctioneers' fees and commissions, accountants' fees, environmental study fees, wages and salaries paid to employees of any Obligor or independent contractors in liquidating any Collateral, and travel expenses.

Fiscal Month - each of the twelve (12) consecutive four- or five- week periods beginning on the first day of the Fiscal Year, in the pattern 4, 4, 5 within a Fiscal Quarter, except that the fourth Fiscal Quarter shall always end on December 31, regardless of when it begins.

Fiscal Quarter - each period of three consecutive Fiscal Months in each Fiscal Year, the first of which Fiscal Quarters commences on January 1 of each Fiscal Year and the last of which Fiscal Quarters ends on December 31 of each Fiscal Year.

Fiscal Year - the fiscal year of Borrowers and Subsidiaries for accounting and tax purposes, ending on December 31 of each year.

Fixed Charge Coverage Ratio - the ratio, determined on a consolidated basis for Borrowers and Subsidiaries for the most recent twelve Fiscal Months, of (a) EBITDA minus Capital Expenditures (except those financed with Borrowed Money other than Revolver Loans) and cash taxes paid, to (b) Fixed Charges; provided that, for purposes of calculating the Fixed Charge Coverage Ratio for any Fiscal Month ended prior to the Closing Date, there shall be excluded (i) all Distributions made prior to the Closing Date; and (ii) the aggregate amount of Capital Expenditures related to Borrowers' Chinese facility made prior to the Closing Date.

Fixed Charges - for any period, the sum of interest expense (other than payment-in-kind), scheduled principal payments on Borrowed Money, and Distributions made, determined as of the last day of such period for Borrowers and Subsidiaries on a consolidated basis; provided that, for each Fiscal Month ending after the Closing Date, through and including the Fiscal Month ending September 30, 2007, interest expense and scheduled principal payments on Borrowed Money shall be deemed to be an amount calculated by adding the sum of all such interest expense and principal payments made from the Closing Date through the date of determination, multiplying such sum by 365, and dividing the product by the number of days elapsed since the Closing Date.

FLSA - the Fair Labor Standards Act of 1938.

Foreign Currency - the Euro, the Pound Sterling or the Canadian Dollar.

Foreign Currency Borrower - the Canadian Borrower, the French Borrower, the German Borrower and the UK Borrower.

Foreign Currency Equivalent - at any time, with respect to any amount denominated in Dollars, the equivalent amount thereof in the applicable Foreign Currency as determined by Agent at such time on the basis of the Exchange Rate for the purchase of such Foreign Currency with Dollars.

Foreign Currency Loan - a Loan made or outstanding in a Foreign Currency.

Foreign Currency Loan Participation - as defined in Section 2.4.

Foreign Currency Loan Participation Fee  - as defined in Section 2.4.

Foreign Currency Loan Participation Settlement - as defined in Section 2.4.

Foreign Currency Loan Participation Settlement Amount - as defined in Section 2.4.

Foreign Currency Loan Participation Settlement Date - as defined in Section 2.4.

Foreign Currency Loan Participation Settlement Period - as defined in Section 2.4.

Foreign Currency Sublimit - on any date of determination, an amount equal to the Foreign Currency Equivalent of $3,000,000.  The Foreign Currency Sublimit is a sublimit within, and not an addition to, the Revolver Commitments.

Foreign Lender - any Lender that is organized under the laws of a jurisdiction other than the laws of the United States, or any state or district thereof.

Foreign Plan - any employee benefit plan or arrangement maintained or contributed to by any Obligor or Subsidiary that is not subject to the laws of the United States, or any employee benefit plan or arrangement mandated by a government other than the United States for employees of any Obligor or Subsidiary.

Foreign Subsidiary - a Subsidiary that is a "controlled foreign corporation" under Section 957 of the Internal Revenue Code, such that a guaranty by such Subsidiary of the Obligations or a Lien on the assets of such Subsidiary to secure the Obligations would result in material tax liability to Borrowers.

Full Payment - with respect to any Obligations, (a) the full and indefeasible cash payment thereof, including any interest, fees and other charges accruing during an Insolvency Proceeding (whether or not allowed in the proceeding); (b) if such Obligations are LC Obligations or inchoate or contingent in nature, Cash Collateralization thereof (or delivery of a standby letter of credit acceptable to Agent in its discretion, in the amount of required Cash Collateral); and (c) a release of any Claims of Obligors against Agent, Lenders and Issuing Bank arising on or before the payment date.  No Loans shall be deemed to have been paid in full until all Commitments related to such Loans have expired or been terminated.

Funded Foreign Currency Loan Participation - with respect to any Participating Foreign Currency Lender relating to Foreign Currency Loans funded by Bank of America, (i) the aggregate amount paid by such Participating Foreign Currency Lender to Bank of America pursuant to Section 2.4.2 in respect of such Participating Foreign Currency Lender’s participation in the principal amount of Foreign Currency Loans funded by Bank of America minus (ii) the aggregate amount paid to such Participating Foreign Currency Lender by Bank of America pursuant to Section 2.4.2 in respect of its participation in the principal amount of Foreign Currency Loans funded by Bank of America, excluding in each case any payments made in respect of interest accrued on the Foreign Currency Loans funded by Bank of America.  Bank of America’s Funded Foreign Currency Loan Participation in any Foreign Currency Loans funded by Bank of America shall be equal to the outstanding principal amount of such Foreign Currency Loans minus the total Funded Foreign Currency Loan Participations of all other Lenders therein.

GAAP - generally accepted accounting principles in the United States in effect from time to time.

General Intangibles - as defined in the UCC, including choses in action, causes of action, company or other business records, inventions, blueprints, designs, patents, patent applications, trademarks, trademark applications, trade names, trade secrets, service marks, goodwill, brand names, copyrights, registrations, licenses, franchises, customer lists, permits, tax refund claims, computer programs, operational manuals, internet addresses and domain names, insurance refunds and premium rebates, all rights to indemnification, and all other intangible Property of any kind.

Goods - as defined in the UCC.

Governmental Approvals - all authorizations, consents, approvals, licenses and exemptions of, registrations and filings with, and required reports to, all Governmental Authorities.

Governmental Authority - any federal, state, municipal, foreign or other governmental department, agency, commission, board, bureau, court, tribunal, instrumentality, political subdivision, or other entity or officer exercising executive, legislative, judicial, regulatory or administrative functions for or pertaining to any government or court, in each case whether associated with the United States, a state, district or territory thereof, or a foreign entity or government.

Guarantor Payment - as defined in Section 5.12.3.

Guarantors - each of the Subsidiaries listed on Schedule 1.1A and each other Person who guarantees payment or performance of any Obligations.

Guaranty - each guaranty agreement executed by a Guarantor in favor of Agent.

Hedging Agreement - an agreement relating to any swap, cap, floor, collar, option, forward, cross right or obligation, or combination thereof or similar transaction, with respect to interest rate, foreign exchange, currency, commodity, credit or equity risk.

Indemnitees - Agent Indemnitees, Lender Indemnitees, Issuing Bank Indemnitees and Bank of America Indemnitees.

Initial Real Estate Assessment Costs - the first $50,000 in aggregate charges, costs and expenses of Agent in connection with appraisals of Real Estate and Equipment and environmental site assessments of Real Estate incurred before the Closing Date.

Insolvency Proceeding - any case or proceeding commenced by or against a Person under any state, federal or foreign law for, or any agreement of such Person to, (a) the entry of an order for relief under the Bankruptcy Code, or any other insolvency, debtor relief or debt adjustment law; (b) the appointment of a receiver, trustee, liquidator, administrator, conservator or other custodian for such Person or any part of its Property; or (c) an assignment or trust mortgage for the benefit of creditors.

Instrument - as defined in the UCC.

Insurance Assignment - each collateral assignment of insurance pursuant to which an Obligor assigns to Agent, for the benefit of Secured Parties, such Obligor's rights under key-man life, business interruption or other insurance policies as Agent deems appropriate, as security for the Obligations.

Intellectual Property - all intellectual and similar Property of a Person, including inventions, designs, patents, patent applications, copyrights, trademarks, service marks, trade names, trade secrets, confidential or proprietary information, customer lists, know-how, software and databases; all embodiments or fixations thereof and all related documentation, registrations and franchises; all books and records describing or used in connection with the foregoing; and all licenses or other rights to use any of the foregoing.

Intellectual Property Claim - any claim or assertion (whether in writing, by suit or otherwise) that a Borrower's or Subsidiary's ownership, use, marketing, sale or distribution of any Inventory, Equipment, Intellectual Property or other Property violates another Person's Intellectual Property.

Interest Period - as defined in Section 3.1.3.

Inventory - as defined in the UCC, including all goods intended for sale, lease, display or demonstration; all work in process; and all raw materials, and other materials and supplies of any kind that are or could be used in connection with the manufacture, printing, packing, shipping, advertising, sale, lease or furnishing of such goods, or otherwise used or consumed in a Borrower's business (but excluding Equipment).

Inventory Formula Amount - the lesser of (a) $9,000,000; or (b) 50% (or such lesser percentage as Agent may in its discretion determine from time to time) of the Value of Eligible Inventory.

Inventory Reserve - reserves established by Agent to reflect factors that may negatively impact the Value of Inventory, including change in salability, obsolescence, seasonality, theft, shrinkage, imbalance, change in composition or mix, markdowns and vendor chargebacks.

Investment - any acquisition of all or substantially all assets of a Person; any acquisition of record or beneficial ownership of any Equity Interests of a Person; or any advance or capital contribution to or other investment in a Person.

Investment Property - as defined in the UCC.

Issuing Bank - Bank of America or an Affiliate of Bank of America.

Issuing Bank Indemnitees - Issuing Bank and its officers, directors, employees, Affiliates, agents and attorneys.

Kasco Lockbox Account - the lockbox account at SunTrust Bank in the name of Kasco.

LC Application - an application by Borrower Agent to Issuing Bank for issuance of a Letter of Credit, in form and substance satisfactory to Issuing Bank.

LC Conditions - the following conditions necessary for issuance of a Letter of Credit: (a) each of the conditions set forth in Section 6; (b) after giving effect to such issuance, total LC Obligations do not exceed the Letter of Credit Subline, no Overadvance exists and, if no Revolver Loans are outstanding, the LC Obligations do not exceed the Borrowing Base (without giving effect to the LC Reserve for purposes of this calculation); (c) the expiration date of such Letter of Credit is (i) no more than 365 days from issuance, in the case of standby Letters of Credit, (ii) no more than 120 days from issuance, in the case of documentary Letters of Credit, and (iii) at least 20 Business Days prior to the Revolver Termination Date; (d) the Letter of Credit and payments thereunder are denominated in Dollars; and (e) the form of the proposed Letter of Credit is satisfactory to Agent and Issuing Bank in their discretion.

LC Documents - all documents, instruments and agreements (including LC Requests and LC Applications) delivered by Borrowers or any other Person to Issuing Bank or Agent in connection with issuance, amendment or renewal of, or payment under, any Letter of Credit.

LC Obligations - the sum (without duplication) of (a) all amounts owing by Borrowers for any drawings under Letters of Credit; (b) the aggregate undrawn amount of all outstanding Letters of Credit; and (c) all fees and other amounts owing with respect to Letters of Credit.

LC Request - a request for issuance of a Letter of Credit, to be provided by Borrower Agent to Issuing Bank, in form satisfactory to Agent and Issuing Bank.

LC Reserve - the aggregate of all LC Obligations, other than (a) those that have been Cash Collateralized, and (b) if no Default or Event of Default exists, those constituting charges owing to the Issuing Bank.

Lender Indemnitees - Lenders and their officers, directors, employees, Affiliates, agents and attorneys.

Lenders - as defined in the preamble to this Agreement, including Agent in its capacity as a provider of Swingline Loans and any other Person who hereafter becomes a "Lender" pursuant to an Assignment and Acceptance.

Letter of Credit - any standby or documentary letter of credit issued by Issuing Bank for the account of a U.S. Borrower, or any indemnity, guarantee, exposure transmittal memorandum or similar form of credit support issued by Agent or Issuing Bank for the benefit of a Borrower.

Letter-of-Credit Right - as defined in the UCC.

Letter of Credit Subline - $13,000,000.

Leverage Ratio - the ratio, determined as of the end of any Fiscal Quarter, of (a) Debt for Borrowed Money of Borrowers and Subsidiaries as of the last day of such Fiscal Quarter, to (b) EBITDA for the four Fiscal Quarters then ending.

LIBOR Loan - each set of LIBOR Revolver Loans or LIBOR Term Loans having a common length and commencement of Interest Period.

LIBOR Revolver Loan - a Revolver Loan that bears interest based on Adjusted LIBOR.

LIBOR Term Loan - a Term Loan that bears interest based on Adjusted LIBOR.

License - any license or agreement under which an Obligor is authorized to use Intellectual Property in connection with any manufacture, marketing, distribution or disposition of Collateral, any use of Property or any other conduct of its business.

Licensor - any Person from whom an Obligor obtains the right to use any Intellectual Property.

Lien - any Person's interest in Property securing an obligation owed to, or a claim by, such Person, whether such interest is based on common law, statute or contract, including liens, security interests, pledges, hypothecations, statutory trusts, reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases, and other title exceptions and encumbrances affecting Property.

Lien Waiver - an agreement, in form and substance satisfactory to Agent, by which (a) for any material Collateral located on leased premises, the lessor waives or subordinates any Lien it may have on the Collateral, and agrees to permit Agent to enter upon the premises and remove the Collateral or to use the premises to store or dispose of the Collateral; (b) for any Collateral held by a warehouseman, processor, shipper or freight forwarder, such Person waives or subordinates any Lien it may have on the Collateral, agrees to hold any Documents in its possession relating to the Collateral as agent for Agent, and agrees to deliver the Collateral to Agent upon request; (c) for any Collateral held by a repairman, mechanic or bailee, such Person acknowledges Agent's Lien, waives or subordinates any Lien it may have on the Collateral, and agrees to deliver the Collateral to Agent upon request; and (d) for any Collateral subject to a Licensor's Intellectual Property rights, the Licensor grants to Agent the right, vis-à-vis such Licensor, to enforce Agent's Liens with respect to the Collateral, including the right to dispose of it with the benefit of the Intellectual Property, whether or not a default exists under any applicable License.

Loan - a Revolver Loan or Term Loan.

Loan Account - the loan account established by each Lender on its books pursuant to Section 5.8.

Loan Documents - this Agreement, Other Agreements and Security Documents.

Loan Year - a period commencing each calendar year on the same month and day as the date of this Agreement and ending on the same month and day in the immediately succeeding calendar year, with the first such period (i.e. the first Loan Year) to commence on the date of this Agreement.

Margin Stock - as defined in Regulation U of the Board of Governors.

Material Adverse Effect - the effect of any event or circumstance that, taken alone or in conjunction with other events or circumstances, (a) has or could be reasonably expected to have a material adverse effect on the business, operations, Properties, prospects or condition (financial or otherwise) of any Obligor, on the value of any material Collateral, on the enforceability of any Loan Documents, or on the validity or priority of Agent's Liens on any Collateral; (b) impairs the ability of any Obligor to perform any obligations under the Loan Documents, including repayment of any Obligations; or (c) otherwise impairs the ability of any Credit Party to enforce or collect any Obligations or to realize upon any Collateral.

Material Contract - any agreement or arrangement to which a Borrower or Subsidiary is party (other than the Loan Documents) (a) that is deemed to be a material contract under any securities law applicable to such Obligor, including the Securities Act of 1933, (b) for which breach, termination, nonperformance or failure to renew could reasonably be expected to have a Material Adverse Effect, or (c) that relates to Subordinated Debt, or Debt in an aggregate amount of $500,000 or more.

MED Rejection Reserve - on any date of determination, a reserve established and revised from time to time by Agent in its discretion and in such amount as Agent determines approximates the rejection rate of the Value of Inventory consisting of copper clad laminates and prepreg bonding finished goods provided by Arlon.

Moody's - Moody's Investors Service, Inc., and its successors.

Mortgage - each mortgage, deed of trust or deed to secure debt pursuant to which a Borrower grants to Agent, for the benefit of Secured Parties, Liens upon the Real Estate owned by such Borrower, as security for the Obligations.

Multiemployer Plan - any employee benefit plan or arrangement described in Section 4001(a)(3) of ERISA that is maintained or contributed to by any Obligor or Subsidiary.

Net Proceeds - with respect to an Asset Disposition, proceeds (including, when received, any deferred or escrowed payments) received by a Borrower or Subsidiary in cash from such disposition, net of (a) reasonable and customary costs and expenses actually incurred in connection therewith, including legal fees and sales commissions; (b) amounts applied to repayment of Debt secured by a Permitted Lien senior to Agent's Liens on Collateral sold; (c) transfer or similar taxes; and (d) reserves for indemnities, until such reserves are no longer needed.

Notes - each Revolver Note, Term Note or other promissory note executed by a Borrower to evidence any Obligations.

Notice of Borrowing - a Notice of Borrowing to be provided by Borrower Agent to request the funding of a Borrowing of Revolver Loans, in form satisfactory to Agent.

Notice of Conversion/Continuation - a Notice of Conversion/Continuation to be provided by Borrower Agent to request a conversion or continuation of any Loans as LIBOR Loans, in form satisfactory to Agent.

Obligations - all (a) principal of and premium, if any, on the Loans, (b) LC Obligations and other obligations of Obligors with respect to Letters of Credit, (c) interest, expenses, fees and other sums payable by Obligors under Loan Documents, (d) obligations of Obligors under any indemnity for Claims, (e) Extraordinary Expenses, (f) Bank Product Debt, and (g) other Debts, obligations and liabilities of any kind owing by Obligors pursuant to the Loan Documents, whether now existing or hereafter arising, whether evidenced by a note or other writing, whether allowed in any Insolvency Proceeding, whether arising from an extension of credit, issuance of a letter of credit, acceptance, loan, guaranty, indemnification or otherwise, and whether direct or indirect, absolute or contingent, due or to become due, primary or secondary, or joint or several.

Obligor - each Borrower, Guarantor, or other Person that is liable for payment of any Obligations or that has granted a Lien in favor of Agent on its assets to secure any Obligations.

Ordinary Course of Business - the ordinary course of business of any Borrower or Subsidiary, consistent with past practices and undertaken in good faith.

Organic Documents - with respect to any Person, its charter, certificate or articles of incorporation, bylaws, articles of organization, limited liability agreement, operating agreement, members agreement, shareholders agreement, partnership agreement, certificate of partnership, certificate of formation, voting trust agreement, or similar agreement or instrument governing the formation or operation of such Person.

OSHA - the Occupational Safety and Hazard Act of 1970.

Other Agreement - each Note; LC Document, Lien Waiver, Real Estate Related Document, Borrowing Base Certificate, Compliance Certificate, financial statement or report delivered hereunder, or other document, instrument or agreement (other than this Agreement or a Security Document) now or hereafter delivered by an Obligor or other Person to Agent or a Lender in connection with any transactions relating hereto.

Overadvance - as defined in Section 2.1.5.

Overadvance Loan - a Base Rate Revolver Loan made when an Overadvance exists or is caused by the funding thereof.

Participant - as defined in Section 13.2.

Participating Foreign Currency Lender - as defined in Section 2.4.

Patent Assignment - each patent collateral assignment agreement pursuant to which an Obligor assigns to Agent, for the benefit of Secured Parties, such Obligor's interests in its patents, as security for the Obligations.

PATRIOT Act - the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Pub. L. No. 107-56, 115 Stat. 272 (2001).

Payment Intangible - as defined in the UCC.

Payment Item - each check, draft or other item of payment payable to a Borrower, including those constituting proceeds of any Collateral.

Permitted Asset Disposition - as long as no Default or Event of Default exists and all Net Proceeds are remitted to Agent, an Asset Disposition that is (a) a sale of Inventory in the Ordinary Course of Business; (b) a disposition of Equipment that, in the aggregate during any 12 month period, has a fair market or book value (whichever is more) of $1,000,000 or less; (c) a disposition of Inventory that is obsolete, unmerchantable or otherwise unsalable in the Ordinary Course of Business; (d) termination of a lease of real or personal Property that is not necessary for the Ordinary Course of Business, could not reasonably be expected to have a Material Adverse Effect and does not result from an Obligor’s default; (e) a disposition of the Acquired Residential Properties; or (f) approved in writing by Agent and Required Lenders.

Permitted Contingent Obligations - Contingent Obligations (a) arising from endorsements of Payment Items for collection or deposit in the Ordinary Course of Business; (b) arising from Hedging Agreements permitted hereunder; (c) existing on the Closing Date, and any extension or renewal thereof that does not increase the amount of such Contingent Obligation when extended or renewed; (d) incurred in the Ordinary Course of Business with respect to surety, appeal or performance bonds, or other similar obligations; (e) arising from customary indemnification obligations in favor of purchasers in connection with dispositions of Equipment permitted hereunder; (f) arising under the Loan Documents; or (g) in an aggregate amount of $1,000,000 or less at any time.

Permitted Lien - as defined in Section 10.2.2.

Permitted Purchase Money Debt - Purchase Money Debt of Borrowers and Subsidiaries that is unsecured or secured only by a Purchase Money Lien, as long as the aggregate amount does not exceed $1,000,000 at any time.

Person - any individual, corporation, limited liability company, partnership, joint venture, joint stock company, land trust, business trust, unincorporated organization, Governmental Authority or other entity.

Plan - an employee pension benefit plan that is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Internal Revenue Code and that is either (a) maintained by a Borrower or Subsidiary for employees or (b) maintained pursuant to a collective bargaining agreement, or other arrangement under which more than one employer makes contributions and to which a Borrower or Subsidiary is making or accruing an obligation to make contributions or has within the preceding five years made or accrued such contributions.

Pounds Sterling and the sign £ - lawful currency of the U.K. and, if the U.K. adopts the Euro as its lawful currency, will include the Euros.

Pro Rata - with respect to any Lender, a percentage (expressed as a decimal, rounded to the ninth decimal place) determined (a) while Revolver Commitments are outstanding, by dividing the amount of such Lender's Revolver Commitment and Term Loan by the aggregate amount of all Revolver Commitments and Term Loans; and (b) at any other time, by dividing the amount of such Lender's Loans and LC Obligations by the aggregate amount of all outstanding Loans and LC Obligations.

Properly Contested - with respect to any obligation of an Obligor, (a) the obligation is subject to a bona fide dispute regarding amount or the Obligor's liability to pay; (b) the obligation is being properly contested in good faith by appropriate proceedings promptly instituted and diligently pursued; (c) appropriate reserves have been established in accordance with GAAP; (d) non-payment could not have a Material Adverse Effect, nor result in forfeiture or sale of any assets of the Obligor; (e) no Lien is imposed on assets of the Obligor, unless bonded and stayed to the satisfaction of Agent; and (f) if the obligation results from entry of a judgment or other order, such judgment or order is stayed pending appeal or other judicial review.

Property - any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

Protective Advances - as defined in Section 2.1.6.

Purchase Money Debt - (a) Debt (other than the Obligations) for payment of any of the purchase price of fixed assets; (b) Debt (other than the Obligations) incurred within 10 days before or after acquisition of any fixed assets, for the purpose of financing any of the purchase price thereof; and (c) any renewals, extensions or refinancings (but not increases) thereof.

Purchase Money Lien - a Lien that secures Purchase Money Debt, encumbering only the fixed assets acquired with such Debt and constituting a Capital Lease or a purchase money security interest under the UCC.

RCRA - the Resource Conservation and Recovery Act (42 U.S.C. §§ 6991-6991i).

Real Estate - all right, title and interest (whether as owner, lessor or lessee) in any real Property or any buildings, structures, parking areas or other improvements thereon.

Refinancing Conditions - the following conditions for Refinancing Debt:  (a) it is in an aggregate principal amount that does not exceed the principal amount of the Debt being extended, renewed or refinanced; (b) it has a final maturity no sooner than, a weighted average life no less than, and an interest rate no greater than, the Debt being extended, renewed or refinanced; (c) it is subordinated to the Obligations at least to the same extent as the Debt being extended, renewed or refinanced; (d) the representations, covenants and defaults applicable to it are no less favorable to Borrowers than those applicable to the Debt being extended, renewed or refinanced; (e) no additional Lien is granted to secure it; (f) no additional Person is obligated on such Debt; and (g) upon giving effect to it, no Default or Event of Default exists.

Refinancing Debt - Borrowed Money that is the result of an extension, renewal or refinancing of Debt permitted under Section 10.2.1(b), (c), (d), (f) or (i).

Reimbursement Date - as defined in Section 2.3.2.

Related Real Estate Documents - with respect to any Real Estate subject to a Mortgage, the following, in form and substance satisfactory to Agent and received by Agent for review at least 15 days prior to the effective date of the Mortgage:  (a) a mortgagee title policy (or binder therefor) covering Agent's interest under the Mortgage, in a form and amount and by an insurer acceptable to Agent, which must be fully paid on such effective date; (b) such assignments of leases, estoppel letters, attornment agreements, consents, waivers and releases as Agent may require with respect to other Persons having an interest in the Real Estate; (c) a current, as-built survey of the Real Estate, containing a metes-and-bounds property description and flood plain certification, and certified by a licensed surveyor acceptable to Agent; (d) flood insurance in an amount, with endorsements and by an insurer acceptable to Agent, if the Real Estate is within a flood plain; (e) a current appraisal of the Real Estate, prepared by an appraiser acceptable to Agent, and in form and substance satisfactory to Required Lenders; (f) an environmental assessment, prepared by environmental engineers acceptable to Agent, and accompanied by such reports, certificates, studies or data as Agent may reasonably require, which shall all be in form and substance satisfactory to Required Lenders; and (g) an Environmental Agreement and such other documents, instruments or agreements as Agent may reasonably require with respect to any environmental risks regarding the Real Estate.

Rent and Charges Reserve - the aggregate of (a) all past due rent and other amounts owing by an Obligor to any landlord, warehouseman, processor, repairman, mechanic, shipper, freight forwarder or other Person who possesses any Collateral or could assert a Lien on any Collateral; and (b) a reserve at least equal to three months rent and other charges that could be payable to any such Person, unless it has executed a Lien Waiver.

Report - as defined in Section 12.2.3.

Reportable Event - any event set forth in Section 4043(b) of ERISA.

Required Lenders - Lenders (subject to Section 4.2) having (a) Revolver Commitments and Term Loans in excess of 50% of the aggregate Revolver Commitments and Term Loans; and (b) if the Revolver Commitments have terminated, Loans in excess of 50% of all outstanding Loans.

Reserve Percentage - the reserve percentage (expressed as a decimal, rounded upward to the nearest 1/8th of 1%) applicable to member banks under regulations issued from time to time by the Board of Governors for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as "Eurocurrency liabilities").

Reset Date - as defined in Section 5.11.1.

Restricted Investment - any Investment by a Borrower or Subsidiary, other than (a) Investments in Subsidiaries to the extent existing on the Closing Date; (b) Cash Equivalents that are subject to Agent's Lien and control, pursuant to documentation in form and substance satisfactory to Agent; and (c) loans and advances permitted under Section 10.2.8.

Restrictive Agreement - an agreement (other than a Loan Document) that conditions or restricts the right of any Borrower, Subsidiary or other Obligor to incur or repay Borrowed Money, to grant Liens on any assets, to declare or make Distributions, to modify, extend or renew any agreement evidencing Borrowed Money, or to repay any intercompany Debt.

Revolver Commitment - for any Lender, its obligation to make Revolver Loans and to participate in LC Obligations up to the maximum principal amount shown on Schedule 1.1, or as specified hereafter in the most recent Assignment and Acceptance to which it is a party.  "Revolver Commitments" means the aggregate amount of such commitments of all Lenders.

Revolver Loan - a loan made pursuant to Section 2.1, and any Swingline Loan, Overadvance Loan or Protective Advance.

Revolver Note - a promissory note to be executed by Borrowers in favor of a Lender in the form of Exhibit A, which shall be in the amount of such Lender's Revolver Commitment and shall evidence the Revolver Loans made by such Lender.

Revolver Termination Date - November 8, 2011.

Royalties - all royalties, fees, expense reimbursement and other amounts payable by a Borrower under a License.

S&P - Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., and its successors.

Secured Parties - Agent, Issuing Bank, Lenders and providers of Bank Products.

Security Documents - the Guaranties, Mortgages, Patent Assignments, Trademark Security Agreements, Insurance Assignments, Deposit Account Control Agreements, and all other documents, instruments and agreements now or hereafter securing (or given with the intent to secure) any Obligations.

Select Foreign Jurisdiction - Austria, Belgium, Denmark, Finland, France, Germany, Greece, Iceland, Ireland, Italy, Japan, the Netherlands, Portugal, South Korea, Spain, Sweden and Switzerland.

Sellers - jointly, Southern Saw Holdings, Inc., a Georgia corporation, and Southern Saw Service, L.P., a Georgia limited partnership.

Sellers' Adjusted EBITDA - determined on a consolidated basis for Sellers on the same basis as provided for the determination of Borrowers' and Subsidiaries' "EBITDA" in the definition thereof, as adjusted to add back to Sellers' EBITDA such amount, if any, approved by Agent in its discretion, that represents expenses of Seller that are verified as expenses not being incurred by a Borrower after the Asset Purchase closing.

Senior Officer - the chairman of the board, president, chief executive officer or chief financial officer of a Borrower or, if the context requires, an Obligor.

Settlement Report - a report delivered by Agent to Lenders summarizing the Revolver Loans and participations in LC Obligations outstanding as of a given settlement date, allocated to Lenders on a Pro Rata basis in accordance with their Revolver Commitments.

Software - as defined in the UCC.

Solvent - as to any Person, such Person (a) owns Property whose fair salable value is greater than the amount required to pay all of its debts (including contingent, subordinated, unmatured and unliquidated liabilities); (b) owns Property whose present fair salable value (as defined below) is greater than the probable total liabilities (including contingent, subordinated, unmatured and unliquidated liabilities) of such Person as they become absolute and matured; (c) is able to pay all of its debts as they mature; (d) has capital that is not unreasonably small for its business and is sufficient to carry on its business and transactions and all business and transactions in which it is about to engage; (e) is not "insolvent" within the meaning of Section 101(32) of the Bankruptcy Code; and (f) has not incurred (by way of assumption or otherwise) any obligations or liabilities (contingent or otherwise) under any Loan Documents, or made any conveyance in connection therewith, with actual intent to hinder, delay or defraud either present or future creditors of such Person or any of its Affiliates.  "Fair salable value" means the amount that could be obtained for assets within a reasonable time, either through collection or through sale under ordinary selling conditions by a capable and diligent seller to an interested buyer who is willing (but under no compulsion) to purchase.

Statutory Reserves - the percentage (expressed as a decimal) established by the Board of Governors as the then stated maximum rate for all reserves (including those imposed by Regulation D of the Board of Governors, all basic, emergency, supplemental or other marginal reserve requirements, and any transitional adjustments or other scheduled changes in reserve requirements) applicable to any member bank of the Federal Reserve System in respect of Eurocurrency Liabilities (or any successor category of liabilities under Regulation D).

Subordinated Debt - Debt incurred by a Borrower that is expressly subordinate and junior in right of payment to Full Payment of all Obligations, and is on terms (including maturity, interest, fees, repayment, covenants and subordination) satisfactory to Agent.

Subsidiary - any entity at least 50% of whose voting securities or Equity Interests is owned by a Borrower or any combination of Borrowers (including indirect ownership by a Borrower through other entities in which the Borrower directly or indirectly owns 50% of the voting securities or Equity Interests).

Supporting Obligation - as defined in the UCC.

Swingline Loan - any Borrowing of Base Rate Revolver Loans funded with Agent's funds, until such Borrowing is settled among Lenders pursuant to Section 4.1.3.

Taxes - any taxes, levies, imposts, duties, fees, assessments, deductions, withholdings or other charges of whatever nature, including income, receipts, excise, property, sales, use, transfer, license, payroll, withholding, social security, franchise, intangibles, stamp or recording taxes imposed by any Governmental Authority, and all interest, penalties and similar liabilities relating thereto.

Term Loan - a loan made pursuant to Section 2.2.

Term Loan Commitment - for any Lender, the obligation of such Lender to make a Term Loan hereunder, up to the principal amount shown on Schedule 1.1.  "Term Loan Commitments" means the aggregate amount of such commitments of all Lenders.

Term Loan Maturity Date - November 8, 2011.

Term Note - a promissory note to be executed by Borrowers in favor of a Lender in the form of Exhibit B, which shall be in the amount of such Lender's Term Loan Commitment and shall evidence the Term Loan made by such Lender.

Trademark Security Agreement - each trademark security agreement pursuant to which an Obligor grants to Agent, for the benefit of Secured Parties, a Lien on such Obligor's interests in trademarks, as security for the Obligations.

Transferee - any actual or potential Eligible Assignee, Participant or other Person acquiring an interest in any Obligations.

Type - any type of a Loan (i.e., Base Rate Loan or LIBOR Loan) that has the same interest option and, in the case of LIBOR Loans, the same Interest Period.

UCC - the Uniform Commercial Code as in effect in the State of Georgia or, when the laws of any other jurisdiction govern the perfection or enforcement of any Lien, the Uniform Commercial Code of such jurisdiction.

Unfunded Foreign Currency Loan Participation - means, in respect of any Participating Foreign Currency Lender’s Foreign Currency Loan Participation in a Foreign Currency Loan of Bank of America, the outstanding principal amount of such Foreign Currency Loan Participation minus the amount of such Participating Foreign Currency Lender’s Funded Foreign Currency Loan Participation in such Foreign Currency Loan.

Upstream Payment - a Distribution by a Subsidiary of a Borrower to such Borrower.

U.S. Borrower - Bairnco, Arlon and Kasco.

U.S. Subsidiary - a Subsidiary of a Borrower that is organized under the laws of a state of the United States or of the District of Columbia.

Value - (a) for Inventory, its value determined on the basis of the lower of cost or market, calculated on a first-in, first-out basis; and (b) for an Account, its face amount, net of any returns, rebates, discounts (calculated on the shortest terms), credits, allowances or Taxes (including sales, excise or other taxes) that have been or could be claimed by the Account Debtor or any other Person; provided that Value of Eligible Inventory shall not include any write-up or write-down in value with respect to currency exchange rates.

1.2.

Accounting Terms

.  Under the Loan Documents (except as otherwise specified herein), all accounting terms shall be interpreted, all accounting determinations shall be made, and all financial statements shall be prepared, in accordance with GAAP applied on a basis consistent with the most recent audited financial statements of Borrowers delivered to Agent before the Closing Date and using the same inventory valuation method as used in such financial statements, except for any change required or permitted by GAAP if Borrowers' certified public accountants concur in such change, the change is disclosed to Agent, and Section 10.3 is amended in a manner satisfactory to Required Lenders to take into account the effects of the change.

1.3.

Certain Matters of Construction

.  The terms "herein," "hereof," "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular section, paragraph or subdivision.  Any pronoun used shall be deemed to cover all genders.  In the computation of periods of time from a specified date to a later specified date, "from" means "from and including," and "to" and "until" each mean "to but excluding."  The terms "including" and "include" shall mean "including, without limitation" and, for purposes of each Loan Document, the parties agree that the rule of ejusdem generis shall not be applicable to limit any provision.  Section titles appear as a matter of convenience only and shall not affect the interpretation of any Loan Document.  All references to (a) laws or statutes include all related rules, regulations, interpretations, amendments and successor provisions; (b) any document, instrument or agreement include any amendments, waivers and other modifications, extensions or renewals (to the extent permitted by the Loan Documents); (c) any section mean, unless the context otherwise requires, a section of this Agreement; (d) any exhibits or schedules mean, unless the context otherwise requires, exhibits and schedules attached hereto, which are hereby incorporated by reference; (e) any Person include successors and assigns; (f) time of day mean time of day at Agent's notice address under Section 14.3.1; or (g) discretion of Agent, Issuing Bank or any Lender mean the sole and absolute discretion of such Person.  All calculations of Value, fundings of Loans, issuances of Letters of Credit and payments of Obligations shall be in Dollars and, unless the context otherwise requires, all determinations (including calculations of Borrowing Base and financial covenants) made from time to time under the Loan Documents shall be made in light of the circumstances existing at such time.  Borrowing Base calculations shall be consistent with historical methods of valuation and calculation, and otherwise satisfactory to Agent (and not necessarily calculated in accordance with GAAP).  Borrowers shall have the burden of establishing any alleged negligence, misconduct or lack of good faith by Agent, Issuing Bank or any Lender under any Loan Documents.  No provision of any Loan Documents shall be construed against any party by reason of such party having, or being deemed to have, drafted the provision.  Whenever the phrase "to the best of Borrowers' knowledge" or words of similar import are used in any Loan Documents, it means actual knowledge of a Senior Officer, or knowledge that a Senior Officer would have obtained if he or she had engaged in good faith and diligent performance of his or her duties, including reasonably specific inquiries of employees or agents and a good faith attempt to ascertain the matter to which such phrase relates.

SECTION 2.

CREDIT FACILITIES

2.1.

Revolver Commitment

.

2.1.1.

Revolver Loans

.  Each Lender agrees, severally on a Pro Rata basis up to its Revolver Commitment, on the terms set forth herein, to make Revolver Loans to Borrowers from time to time through the Commitment Termination Date on the terms and subject to the conditions set forth herein.  The Revolver Loans may be repaid and reborrowed as provided herein.  In no event shall Lenders have any obligation to honor a request for a Revolver Loan if the unpaid balance of Revolver Loans outstanding at such time (including the requested Loan) would exceed the Borrowing Base.  Base Rate Loans shall be made only to U.S. Borrowers and shall be denominated only in Dollars.  Foreign Currency Loans shall only be made or continued as LIBOR Loans and not as Base Rate Loans.  Each of the Foreign Currency Borrowers may receive Revolver Loans for its account on the terms and conditions set forth in this Agreement but only Revolver Loans that are Foreign Currency Loans denominated in the respective Foreign Currency of such Foreign Currency Borrower, and only to the extent that such Foreign Currency Loans, when added to all other Foreign Currency Loans outstanding, do not exceed the Foreign Currency Sublimit. Notwithstanding anything to the contrary contained herein, in no event shall any Borrower be entitled to receive a Revolver Loan if at the time of the proposed funding of such Revolver Loan (and after giving effect thereto and all pending requests for Revolver Loans), the aggregate amount of such outstanding and requested Revolver Loans plus the LC Obligations on such date exceeds (or would exceed) the aggregate amount of the Revolver Commitments.

2.1.2.

Revolver Notes

.  The Revolver Loans made by each Lender and interest accruing thereon shall be evidenced by the records of Agent and such Lender.  At the request of any Lender, Borrowers shall deliver a Revolver Note to such Lender.

2.1.3.

Use of Proceeds

.  The proceeds of Revolver Loans shall be used by Borrowers solely (a) to satisfy existing Debt; (b) to pay fees and transaction expenses associated with the closing of this credit facility; (c) to pay Obligations in accordance with this Agreement; and (d) for working capital and other lawful corporate purposes of Borrowers.  None of the proceeds of the Loans will be used directly or indirectly to fund a personal loan to or for the benefit of a director or executive officer of a Borrower or a Guarantor, or otherwise used for any purpose that is prohibited by Applicable Law.

2.1.4.

Voluntary Reduction or Termination of Revolver Commitments.

(a)

The Revolver Commitments shall terminate on the Revolver Termination Date, unless sooner terminated in accordance with this Agreement.  Upon at least 30 days prior written notice to Agent, Borrowers may, at their option, terminate the Revolver Commitments and this credit facility.  Any notice of termination given by Borrowers shall be irrevocable.  On the termination date, Borrowers shall make Full Payment of all Obligations.

(b)

Borrowers may permanently reduce the Revolver Commitments, on a Pro Rata basis for each Lender, from time to time upon written notice to Agent, which notice shall specify the amount of the reduction, shall be irrevocable once given, shall be given at least five Business Days prior to the end of a month and shall be effective as of the first day of the next month.  Each reduction shall be in a minimum amount of $1,000,000, or an increment of $1,000,000 in excess thereof.

(c)

Concurrently with any termination of the Revolver Commitments by Borrowers, for whatever reason (other than as a condition to a refinancing of the credit facilities hereunder by Bank of America) at any time before the last day of the calendar month that is 36 calendar months after the Closing Date, Borrowers shall pay to Agent, for its own account, and as liquidated damages for loss of bargain (and not as a penalty), an amount equal to the Initial Real Estate Assessment Costs multiplied by (i) the number of calendar months remaining in such 36 month period, divided by (ii) 36.

2.1.5.

Overadvances

.  If the aggregate Revolver Loans exceed the Borrowing Base ("Overadvance") or the aggregate Revolver Commitments at any time, the excess amount shall be payable by Borrowers on demand by Agent, but all such Revolver Loans shall nevertheless constitute Obligations secured by the Collateral and entitled to all benefits of the Loan Documents.  Unless its authority has been revoked in writing by Required Lenders, Agent may require Lenders to honor requests for Overadvance Loans and to forbear from requiring Borrowers to cure an Overadvance, (a) when no other Event of Default is known to Agent, as long as (i) the Overadvance does not continue for more than 30 consecutive days (and no Overadvance may exist for at least five consecutive days thereafter before further Overadvance Loans are required), and (ii) the Overadvance is not known by Agent to exceed 10% of the Borrowing Base; and (b) regardless of whether an Event of Default exists, if Agent discovers an Overadvance not previously known by it to exist, as long as from the date of such discovery the Overadvance (i) is not increased by more than $2,000,000, and (ii) does not continue for more than 30 consecutive days.  In no event shall Overadvance Loans be required that would cause the outstanding Revolver Loans and LC Obligations to exceed the aggregate Revolver Commitments.  Any funding of an Overadvance Loan or sufferance of an Overadvance shall not constitute a waiver by Agent or Lenders of the Event of Default caused thereby.  In no event shall any Borrower or other Obligor be deemed a beneficiary of this Section nor authorized to enforce any of its terms.

2.1.6.

Protective Advances

.  Agent shall be authorized, in its discretion, at any time that a Default or Event of Default exists or any conditions in Section 6 are not satisfied, and without regard to the aggregate Commitments, to make Base Rate Revolver Loans ("Protective Advances") (a) up to an aggregate amount of $2,500,000 outstanding at any time, if Agent deems such Loans necessary or desirable to preserve or protect any Collateral, or to enhance the collectibility or repayment of Obligations; or (b) to pay any other amounts chargeable to Obligors under any Loan Documents, including costs, fees and expenses.  All Protective Advances shall be Obligations, secured by the Collateral, and shall be treated for all purposes as Extraordinary Expenses.  Each Lender shall participate in each Protective Advance on a Pro Rata basis.  Required Lenders may at any time revoke Agent's authorization to make further Protective Advances by written notice to Agent.  Absent such revocation, Agent’s determination that funding of a Protective Advance is appropriate shall be conclusive.

2.2.

Term Loan Commitment

.

2.2.1.

Term Loans

.  Each Lender agrees, severally on a Pro Rata basis up to its Term Loan Commitment, on the terms set forth herein, to make a Term Loan to U.S. Borrowers.  The Term Loans shall be funded by Lenders on the Closing Date.  The Term Loan Commitment of each Lender shall expire upon the funding by Lenders of the Term Loans.  Once repaid, whether such repayment is voluntary or required, Term Loans may not be reborrowed.

2.2.2.

Term Notes

.  The Term Loan made by each Lender and interest accruing thereon shall be evidenced by the records of Agent and such Lender.  At the request of any Lender, U.S. Borrowers shall deliver a Term Note to such Lender.

2.3.

Letter of Credit Facility

.

2.3.1.

Issuance of Letters of Credit

.  Issuing Bank agrees to issue Letters of Credit from time to time until 30 days prior to the Revolver Termination Date (or until the Commitment Termination Date, if earlier), on the terms set forth herein, including the following:

(a)

Each Borrower acknowledges that Issuing Bank's willingness to issue any Letter of Credit is conditioned upon Issuing Bank's receipt of a LC Application with respect to the requested Letter of Credit, as well as such other instruments and agreements as Issuing Bank may customarily require for issuance of a letter of credit of similar type and amount.  Issuing Bank shall have no obligation to issue any Letter of Credit unless (i) Issuing Bank receives a LC Request and LC Application at least three Business Days prior to the requested date of issuance; and (ii) each LC Condition is satisfied.  If Issuing Bank receives written notice from a Lender at least one Business Day before issuance of a Letter of Credit that any LC Condition has not been satisfied, Issuing Bank shall have no obligation to issue the requested Letter of Credit (or any other) until such notice is withdrawn in writing by that Lender or until Required Lenders have waived such condition in accordance with this Agreement.  Prior to receipt of any such notice, Issuing Bank shall not be deemed to have knowledge of any failure of LC Conditions.

(b)

Letters of Credit may be requested by a U.S. Borrower only (i) to support obligations of such Borrower incurred in the Ordinary Course of Business; or (ii) for other purposes as Agent and Lenders may approve from time to time in writing.  The renewal or extension of any Letter of Credit shall be treated as the issuance of a new Letter of Credit, except that delivery of a new LC Application shall be required at the discretion of Issuing Bank.

(c)

Borrowers assume all risks of the acts, omissions or misuses of any Letter of Credit by the beneficiary.  In connection with issuance of any Letter of Credit, no Credit Party shall be responsible for the existence, character, quality, quantity, condition, packing, value or delivery of any goods purported to be represented by any Documents; any differences or variation in the character, quality, quantity, condition, packing, value or delivery of any goods from that expressed in any Documents; the form, validity, sufficiency, accuracy, genuineness or legal effect of any Documents or of any endorsements thereon; the time, place, manner or order in which shipment of goods is made; partial or incomplete shipment of, or failure to ship, any goods referred to in a Letter of Credit or Documents; any deviation from instructions, delay, default or fraud by any shipper or other Person in connection with any goods, shipment or delivery; any breach of contract between a shipper or vendor and a Borrower; errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex, telecopy, e-mail, telephone or otherwise; errors in interpretation of technical terms; the misapplication by a beneficiary of any Letter of Credit or the proceeds thereof; or any consequences arising from causes beyond the control of any Credit Party, including any act or omission of a Governmental Authority.  The rights and remedies of Issuing Bank under the Loan Documents shall be cumulative.  Issuing Bank shall be fully subrogated to the rights and remedies of each beneficiary whose claims against Borrowers are discharged with proceeds of any Letter of Credit.

(d)

In connection with its administration of and enforcement of rights or remedies under any Letters of Credit or LC Documents, Issuing Bank shall be entitled to act, and shall be fully protected in acting, upon any certification, notice or other communication in whatever form believed by Issuing Bank, in good faith, to be genuine and correct and to have been signed, sent or made by a proper Person.  Issuing Bank may consult with and employ legal counsel, accountants and other experts to advise it concerning its obligations, rights and remedies, and shall be entitled to act upon, and shall be fully protected in any action taken in good faith reliance upon, any advice given by such experts.  Issuing Bank may employ agents and attorneys-in-fact in connection with any matter relating to Letters of Credit or LC Documents, and shall not be liable for the negligence or misconduct of any such agents or attorneys-in-fact selected with reasonable care.

2.3.2.

Reimbursement; Participations.

(a)

If Issuing Bank honors any request for payment under a Letter of Credit, U.S. Borrowers shall pay to Issuing Bank, on the same day ("Reimbursement Date"), the amount paid by Issuing Bank under such Letter of Credit, together with interest at the interest rate for Base Rate Revolver Loans from the Reimbursement Date until payment by Borrowers.  The obligation of Borrowers to reimburse Issuing Bank for any payment made under a Letter of Credit shall be absolute, unconditional, irrevocable, and joint and several, and shall be paid without regard to any lack of validity or enforceability of any Letter of Credit or the existence of any claim, setoff, defense or other right that Borrowers may have at any time against the beneficiary.  Whether or not Borrower Agent submits a Notice of Borrowing, U.S. Borrowers shall be deemed to have requested a Borrowing of Base Rate Revolver Loans in an amount necessary to pay all amounts due Issuing Bank on any Reimbursement Date and each Lender agrees to fund its Pro Rata share of such Borrowing whether or not the Commitments have terminated, an Overadvance exists or is created thereby, or the conditions in Section 6 are satisfied.

(b)

Upon issuance of a Letter of Credit, each Lender shall be deemed to have irrevocably and unconditionally purchased from Issuing Bank, without recourse or warranty, an undivided Pro Rata interest and participation in all LC Obligations relating to the Letter of Credit.  If Issuing Bank makes any payment under a Letter of Credit and U.S. Borrowers do not reimburse such payment on the Reimbursement Date, Agent shall promptly notify Lenders and each Lender shall promptly (within one Business Day) and unconditionally pay to Agent, for the benefit of Issuing Bank, the Lender's Pro Rata share of such payment.  Upon request by a Lender, Issuing Bank shall furnish copies of any Letters of Credit and LC Documents in its possession at such time.

(c)

The obligation of each Lender to make payments to Agent for the account of Issuing Bank in connection with Issuing Bank's payment under a Letter of Credit shall be absolute, unconditional and irrevocable, not subject to any counterclaim, setoff, qualification or exception whatsoever, and shall be made in accordance with this Agreement under all circumstances, irrespective of any lack of validity or unenforceability of any Loan Documents; any draft, certificate or other document presented under a Letter of Credit having been determined to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or the existence of any setoff or defense that any Obligor may have with respect to any Obligations.  Issuing Bank does not assume any responsibility for any failure or delay in performance or any breach by any Borrower or other Person of any obligations under any LC Documents.  Issuing Bank does not make to Lenders any express or implied warranty, representation or guaranty with respect to the Collateral, LC Documents or any Obligor.  Issuing Bank shall not be responsible to any Lender for any recitals, statements, information, representations or warranties contained in, or for the execution, validity, genuineness, effectiveness or enforceability of any LC Documents; the validity, genuineness, enforceability, collectibility, value or sufficiency of any Collateral or the perfection of any Lien therein; or the assets, liabilities, financial condition, results of operations, business, creditworthiness or legal status of any Obligor.

(d)

No Issuing Bank Indemnitee shall be liable to any Lender or other Person for any action taken or omitted to be taken in connection with any LC Documents except as a result of its actual gross negligence or willful misconduct.  Issuing Bank shall not have any liability to any Lender if Issuing Bank refrains from any action under any Letter of Credit or LC Documents until it receives written instructions from Required Lenders.

2.3.3.

Cash Collateral

.  If any LC Obligations, whether or not then due or payable, shall for any reason be outstanding at any time (a) that an Event of Default exists, (b) that Availability is less than zero, (c) after the Commitment Termination Date, or (d) within 20 Business Days prior to the Revolver Termination Date, then U.S. Borrowers shall, at Issuing Bank's or Agent's request, pay to Issuing Bank the amount of all outstanding LC Obligations and Cash Collateralize all outstanding Letters of Credit.  If U.S. Borrowers fail to Cash Collateralize outstanding Letters of Credit as required herein, Lenders may (and shall upon direction of Agent) advance, as Revolver Loans, the amount of the Cash Collateral required (whether or not the Commitments have terminated, an Overadvance exists, or the conditions in Section 6 are satisfied).

2.3.4.

Existing Letters of Credit.

  As of the Closing Date, there exist certain letters of credit issued by Issuing Bank for the account of one or more of the U.S. Borrowers more fully described on Schedule 2.3.4 attached hereto (collectively, the "Existing Letters of Credit").  The parties hereto acknowledge and agree that, on and as of the Closing Date, such Existing Letters of Credit shall constitute Letters of Credit hereunder for all purposes as fully as if such Existing Letters of Credit had been issued as Letters of Credit hereunder.

2.4.

Foreign Currency Loans; Intra-Lender Issues.

2.4.1.

Foreign Currency Loan Participations.

  Notwithstanding anything to the contrary contained herein, at the option of Agent, in its discretion, all Foreign Currency Loans shall be made solely by Bank of America.  Each Lender that does not make such Foreign Currency Loan (in each case, a "Participating Foreign Currency Lender"), shall irrevocably and unconditionally purchase and acquire and shall be deemed to irrevocably and unconditionally purchase and acquire from Bank of America, and Bank of America shall sell and be deemed to sell to each such Participating Foreign Currency Lender, without recourse or any representation or warranty whatsoever, an undivided interest and participation (a "Foreign Currency Loan Participation") in each Foreign Currency Loan funded by Bank of America in an amount equal to such Participating Foreign Currency Lender’s Pro Rata share of the Borrowing that includes such Foreign Currency Loan.  Such purchase and sale of a Foreign Currency Loan Participation shall be deemed to occur automatically upon the making of a Foreign Currency Loan by Bank of America, without any further notice to any Participating Foreign Currency Lender.  The purchase price payable by each Participating Foreign Currency Lender to Bank of America for each Foreign Currency Loan Participation purchased by it from Bank of America shall be equal to 100% of the principal amount of such Foreign Currency Loan Participation (i.e., the product of (i) the amount of the Borrowing that includes the relevant Foreign Currency Loan and (ii) such Participating Foreign Currency Lender’s Pro Rata Share), and such purchase price shall be payable by each Participating Foreign Currency Lender to Bank of America in accordance with the settlement procedure set forth in Section 2.4.2 below.  Bank of America and Agent shall record on their books the amount of the Foreign Currency Loans made by Bank of America and each Participating Foreign Currency Lender’s Foreign Currency Loan Participation therein, all payments in respect thereof and interest accrued thereon and all payments made by and to each Participating Foreign Currency Lender pursuant to this Section 2.4.

2.4.2.

Settlement Procedures for Foreign Currency Loan Participations.

  Each Participating Foreign Currency Lender’s Foreign Currency Loan Participation in the Foreign Currency Loans (other than Agent Advances) shall be in an amount equal to its Pro Rata share of all such Foreign Currency Loans.  However, in order to facilitate the administration of the Foreign Currency Loans made by Bank of America and the Foreign Currency Loan Participations, settlement among Bank of America and the Participating Foreign Currency Lenders with regard to the Participating Foreign Currency Lenders’ Foreign Currency Loan Participations shall take place in accordance with the following provisions:

(i)

Bank of America and the Participating Foreign Currency Lenders shall settle (a "Foreign Currency Loan Participation Settlement") by payments in respect of the Foreign Currency Loan Participations as follows:  So long as any Foreign Currency Loans are outstanding, Foreign Currency Loan Participation Settlements shall be effected through Agent on such Business Days as Agent  shall specify by a notice by telecopy, telephone or similar form of notice to each Participating Foreign Currency Lender requesting such Foreign Currency Loan Participation Settlement (each such date on which a Foreign Currency Loan Participation Settlement occurs herein called a "Foreign Currency Loan Participation Settlement Date"), such notice to be delivered no later than 2:00 p.m. at least one Business Day prior to the requested Foreign Currency Loan Participation Settlement Date; provided, that Agent shall have the option but not the obligation to specify a Foreign Currency Loan Participation Settlement Date. If on any Foreign Currency Loan Participation Settlement Date the total principal amount of the Foreign Currency Loans made or deemed made by Bank of America during the period ending on (but excluding) such Foreign Currency Loan Settlement Date and commencing on (and including) the immediately preceding Foreign Currency Loan Participation Settlement Date (or the Closing Date in the case of the period ending on the first Foreign Currency Loan Participation Settlement Date) (each such period herein called a "Foreign Currency Loan Participation Settlement Period") is greater than the principal amount of Foreign Currency Loans repaid during such Foreign Currency Loan Participation Settlement Period to Bank of America, each Participating Foreign Currency Lender shall pay to Bank of America (through Agent), no later than 2:00 p.m. on such Foreign Currency Loan Participation Settlement Date, an amount equal to such Participating Foreign Currency Lender’s Pro Rata share of the amount of such excess.  If in any Foreign Currency Loan Participation Settlement Period the outstanding principal amount of the Foreign Currency Loans repaid to Bank of America in such period exceeds the total principal amount of the Foreign Currency Loans made or deemed made by Bank of America during such period, Bank of America shall pay to each Participating Foreign Currency Lender (through Agent) on such Foreign Currency Loan Participation Settlement Date an amount equal to such Participating Foreign Currency Lender’s Pro Rata share of such excess.  Foreign Currency Loan Participation Settlements in respect of Foreign Currency Loans shall be made in the applicable Foreign Currency on the Foreign Currency Loan Participation Settlement Date for such Foreign Currency Loans.

(ii)

If any Participating Foreign Currency Lender fails to pay to Bank of America on any Foreign Currency Loan Participation Settlement Date the full amount required to be paid by such Participating Foreign Currency Lender to Bank of America on such Foreign Currency Loan Participation Settlement Date in respect of such Participating Foreign Currency Lender’s Foreign Currency Loan Participation (such Participating Foreign Currency Lender’s "Foreign Currency Loan Participation Settlement Amount") with Bank of America, Bank of America shall be entitled to recover such unpaid amount from such Participating Foreign Currency Lender, together with interest thereon (in the same respective currency or currencies as the relevant Foreign Currency Loans) at the LIBOR Rate applicable to Revolver Loans with respect to Foreign Currency Loans.  Without limiting Bank of America’s rights to recover from any Participating Foreign Currency Lender any unpaid Foreign Currency Loan Participation Settlement Amount payable by such Participating Foreign Currency Lender to Bank of America, Agent shall also be entitled to withhold from amounts otherwise payable to such Participating Foreign Currency Lender an amount equal to such Participating Foreign Currency Lender’s unpaid Foreign Currency Loan Participation Settlement Amount owing to Bank of America and apply such withheld amount to the payment of any unpaid Foreign Currency Loan Participation Settlement Amount owing by such Participating Foreign Currency Lender to Bank of America.

2.4.3.

Obligations Irrevocable.

  The obligations of each Participating Foreign Currency Lender to purchase from Bank of America a participation in each Foreign Currency Loan made by Bank of America and to make payments to Bank of America with respect to such participation and to make payments to Bank of America with respect to Letters of Credit denominated in Foreign Currency Loan, and related LC Support, in each case as provided herein, shall be irrevocable and not subject to any qualification or exception whatsoever, including any of the following circumstances: (i) any lack of validity or enforceability of this Agreement or any of the other Loan Documents or of any Revolver Loans, against any Borrower or any Guarantor; (ii) the existence of any claim, setoff, defense or other right which any Borrower or any Guarantor may have at any time in respect of any Foreign Currency Loans or Letters of Credit denominated in Foreign Currency Loan; (iii) any application or misapplication of any proceeds of any Foreign Currency Loans; (iv) the surrender or impairment of any security for any Foreign Currency Loans; (v) the occurrence of any Default or Event of Default; (vi) the commencement or pendency of any Insolvency Proceeding in respect of any Obligor; or (vii) the failure to satisfy the applicable conditions precedent set forth in Section 6 hereof.

2.4.4.

Recovery or Avoidance of Payments.

  In the event any payment by or on behalf of any Borrower or any other Obligor received by Agent with respect to any Foreign Currency Loan made by Bank of America is thereafter set aside, avoided or recovered from Agent in connection with any Insolvency Proceeding or due to any mistake of law or fact, each Participating Foreign Currency Lender shall, upon demand by Agent, pay to Bank of America (through Agent) such Participating Foreign Currency Lender’s Pro Rata share of such amount set aside, avoided or recovered, together with interest at the rate and in the currency required to be paid by Bank of America or Agent upon the amount required to be repaid by it.

2.4.5.

Indemnification by Lenders.

  Each Participating Foreign Currency Lender agrees to indemnify Bank of America (to the extent not reimbursed by the Borrowers and without limiting the obligations of the Borrowers hereunder or under any other Loan Document) ratably for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including attorneys’ fees) or disbursements of any kind and nature whatsoever that may be imposed on, incurred by or asserted against Bank of America in any way relating to or arising out of any Foreign Currency Loans or any participations by Bank of America in any Letters of Credit denominated in Foreign Currency Loan or related LC Support or any action taken or omitted by Bank of America in connection therewith; provided that no Participating Foreign Currency Lender shall be liable for any of the foregoing to the extent it arises from the gross negligence or willful misconduct of Bank of America.  Without limiting the foregoing, each Participating Foreign Currency Lender agrees to reimburse Bank of America promptly upon demand for such Participating Foreign Currency Lender’s Pro Rata share of any costs or expenses payable by the Borrowers to Bank of America in respect of the Foreign Currency Loans to the extent that Bank of America is not promptly reimbursed for such costs and expenses by the Borrowers.  The agreement contained in this Section 2.4.5 shall survive payment in full of all Foreign Currency Loans.

2.4.6.

Foreign Currency Loan Participation Fee.

  In consideration for each Participating Foreign Currency Lender’s participation in the Foreign Currency Loans made by Bank of America, Bank of America agrees to pay to Agent for the account of each Participating Foreign Currency Lender, as and when Bank of America receives payment of interest on its Foreign Currency Loans, a fee (the "Foreign Currency Loan Participation Fee") at a rate per annum equal to the Applicable Margin on such Foreign Currency Loans minus 0.25% on the Unfunded Foreign Currency Loan Participation of such Participating Foreign Currency Lender in such Foreign Currency Loans of Bank of America.  The Foreign Currency Loan Participation Fee in respect of any Unfunded Foreign Currency Loan Participation in a Foreign Currency Loan shall be payable to Agent when interest on such Foreign Currency Loan is received by Bank of America.  If Bank of America does not receive payment in full of such interest, the Foreign Currency Loan Participation Fee in respect of the Unfunded Foreign Currency Loan Participation in such Foreign Currency Loans shall be reduced proportionately.

SECTION 3.

INTEREST, FEES AND CHARGES

3.1.

Interest.

3.1.1.

Rates and Payment of Interest.

(a)

The Obligations shall bear interest (i) if a Base Rate Loan, at the Base Rate in effect from time to time, plus the Applicable Margin; (ii) if a LIBOR Loan, at Adjusted LIBOR for the applicable Interest Period, plus the Applicable Margin; and (iii) if any other Obligation (including, to the extent permitted by law, interest not paid when due), at the Base Rate in effect from time to time, plus the Applicable Margin for Base Rate Revolver Loans. Interest shall accrue from the date the Loan is advanced or the Obligation is incurred or payable, until paid by Borrowers.  If a Loan is repaid on the same day made, one day's interest shall accrue.  The Base Rate on the date hereof is 8.25% per annum and, therefore, the rate of interest in effect on the date hereof, expressed in simple interest terms, is 8.25% per annum for Base Rate Revolver Loans and 8.25% per annum for Term Loans constituting Base Rate Loans.

(b)

During an Insolvency Proceeding with respect to any Borrower, or during any other Event of Default if Agent or Required Lenders in their discretion so elect, Obligations shall bear interest at the Default Rate.  Each Borrower acknowledges that the cost and expense to Agent and each Lender due to an Event of Default are difficult to ascertain and that the Default Rate is a fair and reasonable estimate to compensate Agent and Lenders for such added cost and expense.

(c)

Interest accrued on the Loans shall be due and payable in arrears, (i) on the first day of each calendar quarter and, for any LIBOR Loan, the last day of its Interest Period; (ii) on any date of prepayment, with respect to the principal amount of Loans being prepaid; and (iii) on the Commitment Termination Date.  Interest accrued on any other Obligations shall be due and payable as provided in the Loan Documents and, if no payment date is specified, shall be due and payable on demand.  Notwithstanding the foregoing, interest accrued at the Default Rate shall be due and payable on demand.

3.1.2.

Application of Adjusted LIBOR to Outstanding Loans.

(a)

Subject to delivery of a Notice of Conversion/Continuation, U.S. Borrowers may on any Business Day elect to convert any portion of the Base Rate Loans to, or to continue any LIBOR Loan at the end of its Interest Period as, a LIBOR Loan, and Foreign Currency Borrowers may on any Business Day elect to continue any LIBOR Loan at the end of its Interest Period as a LIBOR Loan.  During any Default or Event of Default, Agent may (and shall at the direction of Required Lenders) declare that no Loan may be made, converted or continued as a LIBOR Loan; provided, however, that, during any Default or Event of Default, Agent may, in its discretion, allow the Foreign Currency Borrowers, or any of them, to borrow or continue Foreign Currency Loans as LIBOR Loans.

(b)

Whenever Borrowers desire to convert or continue Loans as LIBOR Loans, Borrower Agent shall give Agent a Notice of Conversion/Continuation, no later than 11:00 a.m. at least two Business Days before the requested conversion or continuation date.  Promptly after receiving any such notice, Agent shall notify each Lender thereof.  Each Notice of Conversion/Continuation shall be irrevocable, and shall specify the aggregate principal amount of Loans to be converted or continued, whether such Loans are Foreign Currency Loans (in which case, the Foreign Currency Loans may only be continued and may not be converted), the conversion or continuation date (which shall be a Business Day), and the duration of the Interest Period (which shall be deemed to be one month if not specified).  In no event may a Foreign Currency Borrower convert a LIBOR Loan to a Base Rate Loan at any time. If, upon the expiration of any Interest Period in respect of any LIBOR Loans, Borrowers shall have failed to deliver a Notice of Conversion/Continuation, they shall be deemed to have elected (i) in the case of Loans that are not Foreign Currency Loans, to convert such Loans into Base Rate Loans, and (ii) in the case of Foreign Currency Loans, to continue such Loans as LIBOR Loans having a one month Interest Period.

3.1.3.

Interest Periods

.  In connection with the making, conversion or continuation of any LIBOR Loans, Borrowers shall select an interest period ("Interest Period") to apply, which interest period shall be one, two, or three or six months; provided, however, that:

(a)

the Interest Period shall commence on the date the Loan is made or continued as, or converted into, a LIBOR Loan, and shall expire on the numerically corresponding day in the calendar month at its end;

(b)

if any Interest Period commences on a day for which there is no corresponding day in the calendar month at its end or if such corresponding day falls after the last Business Day of such month, then the Interest Period shall expire on the last Business Day of such month; and if any Interest Period would expire on a day that is not a Business Day, the period shall expire on the next Business Day; and

(c)

no Interest Period applicable to a LIBOR Term Loan may extend beyond a date on which Borrowers are required to make a scheduled payment of principal on such Loan; and no Interest Period shall extend beyond the Revolver Termination Date.

3.1.4.

Interest Rate Not Ascertainable

.  If Agent shall determine that on any date for determining Adjusted LIBOR, due to any circumstance affecting the London interbank market, adequate and fair means do not exist for ascertaining such rate on the basis provided herein, then Agent shall immediately notify Borrowers of such determination.  Until Agent notifies Borrowers that such circumstance no longer exists, the obligation of Lenders to make LIBOR Loans shall be suspended, and no further Loans may be converted into or continued as LIBOR Loans.

3.2.

Fees

.

3.2.1.

Unused Line Fee

.  Borrowers shall pay to Agent, for the Pro Rata benefit of Lenders, a fee equal to 0.15% per annum times the amount by which the Revolver Commitments exceed the Average Revolver Loan Balance for any calendar quarter (or portion thereof that the Borrower Commitments are in effect).  Such fee shall be payable in arrears, on the first day of each calendar quarter and on the Commitment Termination Date.

3.2.2.

LC Facility Fees

.  Borrowers shall pay (a) to Agent, for the Pro Rata benefit of Lenders, a fee equal to the applicable Letter of Credit fee as set out in the definition of Applicable Margin times the average daily stated amount of Letters of Credit, which fee shall be payable quarterly in arrears, on the first day of each calendar quarter; (b) to Agent, for its own account, a fronting fee equal to 0.125% of the stated amount of each Letter of Credit, which fee shall be payable upon issuance of the Letter of Credit and on each anniversary date of such issuance, and shall be payable on any increase in stated amount made between any such dates; and (c) to Issuing Bank, for its own account, all customary charges associated with the issuance, amending, negotiating, payment, processing, transfer and administration of Letters of Credit, which charges shall be paid as and when incurred.  During an Event of Default, the fee payable under clause (a) shall be increased by 2% per annum.

3.2.3.

Closing Fee

.  Borrowers shall pay to Agent, for the Pro Rata benefit of the Lenders, a closing fee of $29,750, which shall be paid concurrently with the funding of the initial Loans hereunder.

3.3.

Computation of Interest, Fees, Yield Protection

.  All interest, as well as fees and other charges calculated on a per annum basis, shall be computed for the actual days elapsed, based on a year of 360 days.  Each determination by Agent of any interest, fees or interest rate hereunder shall be final, conclusive and binding for all purposes, absent manifest error.  All fees shall be fully earned when due and shall not be subject to rebate or refund, nor subject to proration except as specifically provided herein.  All fees payable under Section 3.2 are compensation for services and are not, and shall not be deemed to be, interest or any other charge for the use, forbearance or detention of money.  A certificate as to amounts payable by Borrowers under Section 3.4, 3.6, 3.7, 3.9 or 5.9, submitted to Borrowers by Agent or the affected Lender, as applicable, shall be final, conclusive and binding for all purposes, absent manifest error.

3.4.

Reimbursement Obligations

.  Borrowers shall reimburse Agent for all Extraordinary Expenses.  Borrowers shall also reimburse Agent for all legal, accounting, appraisal, consulting, and other fees, costs and expenses incurred by it in connection with (a) negotiation and preparation of any Loan Documents, including any amendment or other modification thereof; (b) administration of and actions relating to any Collateral, Loan Documents and transactions contemplated thereby, including any actions taken to perfect or maintain priority of Agent's Liens on any Collateral, to maintain any insurance required hereunder or to verify Collateral; and (c) subject to the limits of Section 10.1.1(b), each inspection, audit or appraisal with respect to any Obligor or Collateral, whether prepared by Agent's personnel or a third party.  All legal, accounting and consulting fees shall be charged to Borrowers by Agent's professionals at their full hourly rates, regardless of any reduced or alternative fee billing arrangements that Agent, any Lender or any of their Affiliates may have with such professionals with respect to this or any other transaction.  All amounts reimbursable by Borrowers under this Section shall constitute Obligations secured by the Collateral and shall be payable on demand.

3.5.

Illegality

.  Notwithstanding anything to the contrary herein, if (a) any change in any law or interpretation thereof by any Governmental Authority makes it unlawful for a Lender to make or maintain a LIBOR Loan or to maintain any Commitment with respect to LIBOR Loans or (b) a Lender determines that the making or continuance of a LIBOR Loan has become impracticable as a result of a circumstance that adversely affects the London interbank market or the position of such Lender in such market, then such Lender shall give notice thereof to Agent and Borrowers and may (i) declare that LIBOR Loans will not thereafter be made by such Lender, whereupon any request for a LIBOR Loan from such Lender shall be deemed to be a request for a Base Rate Loan unless such Lender's declaration has been withdrawn (and it shall be withdrawn promptly upon cessation of the circumstances described in clause (a) or (b) above); and/or (ii) require that all outstanding LIBOR Loans made by such Lender be converted to Base Rate Loans immediately, in which event all outstanding LIBOR Loans of such Lender shall be immediately converted to Base Rate Loans.

3.6.

Increased Costs

.  If, by reason of (a) the introduction of or any change (including any change by way of imposition or increase of Statutory Reserves or other reserve requirements) in any law or interpretation thereof, or (b) the compliance with any guideline or request from any Governmental Authority or other Person exercising control over banks or financial institutions generally (whether or not having the force of law):

(i)

a Lender shall be subject to any Tax with respect to any LIBOR Loan or Letter of Credit or its obligation to make LIBOR Loans, issue Letters of Credit or participate in LC Obligations, or a change shall result in the basis of taxation of any payment to a Lender with respect to its LIBOR Loans or its obligation to make LIBOR Loans, issue Letters of Credit or participate in LC Obligations (except for Excluded Taxes); or

(ii)

any reserve (including any imposed by the Board of Governors), special deposits or similar requirement against assets of, deposits with or for the account of, or credit extended by, a Lender shall be imposed or deemed applicable, or any other condition affecting a Lender's LIBOR Loans or obligation to make LIBOR Loans, issue Letters of Credit or participate in LC Obligations shall be imposed on such Lender or the London interbank market;

and as a result there shall be an increase in the cost to such Lender of agreeing to make or making, funding or maintaining LIBOR Loans, Letters of Credit or participations in LC Obligations (except to the extent already included in determination of Adjusted LIBOR), or there shall be a reduction in the amount receivable by such Lender, then the Lender shall promptly notify Borrowers and Agent of such event, and Borrowers shall, within five days following demand therefor, pay such Lender the amount of such increased costs or reduced amounts.

If a Lender determines that, because of circumstances described above or any other circumstances arising hereafter affecting such Lender, the London interbank market or the Lender's position in such market, Adjusted LIBOR or its Applicable Margin, as applicable, will not adequately and fairly reflect the cost to such Lender of funding LIBOR Loans, issuing Letters of Credit or participating in LC Obligations, then (A) the Lender shall promptly notify Borrowers and Agent of such event; (B) such Lender's obligation to make LIBOR Loans, issue Letters of Credit or participate in LC Obligations shall be immediately suspended, until each condition giving rise to such suspension no longer exists; and (C) such Lender shall make a Base Rate Loan as part of any requested Borrowing of LIBOR Loans, which Base Rate Loan shall, for all purposes, be considered part of such Borrowing.

3.7.

Capital Adequacy

.  If a Lender determines that any introduction of or any change in a Capital Adequacy Regulation, any change in the interpretation or administration of a Capital Adequacy Regulation by a Governmental Authority charged with interpretation or administration thereof, or any compliance by such Lender or any Person controlling such Lender with a Capital Adequacy Regulation, increases the amount of capital required or expected to be maintained by such Lender or Person (taking into consideration its capital adequacy policies and desired return on capital) as a consequence of such Lender's Commitments, Loans, participations in LC Obligations or other obligations under the Loan Documents, then Borrowers shall, within five days following demand therefor, pay such Lender an amount sufficient to compensate for such increase.  A Lender's demand for payment shall set forth the nature of the occurrence giving rise to such compensation and a calculation of the amount to be paid.  In determining such amount, the Lender may use any reasonable averaging and attribution method.

3.8.

Mitigation

.  Each Lender agrees that, upon becoming aware that it is subject to Section 3.5, 3.6, 3.7 or 5.9, it will take reasonable measures to reduce Borrowers' obligations under such Sections, including funding or maintaining its Commitments or Loans through another office, as long as use of such measures would not adversely affect the Lender's Commitments, Loans, business or interests, and would not be inconsistent with any internal policy or applicable legal or regulatory restriction.

3.9.

Funding Losses

.  If for any reason (other than default by a Lender) (a) any Borrowing of, or conversion to or continuation of, a LIBOR Loan does not occur on the date specified therefor in a Notice of Borrowing or Notice of Conversion/Continuation (whether or not withdrawn), (b) any repayment or conversion of a LIBOR Loan occurs on a day other than the end of its Interest Period, or (c) Borrowers fail to repay a LIBOR Loan when required hereunder, then Borrowers shall pay to Agent its customary administrative charge and to each Lender all losses and expenses that it sustains as a consequence thereof, including any loss or expense arising from liquidation or redeployment of funds or from fees payable to terminate deposits of matching funds.  Lenders shall not be required to purchase Dollar deposits in the London interbank market or any other offshore Dollar market to fund any LIBOR Loan, but the provisions hereof shall be deemed to apply as if each Lender had purchased such deposits to fund its LIBOR Loans.

3.10.

Maximum Interest

.  In no event shall interest, charges or other amounts that are contracted for, charged or received by Agent and Lenders pursuant to any Loan Documents and that are deemed interest under Applicable Law ("interest") exceed the highest rate permissible under Applicable Law ("maximum rate").  If, in any month, any interest rate, absent the foregoing limitation, would have exceeded the maximum rate, then the interest rate for that month shall be the maximum rate and, if in a future month, that interest rate would otherwise be less than the maximum rate, then the rate shall remain at the maximum rate until the amount of interest actually paid equals the amount of interest which would have accrued if it had not been limited by the maximum rate.  If, upon Full Payment of the Obligations, the total amount of interest actually paid under the Loan Documents is less than the total amount of interest that would, but for this Section, have accrued under the Loan Documents, then Borrowers shall, to the extent permitted by Applicable Law, pay to Agent, for the account of Lenders, (a) the lesser of (i) the amount of interest that would have been charged if the maximum rate had been in effect at all times, or (ii) the amount of interest that would have accrued had the interest rate otherwise set forth in the Loan Documents been in effect, minus (b) the amount of interest actually paid under the Loan Documents.  If a court of competent jurisdiction determines that Agent or any Lender has received interest in excess of the maximum amount allowed under Applicable Law, such excess shall be deemed received on account of, and shall automatically be applied to reduce, Obligations other than interest (regardless of any erroneous application thereof by Agent or any Lender), and upon Full Payment of the Obligations, any balance shall be refunded to Borrowers.  In determining whether any excess interest has been charged or received by Agent or any Lender, all interest at any time charged or received from Borrowers in connection with the Loan Documents shall, to the extent permitted by Applicable Law, be amortized, prorated, allocated and spread in equal parts throughout the full term of the Obligations.

SECTION 4.

LOAN ADMINISTRATION

4.1.

Manner of Borrowing and Funding Revolver Loans

.

4.1.1.

Notice of Borrowing.

(a)

Whenever Borrowers desire funding of a Borrowing of Revolver Loans, Borrower Agent shall give Agent a Notice of Borrowing.  Such notice must be received by Agent no later than 11:00 a.m. (i) on the Business Day of the requested funding date, in the case of Base Rate Loans, and (ii) at least three Business Days prior to the requested funding date, in the case of LIBOR Loans.  Notices received after 11:00 a.m. shall be deemed received on the next Business Day.  Each Notice of Borrowing shall be irrevocable and shall specify (A) the principal amount of the Borrowing, (B) the requested funding date (which must be a Business Day), (C) whether the Borrowing is to be made as Base Rate Loans or LIBOR Loans, and (D) in the case of LIBOR Loans, the duration of the applicable Interest Period (which shall be deemed to be one month if not specified).

(b)

Unless payment is otherwise timely made by Borrowers, the becoming due of any Obligations (whether principal, interest, fees or other charges, including Extraordinary Expenses, LC Obligations, Cash Collateral and Bank Product Debt) shall be deemed to be a request for Base Rate Revolver Loans on the due date, in the amount of such Obligations.  The proceeds of such Revolver Loans shall be disbursed as direct payment of the relevant Obligation.

(c)

If Borrowers establish a controlled disbursement account with Agent or any Affiliate of Agent, then the presentation for payment of any check or other item of payment drawn on such account at a time when there are insufficient funds to cover it shall be deemed to be a request for Base Rate Revolver Loans on the date of such presentation, in the amount of the check and items presented for payment.  The proceeds of such Revolver Loans may be disbursed directly to the controlled disbursement account or other appropriate account.

4.1.2.

Fundings by Lenders

.  Each Lender shall timely honor its Revolver Commitment by funding its Pro Rata share of each Borrowing of Revolver Loans that is properly requested hereunder.  Except for Borrowings to be made as Swingline Loans, Agent shall endeavor to notify Lenders of each Notice of Borrowing (or deemed request for a Borrowing) by 12:00 noon on the proposed funding date for Base Rate Loans or by 3:00 p.m. at least two Business Days before any proposed funding of LIBOR Loans.  Each Lender shall fund to Agent such Lender's Pro Rata share of the Borrowing to the account specified by Agent in immediately available funds not later than 2:00 p.m. on the requested funding date, unless Agent's notice is received after the times provided above, in which event Lender shall fund its Pro Rata share by 11:00 a.m. on the next Business Day.  Subject to its receipt of such amounts from Lenders, Agent shall disburse the proceeds of the Revolver Loans as directed by Borrower Agent.  Unless Agent shall have received (in sufficient time to act) written notice from a Lender that it does not intend to fund its Pro Rata share of a Borrowing, Agent may assume that such Lender has deposited or promptly will deposit its share with Agent, and Agent may disburse a corresponding amount to Borrowers.  If a Lender's share of any Borrowing is not in fact received by Agent, then Borrowers agree to repay to Agent on demand the amount of such share, together with interest thereon from the date disbursed until repaid, at the rate applicable to such Borrowing.

4.1.3.

Swingline Loans; Settlement.

(a)

Agent may, but shall not be obligated to, advance Swingline Loans to U.S. Borrowers out of Agent's own funds, up to an aggregate outstanding amount of $5,000,000, unless the funding is specifically required to be made by all Lenders hereunder.  Each Swingline Loan shall constitute a Revolver Loan for all purposes, except that payments thereon shall be made to Agent for its own account.  The obligation of U.S. Borrowers to repay Swingline Loans shall be evidenced by the records of Agent and need not be evidenced by any promissory note.

(b)

To facilitate administration of the Revolver Loans, Lenders and Agent agree (which agreement is solely among them, and not for the benefit of or enforceable by any Borrower) that settlement among them with respect to Swingline Loans and other Revolver Loans may take place periodically on a date determined from time to time by Agent, which shall occur at least once every five Business Days.  On each settlement date, settlement shall be made with each Lender in accordance with the Settlement Report delivered by Agent to Lenders.  Between settlement dates, Agent may in its discretion apply payments on Revolver Loans to Swingline Loans, regardless of any designation by any Borrower or any provision herein to the contrary.  Each Lender's obligation to make settlements with Agent is absolute and unconditional, without offset, counterclaim or other defense, and whether or not the Commitments have terminated, an Overadvance exists, or the conditions in Section 6 are satisfied.  If, due to an Insolvency Proceeding with respect to a Borrower or otherwise, any Swingline Loan may not be settled among Lenders hereunder, then each Lender shall be deemed to have purchased from Agent a Pro Rata participation in each unpaid Swingline Loan and shall transfer the amount of such participation to Agent, in immediately available funds, within one Business Day after Agent's request therefor.

4.1.4.

Notices.

  Each Borrower authorizes Agent and Lenders to extend, convert or continue Loans, effect selections of interest rates, and transfer funds to or on behalf of Borrowers based on telephonic or e-mailed instructions.  Borrowers shall confirm each such request by prompt delivery to Agent of a Notice of Borrowing or Notice of Conversion/Continuation, if applicable, but if it differs in any material respect from the action taken by Agent or Lenders, the records of Agent and Lenders shall govern.  Neither Agent nor any Lender shall have any liability for any loss suffered by a Borrower as a result of Agent or any Lender acting upon its understanding of telephonic or e-mailed instructions from a person believed in good faith by Agent or any Lender to be a person authorized to give such instructions on a Borrower's behalf.

4.2.

Defaulting Lender

.  If a Lender fails to make any payment to any Credit Party that is required hereunder, Agent may (but shall not be required to), in its discretion, retain payments that would otherwise be made to such defaulting Lender hereunder, apply the payments to such Lender's defaulted obligations or readvance the funds to Borrowers in accordance with this Agreement.  The failure of any Lender to fund a Loan or to make a payment in respect of a LC Obligation shall not relieve any other Lender of its obligations hereunder, and no Lender shall be responsible for default by another Lender.  Lenders and Agent agree (which agreement is solely among them, and not for the benefit of or enforceable by any Borrower) that, solely for purposes of determining a defaulting Lender's right to vote on matters relating to the Loan Documents and to share in payments, fees and Collateral proceeds thereunder, a defaulting Lender shall not be deemed to be a "Lender" until all its defaulted obligations have been cured.

4.3.

Number and Amount of LIBOR Loans; Determination of Rate

.

For ease of administration, all LIBOR Revolver Loans and all LIBOR Term Loans having the same length and beginning date of their Interest Periods shall be aggregated together, and such Loans shall be allocated among Lenders on a Pro Rata basis.  No more than 10 aggregated LIBOR Loans may be outstanding at any time, and each aggregate LIBOR Loan when made, continued or converted shall be in a minimum amount of $1,000,000, or an increment of $500,000 in excess thereof, or in such lower minimum amount or incremental amount as Agent may determine in its discretion.

Upon determining Adjusted LIBOR for any Interest Period requested by Borrowers, Agent shall promptly notify Borrowers thereof by telephone or electronically and, if requested by Borrowers, shall confirm any telephonic notice in writing.

4.4.

Borrower Agent

.  Each Borrower hereby designates Bairnco ("Borrower Agent") as its representative and agent for all purposes under the Loan Documents, including requests for Loans and Letters of Credit, designation of interest rates, delivery or receipt of communications with Agent, Issuing Bank or any Lender, preparation and delivery of Borrowing Base and financial reports, receipt and payment of Obligations, requests for waivers, amendments or other accommodations, actions under the Loan Documents (including in respect of compliance with covenants), and all other dealings with Agent, Issuing Bank or any Lender.  Borrower Agent hereby accepts such appointment.  Agent and Lenders shall be entitled to rely upon, and shall be fully protected in relying upon, any notice or communication (including any notice of borrowing) delivered by Borrower Agent on behalf of any Borrower.  Agent and Lenders may give any notice or communication with a Borrower hereunder to Borrower Agent on behalf of such Borrower.  Agent shall have the right, in its discretion, to deal exclusively with Borrower Agent for any or all purposes under the Loan Documents.  Each Borrower agrees that any notice, election, communication, representation, agreement or undertaking made on its behalf by Borrower Agent shall be binding upon and enforceable against it.

4.5.

One Obligation

.  The Loans (including the Foreign Currency Loans), LC Obligations and other Obligations shall constitute one general obligation of U.S. Borrowers, the Foreign Currency Loans and other Obligations relating to the Foreign Currency Loans shall constitute one general obligation of the Foreign Currency Borrowers, and (unless otherwise expressly provided in any Loan Document) the Loans (including the Foreign Currency Loans), LC Obligations and other Obligations shall be secured by Agent's Lien upon all Collateral; provided, however, that each Credit Party shall be deemed to be a creditor of, and the holder of a separate claim against, each Borrower to the extent of any Obligations jointly or severally owed by such Borrower.

4.6.

Effect of Termination

.  On the effective date of any termination of the Commitments, all Obligations shall be immediately due and payable, and any Lender may terminate its and its Affiliates' Bank Products (including, with the consent of Agent, any Cash Management Services).  All undertakings of Borrowers contained in the Loan Documents shall survive any termination, and Agent shall retain its Liens in the Collateral and all of its rights and remedies under the Loan Documents until Full Payment of the Obligations.  Notwithstanding Full Payment of the Obligations, Agent shall not be required to terminate its Liens in any Collateral unless, with respect to any damages Agent may incur as a result of the dishonor or return of Payment Items applied to Obligations, Agent receives (a) a written agreement, executed by Borrowers and any Person whose advances are used in whole or in part to satisfy the Obligations, indemnifying Agent and Lenders from any such damages; or (b) such Cash Collateral as Agent, in its discretion, deems necessary to protect against any such damages.  The provisions of Sections 2.3, 3.4, 3.6, 3.7, 3.9, 5.5, 5.9, 12, 14.2 and this Section, and the obligation of each Obligor and Lender with respect to each indemnity given by it in any Loan Document, shall survive Full Payment of the Obligations and any release relating to this credit facility.

SECTION 5.

PAYMENTS

5.1.

General Payment Provisions

.  All payments of Obligations shall be made in Dollars, without offset, counterclaim or defense of any kind, free of (and without deduction for) any Taxes, and in immediately available funds, not later than 12:00 noon on the due date.  Any payment after such time shall be deemed made on the next Business Day.  Borrowers may, at the time of payment, specify to Agent the Obligations to which such payment is to be applied, but Agent shall in all events retain the right to apply such payment in such manner as Agent, subject to the provisions hereof, may determine to be appropriate.  If any payment under the Loan Documents shall be stated to be due on a day other than a Business Day, the due date shall be extended to the next Business Day and such extension of time shall be included in any computation of interest and fees.  Any payment of a LIBOR Loan prior to the end of its Interest Period shall be accompanied by all amounts due under Section 3.9.  Any prepayment of Loans shall be applied first to Base Rate Loans and then to LIBOR Loans.

5.2.

Repayment of Revolver Loans

.  Revolver Loans shall be due and payable in full on the Revolver Termination Date, unless payment is sooner required hereunder.  Revolver Loans may be prepaid from time to time, without penalty or premium.  If any Asset Disposition includes the disposition of Accounts or Inventory, then Net Proceeds equal to the greater of (a) the net book value of such Accounts and Inventory, or (b) the reduction in the Borrowing Base upon giving effect to such disposition, shall be applied to the Revolver Loans.  Notwithstanding anything herein to the contrary, if an Overadvance exists, Borrowers shall, on the sooner of Agent's demand or the first Business Day after any Borrower has knowledge thereof, repay the outstanding Revolver Loans in an amount sufficient to reduce the principal balance of Revolver Loans to the Borrowing Base.

5.3.

Repayment of Term Loans

.

5.3.1.

Payment of Principal

.  The principal amount of the Term Loans shall be repaid on the first Business Day of each month in consecutive monthly installments of $93,284, commencing on December 1, 2006, and continuing through November 1, 2011, with all principal, interest and other amounts owing with respect to the Terms Loans shall be due and payable in full on the Term Loan Maturity Date.  Each installment shall be paid to Agent for the Pro Rata benefit of Lenders.  Once repaid, whether such repayment is voluntary or required, Term Loans may not be reborrowed.

5.3.2.

Mandatory Prepayments

.

(a)

Concurrently with any Permitted Asset Disposition of Equipment or Real Estate, Borrowers shall prepay Term Loans in an amount equal to the Net Proceeds of such disposition;

(b)

Concurrently with the receipt of any proceeds of insurance or condemnation awards paid in respect of any Equipment or Real Estate, Borrowers shall prepay Term Loans in an amount equal to such proceeds, subject to Section 8.6.2;

(c)

Concurrently with any issuance of Equity Interests by a Borrower other than sales by Bairnco of its Equity Interests in a public offering or to its employees or directors pursuant to a stock option plan, Borrowers shall prepay Term Loans in an amount equal to the net proceeds of such issuance; and

(d)

On the Commitment Termination Date, Borrowers shall prepay all Term Loans (unless sooner repaid hereunder).

5.3.3.

Optional Prepayments

.  Borrowers may, at their option from time to time, prepay the Term Loans.  Borrowers shall give written notice to Agent of an intended prepayment of Term Loans, which notice shall specify the amount of the prepayment, shall be irrevocable once given, shall be given at least 10 Business Days prior to the end of a month and shall be effective as of the first day of the next month.

5.3.4.

Interest; Application of Prepayments

.  Each prepayment of Term Loans shall be accompanied by all interest accrued thereon and any amounts payable under Section 3.9, and shall be applied to principal in inverse order of maturity.

5.4.

Payment of Other Obligations

.  Obligations other than Loans, including LC Obligations and Extraordinary Expenses, shall be paid by Borrowers as provided in the Loan Documents or, if no payment date is specified, on demand.

5.5.

Marshaling; Payments Set Aside

.  None of Agent or Lenders shall be under any obligation to marshal any assets in favor of any Obligor or against any Obligations.  If any Obligor makes a payment to Agent or Lenders, or if Agent or any Lender receives payment from the proceeds of Collateral, exercise of setoff or otherwise, and such payment is subsequently invalidated or required to be repaid to a trustee, receiver or any other Person, then the Obligations originally intended to be satisfied, and all Liens, rights and remedies therefor, shall be revived and continued in full force and effect as if such payment had not been received and any enforcement or setoff had not occurred.

5.6.

Post-Default Allocation of Payments

.

5.6.1.

Allocation

.  Notwithstanding anything herein to the contrary, during an Event of Default, monies to be applied to the Obligations, whether arising from payments by Obligors, realization on Collateral, setoff or otherwise, shall be allocated as follows:

(a)

first, to all costs and expenses, including Extraordinary Expenses, owing to Agent;

(b)

second, to all amounts owing to Agent on Swingline Loans or Protective Advances;

(c)

third, to all amounts owing to Issuing Bank on LC Obligations;

(d)

fourth, to all Obligations constituting fees (excluding amounts relating to Bank Products);

(e)

fifth, to all Obligations constituting interest (excluding amounts relating to Bank Products);

(f)

sixth, to provide Cash Collateral for outstanding Letters of Credit;

(g)

seventh, to all other Obligations, other than Bank Product Debt; and

(h)

last, to Bank Product Debt.

Amounts shall be applied to each category of Obligations set forth above until Full Payment thereof and then to the next category.  If amounts are insufficient to satisfy a category, they shall be applied on a pro rata basis among the Obligations in the category.  The allocations set forth in this Section are solely to determine the rights and priorities of Agent and Lenders as among themselves, and may be changed by agreement among them without the consent of any Obligor.  This Section is not for the benefit of or enforceable by any Borrower.

5.6.2.

Erroneous Application

.  Agent shall not be liable for any application of amounts made by it in good faith and, if any such application is subsequently determined to have been made in error, the sole recourse of any Lender or other Person to which such amount should have been made shall be to recover the amount from the Person that actually received it (and, if such amount was received by any Lender, such Lender hereby agrees to return it).

5.7.

Application of Payments

.  The ledger balance in the main Dominion Account as of the end of a Business Day shall be applied to the Obligations at the beginning of the next Business Day.  Each Borrower irrevocably waives the right to direct the application of any payments or Collateral proceeds, and agrees that Agent shall have the continuing, exclusive right to apply and reapply same against the Obligations, in such manner as Agent deems advisable, notwithstanding any entry by Agent in its records.  If, as a result of Agent's receipt of Payment Items or proceeds of Collateral, a credit balance exists, the balance shall not accrue interest in favor of Borrowers and shall be made available to Borrowers as long as no Default or Event of Default exists.

5.8.

Loan Account; Account Stated

.

5.8.1.

Loan Account

.  Agent shall maintain in accordance with its usual and customary practices an account or accounts ("Loan Account") evidencing the Debt of Borrowers resulting from each Loan or issuance of a Letter of Credit from time to time.  Any failure of Agent to record anything in the Loan Account, or any error in doing so, shall not limit or otherwise affect the obligation of Borrowers to pay any amount owing hereunder.  Agent may maintain a single Loan Account in the name of Borrower Agent, and each Borrower confirms that such arrangement shall have no effect on the joint and several character of its liability for the Obligations.

5.8.2.

Entries Binding

.  Entries made in the Loan Account shall constitute presumptive evidence of the information contained therein.  If any information contained in the Loan Account is provided to or inspected by any Person, then such information shall be conclusive and binding on such Person for all purposes absent manifest error, except to the extent such Person notifies Agent in writing within 30 days after receipt or inspection that specific information is subject to dispute.

5.9.

Taxes

.  If any Taxes (except Excluded Taxes) shall be payable by any party due to the execution, delivery, issuance or recording of any Loan Documents, or the creation or repayment of any Obligations, Borrowers shall pay (and shall promptly reimburse Credit Parties for their payment of) all such Taxes, including any interest and penalties thereon, and will indemnify and hold harmless Indemnitees against all liability in connection therewith.  If Borrowers shall be required by Applicable Law to withhold or deduct any Taxes (except Excluded Taxes) with respect to any sum payable under any Loan Documents, (a) the sum payable to any Credit Party hall be increased as may be necessary so that, after making all required withholding or deductions, Agent or such Lender (as the case may be) receives an amount equal to the sum it would have received had no such withholding or deductions been made; (b) Borrowers shall make such withholding or deductions; (c) Borrowers shall pay the full amount withheld or deducted to the relevant taxing or other authority in accordance with Applicable Law; and (d) promptly after payment thereof, Borrowers shall deliver to Agent copies of tax returns or filings, or other documentation satisfactory to Agent in its discretion, evidencing such payment of all such Taxes.

5.10.

Withholding Tax Exemption

.  At least five Business Days prior to the first date for payment of interest or fees hereunder to a Foreign Lender, the Foreign Lender shall deliver to Borrowers and Agent two duly completed copies of IRS Form W-8BEN or W-8ECI (or any subsequent replacement or substitute form therefor), certifying that such Lender can receive payment of Obligations without deduction or withholding of any United States federal income taxes.  Each Foreign Lender shall deliver to Borrowers and Agent two additional copies of such form before the preceding form expires or becomes obsolete or after the occurrence of any event requiring a change in the form, as well as any amendments, extensions or renewals thereof as may be reasonably requested by Borrowers or Agent, in each case, certifying that the Foreign Lender can receive payment of Obligations without deduction or withholding of any such taxes, unless an event (including any change in treaty or law) has occurred that renders such forms inapplicable or prevents the Foreign Lender from certifying that it can receive payments without deduction or withholding of such taxes.  During any period that a Foreign Lender does not or is unable to establish that it can receive payments without deduction or withholding of such taxes, other than by reason of an event (including any change in treaty or law) that occurs after it becomes a Lender, Agent may withhold taxes from payments to such Foreign Lender at the applicable statutory and treaty rates, and Borrowers shall not be required to pay any additional amounts under this Section as a result of such withholding.

5.11.

Currency Fluctuations.

5.11.1.

Not later than 1:00 p.m. on the last Business Day of each calendar month or, in the event that the Exchange Rate fluctuates in excess of 10% during such calendar month, any other Business Day in the reasonable discretion of Agent (the "Calculation Date"), Agent shall determine the Exchange Rate as of such date.  The Exchange Rate so determined shall become effective on the first Business Day immediately following such determination (a "Reset Date") and shall remain effective until the next succeeding Reset Date.  Nothing contained in this Section 5.11 shall be construed to require Agent to calculate compliance under this Section 5.11 more frequently than once each month.

5.11.2.

Not later than 4:00 p.m. on each Reset Date, Agent shall determine the Dollar Equivalent of the Foreign Currency Loans.

5.11.3.

If, on any Reset Date, the Total Revolver Exposure exceeds the total amount of the Revolver Commitments on such date, the aggregate amount of the Foreign Currency Loans on such date exceeds the Foreign Currency Sublimit on such date (the amount of any such excess referred to herein as the "Excess Amount") then (i) Agent shall give notice thereof to Borrowers and Lenders and (ii) within 1 Business Day thereafter, Borrowers shall cause such excess to be eliminated, either by repayment of Revolver Loans or depositing of Cash Collateral with Agent with respect to LC Obligations and until such Excess Amount is repaid, Lenders shall not have any obligation to make any Loans.

5.12.

Nature and Extent of Each Borrower's Liability

.

5.12.1.

Joint and Several Liability

.  Each (i) U.S. Borrower agrees that it is jointly and severally liable for, and absolutely and unconditionally guarantees to Agent and Lenders the prompt payment and performance of, all Obligations and all agreements under the Loan Documents, and (ii) each Foreign Currency Borrower agrees that it is jointly and severally liable for, and absolutely and unconditionally guarantees to Agent and Lenders the prompt payment and performance of, all Foreign Currency Loans and other Obligations relating to the Foreign Currency Loans, in each case regardless of which Borrower received the proceeds of any Loans or other extensions of credit hereunder or the amount of such Loans or other extensions of credit or the manner in which any Credit Party accounts for such Loans or other extensions of credit on its books and records, it being acknowledged and agreed that Loans  (including Foreign Currency Loans) and other extensions of credit to any Borrower inure to the mutual benefit of all U.S. Borrowers and that Loans and other extensions of credit to any Foreign Currency Borrower inure to the mutual benefit of all Foreign Currency Borrowers.  Each Borrower agrees that its guaranty obligations hereunder constitute a continuing guaranty of payment and performance and not of collection, that such obligations shall not be discharged until Full Payment of the Obligations, and that such obligations are absolute and unconditional, irrespective of (a) the genuineness, validity, regularity, enforceability, subordination or any future modification of, or change in, any Obligations or Loan Document, or any other document, instrument or agreement to which any Obligor is or may become a party or liable; (b) the absence of any action to enforce this Agreement (including this Section) or any other Loan Document, or any waiver, consent or indulgence of any kind by any Credit Party with respect thereto; (c) the existence, value or condition of, or failure to perfect a Lien or to preserve rights against, any security or guaranty for the Obligations or any action, or the absence of any action, by Agent or any Lender in respect thereof (including the release of any security or guaranty); (d) the insolvency of any Obligor; (e) any Credit Party's election in an Insolvency Proceeding for the application of Section 1111(b)(2) of the Bankruptcy Code; (f) any borrowing or grant of a Lien by any other Borrower, as debtor-in-possession under Section 364 of the Bankruptcy Code or otherwise; (g) the disallowance of any claims of any Credit Party against any Obligor for the repayment of any Obligations under Section 502 of the Bankruptcy Code or otherwise; or (h) any other action or circumstances that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, except Full Payment of all Obligations.

5.12.2.

Waivers

.

(a)

Each Borrower expressly waives all rights that it may have now or in the future under any statute, at common law, in equity or otherwise, to compel Agent or Lenders to marshal assets or to proceed against any Obligor, other Person or security for the payment or performance of any Obligations before, or as a condition to, proceeding against such Borrower.  It is agreed among each Borrower, Agent and Lenders that the provisions of this Section are of the essence of the transaction contemplated by the Loan Documents and that, but for such provisions, Agent and Lenders would decline to make Loans and issue Letters of Credit.  Notwithstanding anything to the contrary in any Loan Document, and except as set forth in Section 5.11.3, each Borrower expressly waives all rights at law or in equity to subrogation, reimbursement, exoneration, contribution, indemnification or set off, as well as all defenses available to a surety, guarantor or accommodation co-obligor.  Each Borrower acknowledges that its guaranty pursuant to this Section is necessary to the conduct and promotion of its business, and can be expected to benefit such business.

(b)

Agent and Lenders may, in their discretion, pursue such rights and remedies as they deem appropriate, including realization upon Collateral or any Real Estate by judicial foreclosure or non-judicial sale or enforcement, without affecting any rights and remedies under this Section 5.12.  If, in the exercise of any rights or remedies, Agent or any Lender shall forfeit any of its rights or remedies, including its right to enter a deficiency judgment against any Borrower or any other Person, whether because of any applicable laws pertaining to “election of remedies” or otherwise, each Borrower consents to such action by Agent or such Lender and waives any claim based upon such action, even if the action may result in loss of any rights of subrogation that any Borrower might otherwise have had but for such action.  Any election of remedies that results in denial or impairment of the right of Agent or any Lender to seek a deficiency judgment against any Borrower shall not impair any other Borrower’s obligation to pay the full amount of the Obligations.  Each Borrower waives all rights and defenses arising out of an election of remedies, such as nonjudicial foreclosure with respect to any security for the Obligations, even though that election of remedies destroys such Borrower's rights of subrogation against any other Person.  If Agent bids at any foreclosure or trustee’s sale or at any private sale, Agent may bid all or a portion of the Obligations and the amount of such bid need not be paid by Agent but shall be credited against the Obligations.  The amount of the successful bid at any such sale, whether Agent or any other Person is the successful bidder, shall be conclusively deemed to be the fair market value of the Collateral, and the difference between such bid amount and the remaining balance of the Obligations shall be conclusively deemed to be the amount of the Obligations guaranteed under this Section 5.12, notwithstanding that any present or future law or court decision may have the effect of reducing the amount of any deficiency claim to which Agent or any Lender might otherwise be entitled but for such bidding at any such sale.

5.12.3.

No Reduction in Liability for Obligations

.  No payment or payments made by an Obligor or received or collected by any Credit Party or any other Person by virtue of any action or proceeding or any setoff or appropriation or application at any time or from time to time in reduction of or in payment of the Obligations shall be deemed to modify, release or otherwise affect the liability of any Borrower under this Agreement for any remaining Obligations, each of whom shall remain jointly and severally liable for the payment and performance of all Obligations until Full Payment of such Obligations.

5.12.4.

Extent of Liability; Contribution

.

(a)

Notwithstanding anything herein to the contrary, each Borrower’s liability under this Section 5.12 shall be limited to the greater of (i) all amounts for which such Borrower is primarily liable, as described below, and (ii) such Borrower's Allocable Amount.

(b)

If any Borrower makes a payment under this Section 5.12 of any Obligations (other than amounts for which such Borrower is primarily liable) (a "Guarantor Payment") that, taking into account all other Guarantor Payments previously or concurrently made by any other Borrower, exceeds the amount that such Borrower would otherwise have paid if each Borrower had paid the aggregate Obligations satisfied by such Guarantor Payments in the same proportion that such Borrower’s Allocable Amount bore to the total Allocable Amounts of all Borrowers, then such Borrower shall be entitled to receive contribution and indemnification payments from, and to be reimbursed by, each other Borrower for the amount of such excess, pro rata based upon their respective Allocable Amounts in effect immediately prior to such Guarantor Payment.  The "Allocable Amount" for any Borrower shall be the maximum amount that could then be recovered from such Borrower under this Section 5.12 without rendering such payment voidable or avoidable under Section 548 of the Bankruptcy Code or under any applicable state fraudulent transfer or conveyance act, or similar statute or common law.

(c)

Nothing contained in this Section 5.12 shall limit the liability of any Borrower to pay Loans made directly or indirectly to that Borrower (including Loans advanced to any other Borrower and then re-loaned or otherwise transferred to, or for the benefit of, such Borrower), LC Obligations relating to Letters of Credit issued to support such Borrower’s business, and all accrued interest, fees, expenses and other related Obligations with respect thereto, for which such Borrower shall be primarily liable for all purposes hereunder.  Agent and Lenders shall have the right, at any time in their discretion, to condition Loans and Letters of Credit upon a separate calculation of borrowing availability for each Borrower and to restrict the disbursement and use of such Loans and Letters of Credit to such Borrower.

5.12.5.

Joint Enterprise

.  Each Borrower has requested that Agent and Lenders make this credit facility available to Borrowers on a combined basis, in order to finance Borrowers' business most efficiently and economically.  Borrowers' business is a mutual and collective enterprise, and Borrowers believe that consolidation of their credit facility will enhance the borrowing power of each Borrower and ease the administration of their relationship with Lenders, all to the mutual advantage of Borrowers.  Borrowers acknowledge and agree that Agent's and Lenders' willingness to extend credit to Borrowers and to administer the Collateral on a combined basis, as set forth herein, is done solely as an accommodation to Borrowers and at Borrowers' request.

5.12.6.

Subordination

.  Each U.S. Borrower hereby subordinates any claims, including any right of payment, subrogation, contribution and indemnity, that it may have at any time against any other Obligor, howsoever arising, to the Full Payment of all Obligations.  Each Foreign Currency Borrower hereby subordinates any claims, including any right of payment, subrogation, contribution and indemnity, that it may have at any time against any other Foreign Currency Borrower, howsoever arising, to the Full Payment of all Foreign Currency Loans and other Obligations relating to the Foreign Currency Loans.

SECTION 6.

CONDITIONS PRECEDENT

6.1.

Conditions Precedent to Initial Loans

.  In addition to the conditions set forth in Section 6.2, Lenders shall not be required to fund any requested Loan, issue any Letter of Credit, or otherwise extend credit to Borrowers hereunder, until the date ("Closing Date") that each of the following conditions has been satisfied:

(a)

Notes shall have been executed by Borrowers and delivered to each Lender that requests issuance of a Note.  Each other Loan Document shall have been duly executed and delivered to Agent by each of the signatories thereto, and each Obligor shall be in compliance with all terms thereof.

(c)

Agent shall have received acknowledgments of all filings or recordations necessary to perfect its Liens in the Collateral, as well as UCC and Lien searches and other evidence satisfactory to Agent that such Liens are the only Liens upon the Collateral, except Permitted Liens.

(c)

Agent shall have received the Related Real Estate Documents for all Real Estate subject to a Mortgage.

(d)

Agent shall have received duly executed agreements establishing each Dominion Account and related lockbox, in form and substance, and with financial institutions, satisfactory to Agent.

(e)

Agent shall have received certificates, in form and substance satisfactory to it, from a knowledgeable Senior Officer of each Borrower certifying that, after giving effect to the initial Loans and transactions hereunder, (i) such Borrower is Solvent; (ii) no Default or Event of Default exists; (iii) the representations and warranties set forth in Section 9 are true and correct; and (iv) such Borrower has complied with all agreements and conditions to be satisfied by it under the Loan Documents.

(f)

Agent shall have received a certificate of a duly authorized officer of each Obligor, certifying (i) that attached copies of such Obligor's Organic Documents are true and complete, and in full force and effect, without amendment except as shown, (ii) that an attached copy of resolutions authorizing execution and delivery of the Loan Documents is true and complete, and that such resolutions are in full force and effect, were duly adopted, have not been amended, modified or revoked, and constitute all resolutions adopted with respect to this credit facility, and (iii) to the title, name and signature of each Person authorized to sign the Loan Documents.  Agent may conclusively rely on this certificate until it is otherwise notified by the applicable Obligor in writing.

(g)

Agent shall have received a written opinion of Holland & Knight, as well as any local counsel to Borrowers or Agent, in form and substance satisfactory to Agent.

(h)

Agent shall have received copies of the charter documents of each Obligor, certified as appropriate by the Secretary of State or another official of such Obligor's jurisdiction of organization.  Agent shall have received good standing certificates for each Obligor, issued by the Secretary of State or other appropriate official of such Obligor's jurisdiction of organization and each jurisdiction where such Obligor's conduct of business or ownership of Property necessitates qualification.

(i)

Agent shall have received copies of policies or certificates of insurance for the insurance policies carried by Borrowers, all in compliance with the Loan Documents.

(j)

Agent shall have completed its business, financial and legal due diligence of Obligors, with results satisfactory to Agent.  No material adverse change in the financial condition of any Obligor or in the quality, quantity or value of any Collateral shall have occurred since December 31, 2005.  Borrowers shall have entered into an extension of its existing collective bargaining agreement with the United Foods and Commercial Workers Local 266 for Borrowers' Bear, Delaware manufacturing facility or a new collective bargaining agreement with such union, for a period consistent with the period of previous collective bargaining agreements with such union.

(k)

Borrowers shall have paid all fees and expenses to be paid to Agent and Lenders on the Closing Date.

(l)

Agent shall have received a Borrowing Base Certificate prepared as of the Closing Date.  Upon giving effect to the initial funding of Loans and issuance of Letters of Credit, the consummation of the Asset Purchase and the payment by Borrowers of all fees and expenses incurred in connection herewith and therewith and after increasing the Availability Reserve in the amount of payables of each Borrower stretched beyond such Borrower's customary payment practices, Availability shall be at least $3,000,000.

(m)

Agent shall have received from the owner of the Acquired Residential Properties a negative pledge agreement with respect to such Real Estate, in form and substance satisfactory to Agent.

6.2.

Conditions Precedent to All Credit Extensions

.  Agent, Issuing Bank and Lenders shall not be required to fund any Loans, arrange for issuance of any Letters of Credit or grant any other accommodation to or for the benefit of Borrowers, unless the following conditions are satisfied:

(a)

No Default or Event of Default shall exist at the time of, or result from, such funding, issuance or grant;

(b)

The representations and warranties of each Obligor in the Loan Documents shall be true and correct on the date of, and upon giving effect to, such funding, issuance or grant (except for representations and warranties that expressly relate to an earlier date);

(c)

All conditions precedent in any other Loan Document shall be satisfied;

(d)

No event shall have occurred or circumstance exist that has or could reasonably be expected to have a Material Adverse Effect; and

(e)

With respect to issuance of a Letter of Credit, the LC Conditions shall be satisfied.

Each request (or deemed request) by Borrowers for funding of a Loan, issuance of a Letter of Credit or grant of an accommodation shall constitute a representation by Borrowers that the foregoing conditions are satisfied on the date of such request and on the date of such funding, issuance or grant.  As an additional condition to any funding, issuance or grant, Agent shall have received such other information, documents, instruments and agreements as it deems appropriate in connection therewith.

6.3.

Limited Waiver of Conditions Precedent

.  If Agent, Issuing Bank or Lenders fund any Loans, arrange for issuance of any Letters of Credit or grant any other accommodation when any conditions precedent are not satisfied (regardless of whether the lack of satisfaction was known or unknown at the time), it shall not operate as a waiver of (a) the right of Agent, Issuing Bank and Lenders to insist upon satisfaction of all conditions precedent with respect to any subsequent funding, issuance or grant; nor (b) any Default or Event of Default due to such failure of conditions or otherwise.

SECTION 7.

COLLATERAL

7.1.

Grant of Security Interest

.  To secure the prompt payment and performance of all Obligations, each U.S. Borrower hereby grants to Agent, for the benefit of Secured Parties, a continuing security interest in and Lien upon all Property of such Borrower, including all of the following Property, whether now owned or hereafter acquired, and wherever located:

(a)

all Accounts;

(b)

all Chattel Paper, including electronic chattel paper;

(c)

all Commercial Tort Claims;

(d)

all Deposit Accounts;

(e)

all Documents;

(f)

all General Intangibles, including Payment Intangibles, Software and Intellectual Property;

(g)

all Goods, including Inventory, Equipment and fixtures;

(h)

all Instruments;

(i)

all Investment Property;

(j)

all Letter-of-Credit Rights;

(k)

all Supporting Obligations;

(l)

all monies, whether or not in the possession or under the control of Agent, a Lender, or a bailee or Affiliate of Agent or a Lender, including any Cash Collateral;

(m)

all accessions to, substitutions for, and all replacements, products, and cash and non-cash proceeds of the foregoing, including proceeds of and unearned premiums with respect to insurance policies, and claims against any Person for loss, damage or destruction of any Collateral; and

(n)

all books and records (including customer lists, files, correspondence, tapes, computer programs, print-outs and computer records) pertaining to the foregoing.

7.2.

Lien on Deposit Accounts; Cash Collateral

.

7.2.1.

Deposit Accounts

.  To further secure the prompt payment and performance of all Obligations, each Borrower hereby grants to Agent, for the benefit of Secured Parties, a continuing security interest in and Lien upon all of such Borrower's right, title and interest in and to each Deposit Account of such Borrower and any deposits or other sums at any time credited to any such Deposit Account, including any sums in any blocked or lockbox accounts or in any accounts into which such sums are swept.  Each Borrower authorizes and directs each bank or other depository to deliver to Agent, on a daily basis, all balances in each Deposit Account maintained by such Borrower with such depository for application to the Obligations then outstanding.  Each Borrower irrevocably appoints Agent as such Borrower's attorney-in-fact to collect such balances to the extent any such delivery is not so made.

7.2.2.

Cash Collateral

.  Any Cash Collateral may be invested, in Agent's discretion, in Cash Equivalents, but Agent shall have no duty to do so, regardless of any agreement, understanding or course of dealing with any Borrower, and shall have no responsibility for any investment or loss.  Each Borrower hereby grants to Agent, for the benefit of Secured Parties, a security interest in all Cash Collateral held from time to time and all proceeds thereof, as security for the Obligations, whether such Cash Collateral is held in the Cash Collateral Account or elsewhere.  Agent may apply Cash Collateral to the payment of any Obligations, in such order as Agent may elect, as they become due and payable.  The Cash Collateral Account and all Cash Collateral shall be under the sole dominion and control of Agent.  No Borrower or other Person claiming through or on behalf of any Borrower shall have any right to any Cash Collateral, until Full Payment of all Obligations.

7.3.

Real Estate Collateral

.

7.3.1.

Lien on Real Estate

.  The Obligations shall also be secured by Mortgages upon all Real Estate owned by U.S. Borrowers, including the Real Estate located at the location described on Schedule 7.3.  The Mortgages shall be duly recorded, at Borrowers' expense, in each office where such recording is required to constitute a fully perfected Lien on the Real Estate covered thereby.  If any  U.S. Borrower acquires Real Estate hereafter, such Borrower shall, within 30 days, execute, deliver and record a Mortgage sufficient to create a first priority Lien in favor of Agent on such Real Estate, and shall deliver all Related Real Estate Documents.

7.3.2.

Collateral Assignment of Leases

.  To further secure the prompt payment and performance of all Obligations, each Borrower hereby transfers and assigns to Agent, for the benefit of Secured Parties, all of such Borrower's right, title and interest in, to and under all now or hereafter existing leases of real Property to which such Borrower is a party, whether as lessor or lessee, and all extensions, renewals and modifications thereof.

7.4.

Other Collateral

.

7.4.1.

Commercial Tort Claims

.  Borrowers shall promptly notify Agent in writing if any U.S. Borrower has a Commercial Tort Claim (other than, as long as no Default or Event of Default exists, a Commercial Tort Claim for less than $100,000) and, upon Agent's request, shall promptly execute such documents and take such actions as Agent deems appropriate to confer upon Agent (for the benefit of Secured Parties) a duly perfected, first priority Lien upon such claim.

7.4.2.

Certain After-Acquired Collateral

.  Borrowers shall promptly notify Agent in writing if, after the Closing Date, any U.S. Borrower obtains any interest in any Collateral consisting of Deposit Accounts, Chattel Paper, Documents, Instruments, Intellectual Property, Investment Property or Letter-of-Credit Rights and, upon Agent's request, shall promptly execute such documents and take such actions as Agent deems appropriate to effect Agent's duly perfected, first priority Lien upon such Collateral, including obtaining any appropriate possession, control agreement or Lien Waiver.  If any Collateral is in the possession of a third party, at Agent's request, Borrowers shall obtain an acknowledgment that such third party holds the Collateral for the benefit of Agent.

7.5.

No Assumption of Liability

.  The Lien on Collateral granted hereunder is given as security only and shall not subject Agent or any Lender to, or in any way modify, any obligation or liability of Borrowers relating to any Collateral.

7.6.

Further Assurances

.  Promptly upon request, Borrowers shall deliver such instruments, assignments, title certificates, or other documents or agreements, and shall take such actions, as Agent deems appropriate under Applicable Law to evidence or perfect its Lien on any Collateral, or otherwise to give effect to the intent of this Agreement.  Each Borrower authorizes Agent to file any financing statement that indicates the Collateral as "all assets" or "all personal property" of such Borrower, or words to similar effect, and ratifies any action taken by Agent before the Closing Date to effect or perfect its Lien on any Collateral.

7.7.

Foreign Subsidiary Stock

.  Notwithstanding Section 7.1, the Collateral shall include only 65% of the voting stock of any Foreign Subsidiary.

SECTION 8.

COLLATERAL ADMINISTRATION

8.1.

Borrowing Base Certificates

.  On the Closing Date and on or before the third Business Day of each week after the Closing Date, Borrowers shall deliver to Agent (and Agent shall promptly deliver same to Lenders) a Borrowing Base Certificate prepared as of the close of business of the previous week, and at such other times as Agent may request.  Borrowers shall include a recalculation of Eligible Accounts and Eligible Inventory in each Borrowing Base Certificate delivered during the second week of each month.  All calculations of Availability in any Borrowing Base Certificate shall originally be made by Borrowers and certified by a Senior Officer, provided that Agent may from time to time review and adjust any such calculation (a) to reflect its reasonable estimate of declines in value of any Collateral, due to collections received in the Dominion Account or otherwise; (b) to adjust advance rates to reflect changes in quality, mix and other factors affecting Collateral; and (c) to the extent the calculation is not made in accordance with this Agreement or does not accurately reflect the Availability Reserve.  In no event shall the Borrowing Base on any date be deemed to exceed the amounts shown on the Borrowing Base Certificate last received by Agent prior to such date, as the calculation in such Borrowing Base Certificate may be adjusted from time to time by Agent as herein authorized.

8.2.

Administration of Accounts

.

8.2.1.

Records and Schedules of Accounts

.  Each Borrower shall keep accurate and complete records of its Accounts, including all payments and collections thereon, and shall submit to Agent, on such periodic basis as Agent may request, a sales and collections report, in form satisfactory to Agent.  Each Borrower shall also provide to Agent, on or before the 15th day of each month, a detailed aged trial balance of all Accounts as of the end of the preceding month, specifying each Account's Account Debtor name and address, amount, invoice date and/or due date, showing any discount, allowance, credit, authorized return or dispute, and including such proof of delivery, copies of invoices and invoice registers, copies of related documents, repayment histories, status reports and other information as Agent may reasonably request.  If Accounts in an aggregate face amount of $250,000 or more cease to be Eligible Accounts, Borrowers shall notify Agent of such occurrence promptly (and in any event within three Business Days) after any Borrower has knowledge thereof.

8.2.2.

Taxes

.  If an Account of any Borrower includes a charge for any Taxes, Agent is authorized, in its discretion, to pay the amount thereof to the proper taxing authority for the account of such Borrower and to charge Borrowers therefor; provided, however, that no Credit Party shall be liable for any Taxes that may be due from Borrowers or with respect to any Collateral.

8.2.3.

Account Verification

.  Whether or not a Default or Event of Default exists, Agent shall have the right at any time, in the name of Agent, any designee of Agent or any Borrower to verify the validity, amount or any other matter relating to any Accounts of Borrowers by mail, telephone or otherwise.  Borrowers shall cooperate fully with Agent in an effort to facilitate and promptly conclude any such verification process.

8.2.4.

Maintenance of Dominion Account

.  Borrowers shall maintain Dominion Accounts pursuant to lockbox or other arrangements acceptable to Agent.  Borrowers shall obtain an agreement (in form and substance satisfactory to Agent) from each lockbox servicer and Dominion Account bank, establishing Agent's control over and Lien in the lockbox or Dominion Account, requiring immediate deposit of all remittances received in the lockbox to a Dominion Account and, if such Dominion Account is not maintained with Bank of America, requiring immediate transfer of all funds in the Dominion Account to a Dominion Account maintained with Bank of America, and waiving offset rights of such servicer or bank against any funds in the lockbox or Dominion Account, except offset rights for customary administrative charges and for Payment Items dishonored or returned for insufficient funds, on terms acceptable to Agent.  No Credit Party assumes any responsibility to Borrowers for any lockbox arrangement or Dominion Account, including any claim of accord and satisfaction or release with respect to any Payment Items accepted by any bank.

8.2.5.

Proceeds of Collateral

.  Borrowers shall request in writing and otherwise take all reasonable steps to ensure that all payments on Accounts or otherwise relating to Collateral are made directly to a Dominion Account (or a lockbox relating to a Dominion Account).  If any Borrower or Subsidiary receives cash or Payment Items with respect to any Collateral, it shall hold same in trust for Agent and promptly (not later than the next Business Day) deposit same into a Dominion Account.

8.3.

Administration of Inventory

.

8.3.1.

Records and Reports of Inventory

.  Each Borrower shall keep accurate and complete records of its Inventory, including costs and daily withdrawals and additions, and shall submit to Agent inventory reports in form satisfactory to Agent, on such periodic basis as Agent may request.  Each Borrower shall conduct either a physical inventory at least once per calendar year or periodic cycle counts consistent with historical practices (provided that, each Borrower shall conduct a physical inventory when requested by Agent from time to time at any time that an Event of Default exists), and shall provide to Agent a report based on each such inventory and count promptly upon completion thereof, together with such supporting information as Agent may request.  Agent may participate in and observe each inventory or physical count.

8.3.2.

Returns of Inventory

.  No Borrower shall return any Inventory to a supplier, vendor or other Person, whether for cash, credit or otherwise, unless (a) such return is in the Ordinary Course of Business; (b) no Default, Event of Default or Overadvance exists or would result therefrom; (c) Agent is promptly notified if the aggregate Value of all Inventory returned in any month exceeds $250,000; and (d) any payment received by a Borrower for a return is promptly remitted to Agent for application to the Obligations.

8.3.3.

Acquisition, Sale and Maintenance

.  No Borrower shall acquire or accept any Inventory on consignment or approval, and each Borrower shall take all steps to assure that all Inventory is produced in accordance with Applicable Law, including the FLSA.  No Borrower shall sell any Inventory on approval or any other basis under which the customer may return or require a Borrower to repurchase such Inventory.  Borrowers shall use, store and maintain all Inventory with reasonable care and caution, in accordance with applicable standards of any insurance and in conformity with all Applicable Law, and shall make current rent payments (within applicable grace periods provided for in leases) at all locations where any Collateral is located.

8.4.

Administration of Equipment

.

8.4.1.

Records and Schedules of Equipment

.  Each Borrower shall keep accurate and complete records of its Equipment, including kind, quality, quantity, cost, acquisitions and dispositions thereof, and shall submit to Agent, on such periodic basis as Agent may request, a current schedule thereof, in form satisfactory to Agent.  Promptly upon request, Borrowers shall deliver to Agent evidence of their ownership or interests in any Equipment.

8.4.2.

Dispositions of Equipment

.  No Borrower shall sell, lease or otherwise dispose of any Equipment, without the prior written consent of Agent, other than (a) a Permitted Asset Disposition; and (b) replacement of Equipment that is worn, damaged or obsolete with Equipment of like function and value, if the replacement Equipment is acquired substantially contemporaneously with such disposition and is free of Liens.

8.4.3.

Condition of Equipment

.  The Equipment is in good operating condition and repair, and all necessary replacements and repairs have been made so that the value and operating efficiency of the Equipment is preserved at all times, reasonable wear and tear excepted.  Each Borrower shall ensure that the Equipment is mechanically and structurally sound, and capable of performing the functions for which it was designed, in accordance with the manufacturer's published and recommended specifications.  No Borrower shall permit any Equipment to become affixed to real Property unless any landlord or mortgagee delivers a Lien Waiver or similar instrument.

8.5.

Administration of Deposit Accounts; Other Account Matters.

.  Schedule 8.5 sets forth all Deposit Accounts maintained by Borrowers, including all Dominion Accounts.  Each Borrower shall take all actions necessary to establish Agent's control of each such Deposit Account (other than an account exclusively used for payroll, payroll taxes or employee benefits, or an account containing not more that $10,000 at any time).  Each Borrower shall be the sole account holder of each Deposit Account and shall not allow any other Person (other than Agent) to have control over a Deposit Account or any Property deposited therein.  Each Borrower shall promptly notify Agent of any opening or closing of a Deposit Account and, with the consent of Agent, will amend Schedule 8.5 to reflect same.  Each U.S. Borrower shall maintain each of its lockbox and collection accounts, and, where feasible, each of its disbursement accounts at Bank of America.  Borrowers shall cause all collected available funds in the Kasco Lockbox Account to be transferred daily commencing on the Closing Date, to Agent in accordance with wire transfer instructions from time to time provided by Agent to Borrower Agent, and shall cause the Kasco Lockbox Account to be transferred to Bank of America on or before April 6, 2007.

8.6.

General Provisions

.

8.6.1.

Location of Collateral

.  All tangible items of Collateral, other than Inventory in transit, shall at all times be kept by Borrowers at the business locations set forth in Schedule 8.6.1, except that Borrowers may (a) make sales or other dispositions of Collateral in accordance with Section 10.2.7; and (b) move Collateral to another location in the United States, upon 30 Business Days prior written notice to Agent.

8.6.2.

Insurance of Collateral; Condemnation Proceeds.

(a)

Each Borrower shall maintain insurance with respect to the Collateral, covering casualty, hazard, public liability, theft, malicious mischief, and such other risks, in such amounts, with such endorsements, and with such insurers (rated A VII or better by A.M. Best Rating Guide) as are satisfactory to Agent.  All proceeds under each policy shall be payable to Agent.  From time to time upon request, Borrowers shall deliver to Agent the originals or certified copies of its insurance policies and updated flood plain searches.  Unless Agent shall agree otherwise, each policy shall include satisfactory endorsements (i) showing Agent as sole loss payee or additional insured, as appropriate; (ii) requiring 30 days prior written notice to Agent in the event of cancellation of the policy for any reason whatsoever; and (iii) specifying that the interest of Agent shall not be impaired or invalidated by any act or neglect of any Borrower or the owner of the Property, nor by the occupation of the premises for purposes more hazardous than are permitted by the policy.  If any Borrower fails to provide and pay for such insurance, Agent may, at its option, but shall not be required to, procure the insurance and charge Borrowers therefor.  Each Borrower agrees to deliver to Agent, promptly as rendered, copies of all reports made to insurance companies.  While no Event of Default exists, Borrowers may settle, adjust or compromise any insurance claim, as long as the proceeds are delivered to Agent.  If an Event of Default exists, only Agent shall be authorized to settle, adjust and compromise such claims.

(b)

Any proceeds of insurance (other than proceeds from workers' compensation or D&O insurance) and any awards arising from condemnation of any Collateral shall be paid to Agent.  Any such proceeds or awards that relate to Inventory shall be applied to payment of the Revolver Loans, and then to any other Obligations outstanding, other than Term Loans.  Subject to clause (c) below, any proceeds or awards that relate to Equipment or Real Estate shall be applied first to Term Loans, then to Revolver Loans and then to other Obligations.

(c)

If requested by Borrowers in writing within 15 days after Agent's receipt of any insurance proceeds or condemnation awards relating to any loss or destruction of Equipment or Real Estate, Borrowers may use such proceeds or awards to repair or replace such Equipment or Real Estate (and until so used, the proceeds shall be held by Agent as Cash Collateral) as long as (i) no Default or Event of Default exists; (ii) such repair or replacement is promptly undertaken and concluded, in accordance with plans satisfactory to Agent; (iii) replacement buildings are constructed on the sites of the original casualties and are of comparable size, quality and utility to the destroyed buildings; (iv) the repaired or replaced Property is free of Liens, other than Permitted Liens that are not Purchase Money Liens; (v) Borrowers comply with disbursement procedures for such repair or replacement as Agent may reasonably require; and (vi) the aggregate amount of such proceeds or awards from any single casualty or condemnation does not exceed $7,000,000.

8.6.3.

Protection of Collateral

.  All expenses of protecting, storing, warehousing, insuring, handling, maintaining and shipping any Collateral, all Taxes payable with respect to any Collateral (including any sale thereof), and all other payments required to be made by Agent to any Person to realize upon any Collateral, shall be borne and paid by Borrowers.  Agent shall not be liable or responsible in any way for the safekeeping of any Collateral, for any loss or damage thereto (except for reasonable care in its custody while Collateral is in Agent's actual possession), for any diminution in the value thereof, or for any act or default of any warehouseman, carrier, forwarding agency or other Person whatsoever, but the same shall be at Borrowers' sole risk.

8.6.4.

Defense of Title to Collateral

.  Each Borrower shall at all times defend its title to Collateral and Agent's Liens therein against all Persons, claims and demands whatsoever, except Permitted Liens.

8.7.

Power of Attorney

.  Each Borrower hereby irrevocably constitutes and appoints Agent (and all Persons designated by Agent) as such Borrower's true and lawful attorney (and agent-in-fact) for the purposes provided in this Section.  Agent, or Agent's designee, may, without notice and in either its or a Borrower's name, but at the cost and expense of Borrowers:

(a)

Endorse a Borrower's name on any Payment Item or other proceeds of Collateral (including proceeds of insurance) that come into Agent's possession or control; and

(b)

During an Event of Default, (i) notify any Account Debtors of the assignment of their Accounts, demand and enforce payment of Accounts, by legal proceedings or otherwise, and generally exercise any rights and remedies with respect to Accounts; (ii) settle, adjust, modify, compromise, discharge or release any Accounts or other Collateral, or any legal proceedings brought to collect Accounts or Collateral; (iii) sell or assign any Accounts and other Collateral upon such terms, for such amounts and at such times as Agent deems advisable; (iv) take control, in any manner, of any proceeds of Collateral; (v) prepare, file and sign a Borrower's name to a proof of claim or other document in a bankruptcy of an Account Debtor, or to any notice, assignment or satisfaction of Lien or similar document; (vi) receive, open and dispose of mail addressed to a Borrower, and notify postal authorities to change the address for delivery thereof to such address as Agent may designate; (vii) endorse any Chattel Paper, Document, Instrument, invoice, freight bill, bill of lading, or similar document or agreement relating to any Accounts, Inventory or other Collateral; (viii) use a Borrower's stationery and sign its name to verifications of Accounts and notices to Account Debtors; (ix) use the information recorded on or contained in any data processing equipment and computer hardware and software relating to any Collateral; (x) make and adjust claims under policies of insurance; (xi) take any action as may be necessary or appropriate to obtain payment under any letter of credit or banker's acceptance for which a Borrower is a beneficiary; and (xii) take all other actions as Agent deems appropriate to fulfill any Borrower's obligations under the Loan Documents.

SECTION 9.

REPRESENTATIONS AND WARRANTIES

9.1.

General Representations and Warranties

.  To induce Agent and Lenders to enter into this Agreement and to make available the Commitments, Loans and Letters of Credit, each Borrower represents and warrants to the Credit Parties that:

9.1.1.

Organization and Qualification

.  Each Borrower and Subsidiary is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization.  Each Borrower and Subsidiary is duly qualified, authorized to do business and in good standing as a foreign corporation in each jurisdiction where failure to be so qualified could reasonably be expected to have a Material Adverse Effect.

9.1.2.

Power and Authority

.  Each Obligor is duly authorized to execute, deliver and perform its Loan Documents.  The execution, delivery and performance of the Loan Documents have been duly authorized by all necessary action, and do not (a) require any consent or approval of any holders of Equity Interests of any Obligor, other than those already obtained; (b) contravene the Organic Documents of any Obligor; (c) violate or cause a default under any Applicable Law or Material Contract; or (d) result in or require the imposition of any Lien (other than Permitted Liens) on any Property of any Obligor.

9.1.3.

Enforceability

.  Each Loan Document is a legal, valid and binding obligation of each Obligor party thereto, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally.

9.1.4.

Capital Structure

.  Schedule 9.1.4 shows, for each Borrower and Subsidiary, its name, its jurisdiction of organization, its authorized and issued Equity Interests, the holders of its Equity Interests, and all agreements binding on such holders with respect to their Equity Interests.  Each Borrower has good title to its Equity Interests in its Subsidiaries, subject only to Agent's Lien, and all such Equity Interests are duly issued, fully paid and non-assessable.  There are no outstanding options to purchase, warrants, subscription rights, agreements to issue or sell, convertible interests, phantom rights or powers of attorney relating to any Equity Interests of any Borrower or Subsidiary.

9.1.5.

Corporate Names; Locations

.  During the five years preceding the Closing Date, except as shown on Schedule 9.1.5, no Borrower or Subsidiary has been known as or used any corporate, fictitious or trade names, has been the surviving corporation of a merger or combination, or has acquired any substantial part of the assets of any Person.  The chief executive offices and other places of business of Borrowers and Subsidiaries are shown on Schedule 8.6.1.  During the five years preceding the Closing Date, no Borrower or Subsidiary has had any other office or place of business.

9.1.6.

Title to Properties; Priority of Liens

.  Each Borrower and Subsidiary has good and marketable title to (or valid leasehold interests in) all of its Real Estate, and good title to all of its personal Property, including all Property reflected in any financial statements delivered to Agent or Lenders, in each case free of Liens except Permitted Liens.  Each Borrower and Subsidiary has paid and discharged all lawful claims that, if unpaid, could become a Lien on its Properties, other than Permitted Liens.  All Liens of Agent in the Collateral are duly perfected, first priority Liens, subject only to Permitted Liens that are expressly allowed to have priority over Agent's Liens.

9.1.7.

Accounts

.  Agent may rely, in determining which Accounts are Eligible Accounts, on all statements and representations made by Borrowers with respect thereto.  Borrowers warrant, with respect to each Account at the time it is shown as an Eligible Account in a Borrowing Base Certificate, that:

(a)

it is genuine and in all respects what it purports to be, and is not evidenced by a judgment;

(b)

it arises out of a completed, bona fide sale and delivery of goods or rendition of services in the Ordinary Course of Business, and substantially in accordance with any purchase order, contract or other document relating thereto;

(c)

it is for a sum certain, maturing as stated in the invoice covering such sale or rendition of services, a copy of which has been furnished or is available to Agent on request;

(d)

it is not subject to any offset, Lien (other than Agent's Lien), deduction, defense, dispute, counterclaim or other adverse condition except as arising in the Ordinary Course of Business and disclosed to Agent; and it is absolutely owing by the Account Debtor, without contingency in any respect;

(e)

no purchase order, agreement, document or Applicable Law restricts assignment of the Account to Agent (regardless of whether, under the UCC, the restriction is ineffective);

(f)

no extension, compromise, settlement, modification, credit, deduction or return has been authorized with respect to the Account, except discounts or allowances granted in the Ordinary Course of Business for prompt payment that are reflected on the face of the invoice related thereto and in the reports submitted to Agent hereunder; and

(g)

to the best of Borrowers' knowledge, (i) there are no facts or circumstances that are reasonably likely to impair the enforceability or collectibility of such Account; (ii) the Account Debtor had the capacity to contract when the Account arose, continues to meet the applicable Borrower's customary credit standards, is Solvent, is not contemplating or subject to an Insolvency Proceeding, and has not failed, or suspended or ceased doing business; and (iii) there are no proceedings or actions threatened or pending against any Account Debtor that could reasonably be expected to have a material adverse effect on the Account Debtor's financial condition.

9.1.8.

Financial Statements

.  The consolidated and consolidating balance sheets, and related statements of income, cash flow and shareholder's equity, of Borrowers and Subsidiaries that have been and are hereafter delivered to Agent and Lenders, are prepared in accordance with GAAP, and fairly present the financial positions and results of operations of Borrowers and Subsidiaries at the dates and for the periods indicated.  All projections delivered from time to time to Agent and Lenders have been prepared in good faith, based on reasonable assumptions in light of the circumstances at such time.  Since December 31, 2005, there has been no change in the condition, financial or otherwise, of any Borrower or Subsidiary that could reasonably be expected to have a Material Adverse Effect.  No financial statement delivered to Agent or Lenders at any time contains any untrue statement of a material fact, nor fails to disclose any material fact necessary to make such statement not materially misleading.  Each Borrower and Subsidiary is Solvent.

9.1.9.

Surety Obligations

.  No Borrower or Subsidiary is obligated as surety or indemnitor under any bond or other contract that assures payment or performance of any obligation of any Person, except as permitted hereunder.

9.1.10.

Taxes

.  Each Borrower and Subsidiary has filed all federal, state and local tax returns and other reports that it is required by law to file, and has paid, or made provision for the payment of, all Taxes upon it, its income and its Properties that are due and payable, except to the extent being Properly Contested.  The provision for Taxes on the books of each Borrower and Subsidiary is adequate for all years not closed by applicable statutes, and for its current Fiscal Year.

9.1.11.

Brokers

.  There are no brokerage commissions, finder's fees or investment banking fees payable in connection with any transactions contemplated by the Loan Documents.

9.1.12.

Intellectual Property

. Each Borrower and Subsidiary owns or has the lawful right to use all Intellectual Property necessary for the conduct of its business, without conflict with any rights of others.  There is no pending or, to any Borrower's knowledge, threatened Intellectual Property Claim with respect to any Borrower, any Subsidiary or any of their Property (including any Intellectual Property).  Except as disclosed on Schedule 9.1.12, no Borrower or Subsidiary pays or owes any Royalty or other compensation to any Person with respect to any Intellectual Property.  All Intellectual Property owned, used or licensed by, or otherwise subject to any interests of, any Borrower or Subsidiary is shown on Schedule 9.1.12.

9.1.13.

Governmental Approvals

.  Each Borrower and Subsidiary has, is in compliance with, and is in good standing with respect to, all Governmental Approvals necessary to conduct its business and to own, lease and operate its Properties.  All necessary import, export or other licenses, permits or certificates for the import or handling of any goods or other Collateral have been procured and are in effect, and Borrowers and Subsidiaries have complied with all foreign and domestic laws with respect to the shipment and importation of any goods or Collateral, except where noncompliance could not reasonably be expected to have a Material Adverse Effect.

9.1.14.

Compliance with Laws

.  Each Borrower and Subsidiary has duly complied, and its Properties and business operations are in compliance, in all material respects with all Applicable Law, except where noncompliance could not reasonably be expected to have a Material Adverse Effect.  There have been no citations, notices or orders of material noncompliance issued to any Borrower or Subsidiary under any Applicable Law.  No Inventory has been produced in violation of the FLSA.

9.1.15.

Compliance with Environmental Laws

.  Except as disclosed on Schedule 9.1.15, no Borrower's or Subsidiary's past or present operations, Real Estate or other Properties are subject to any federal, state or local investigation to determine whether any remedial action is needed to address any environmental pollution, hazardous material or environmental clean-up.  No Borrower or Subsidiary has received any Environmental Notice.  No Borrower or Subsidiary has any contingent liability with respect to any Environmental Release, environmental pollution or hazardous material on any Real Estate now or previously owned, leased or operated by it.  The representations and warranties contained in the Environmental Agreement are true and correct on the Closing Date.

9.1.16.

Burdensome Contracts

.  No Borrower or Subsidiary is a party or subject to any contract, agreement or charter restriction that could reasonably be expected to have a Material Adverse Effect.  No Borrower or Subsidiary is party or subject to any Restrictive Agreement, except as shown on Schedule 9.1.16, none of which prohibit the execution or delivery of any Loan Documents by an Obligor nor the performance by an Obligor of any obligations thereunder.

9.1.17.

Litigation

.  Except as shown on Schedule 9.1.17, there are no proceedings or investigations pending or, to any Borrower's knowledge, threatened against any Borrower or Subsidiary, or any of their businesses, operations, Properties, prospects or conditions, that (a) relate to any Loan Documents or transactions contemplated thereby; or (b) could reasonably be expected to have a Material Adverse Effect if determined adversely to any Borrower or Subsidiary.  No Borrower or Subsidiary is in default with respect to any order, injunction or judgment of any Governmental Authority.

9.1.18.

No Defaults

.  No event or circumstance has occurred or exists that constitutes a Default or Event of Default.  No Borrower or Subsidiary is in default, and no event or circumstance has occurred or exists that with the passage of time or giving of notice would constitute a default, under any Material Contract or in the payment of any Borrowed Money.  There is no basis upon which any party (other than a Borrower or Subsidiary) could terminate a Material Contract prior to its scheduled termination date.

9.1.19.

ERISA

.  Except as disclosed on Schedule 9.1.19, no Borrower or Subsidiary has any Multiemployer Plan or Foreign Plan.  Each Borrower and Subsidiary is in full compliance with the requirements of all Applicable Law, including ERISA, relating to each Multiemployer Plan and Foreign Plan.  No fact or situation exists that could reasonably be expected to result in a Material Adverse Effect in connection with any Multiemployer Plan or Foreign Plan.  No Borrower or Subsidiary has any withdrawal liability in connection with a Multiemployer Plan or Foreign Plan.  All employer and employee contributions to Foreign Plans, to the extent required by law or the terms of such plans, have been made or accrued in accordance with normal accounting principles.  The fair market value of the assets of each funded Foreign Plan, the liability of each insurer for any Foreign Plan funded through insurance and/or the book reserve established for each Foreign Plan, together with any accrued contributions, are sufficient to provide the accrued benefit obligations of all participants in such plans according to the actuarial assumptions and valuations most recently used to account for such obligations in accordance with applicable generally accepted accounting principles.  Each Foreign Plan required to be registered has been registered and is maintained in good standing with all applicable regulatory authorities.

9.1.20.

Trade Relations

.  There exists no actual or threatened termination, limitation or modification of any business relationship between any Borrower or Subsidiary and any customer or supplier, or any group of customers or suppliers, who individually or in the aggregate are material to the business of such Borrower or Subsidiary.  There exists no condition or circumstance that could reasonably be expected to impair the ability of any Borrower or Subsidiary to conduct its business at any time hereafter in substantially the same manner as conducted on the Closing Date.

9.1.21.

Labor Relations

.  Except as described on Schedule 9.1.21, no Borrower or Subsidiary is party to or bound by any collective bargaining agreement, management agreement or consulting agreement.  There are no material grievances, disputes or controversies with any union or other organization of any Borrower's or Subsidiary's employees, or, to any Borrower's knowledge, any asserted or threatened strikes, work stoppages or demands for collective bargaining.

9.1.22.

Payable Practices

.  No Borrower or Subsidiary has made any material change in its historical accounts payable practices from those in effect on the Closing Date.

9.1.23.

Not a Regulated Entity

.  No Obligor is (a) an "investment company" or a "person directly or indirectly controlled by or acting on behalf of an investment company" within the meaning of the Investment Company Act of 1940; or (b) subject to regulation under the Federal Power Act, the Interstate Commerce Act, any public utilities code or any other Applicable Law regarding its authority to incur Debt.

9.1.24.

Margin Stock

.  No Borrower or Subsidiary is engaged, principally or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock.  No Loan proceeds or Letters of Credit will be used by Borrowers to purchase or carry, or to reduce or refinance any Debt incurred to purchase or carry, any Margin Stock or for any related purpose governed by Regulations T, U or X of the Board of Governors.

9.1.25.

Plan Assets

.  No Borrower is an entity deemed to hold "plan assets" within the meaning of 29 C.F.R. §2510.3-101 of any "employee benefit plan" (as defined in Section 3(3) of ERISA) that is subject to Title I of ERISA or any "plan" (within the meaning of Section 4975 of the Internal Revenue Code), and neither the execution of this Agreement nor the funding of any Loans gives rise to a prohibited transaction within the meaning of Section 406 of ERISA or Section 4975 of the Internal Revenue Code.

9.2.

Complete Disclosure

.  No Loan Document contains any untrue statement of a material fact, nor fails to disclose any material fact necessary to make the statements contained therein not materially misleading.  There is no fact or circumstance that any Obligor has failed to disclose to Agent in writing that could reasonably be expected to have a Material Adverse Effect.

SECTION 10.

COVENANTS AND CONTINUING AGREEMENTS

10.1.

Affirmative Covenants

.  For so long as any Commitments or Obligations are outstanding, each Borrower shall, and shall cause each Subsidiary to:

10.1.1.

Inspections; Appraisals

.

(a)

Permit Agent from time to time, subject (except when a Default or Event of Default exists) to reasonable notice and normal business hours, to visit and inspect the Properties of any Borrower or Subsidiary, inspect, audit and make extracts from any Borrower's or Subsidiary's books and records, and discuss with its officers, employees, agents, advisors and independent accountants such Borrower's or Subsidiary's business, financial condition, assets, prospects and results of operations.  Lenders may participate in any such visit or inspection, at their own expense.  No Credit Party shall have any duty to any Borrower to make any inspection, nor to share any results of any inspection, appraisal or report with any Borrower.  To the extent any appraisal or other information is shared by Agent or a Lender with any Borrower, such Borrower acknowledges that it was prepared by Agent and Lenders for their purposes and Borrowers shall not be entitled to rely upon it.

(b)

Reimburse Agent for all charges, costs and expenses of Agent in connection with (i) examinations of any Obligor's books and records or any other financial or Collateral matters as Agent deems appropriate, in the amount of $15,000 for such examinations prior to the Closing Date and up to $15,000 per Loan Year; (ii) appraisals of Inventory; and (iii) appraisals of Real Estate and Equipment and environmental site assessments of Real Estate in excess of the Initial Real Estate Assessments Costs; provided, however, that if an examination or appraisal is initiated during a Default or Event of Default, all charges, costs and expenses therefor shall be reimbursed by Borrowers without regard to such limits.  Subject to the foregoing, Borrowers shall pay Agent's then standard charges for each day that an employee of Agent or its Affiliates is engaged in any examination activities, and shall pay the standard charges of Agent's internal appraisal group.  This Section shall not be construed to limit Agent's right to conduct examinations or to obtain appraisals at any time in its discretion, nor to use third parties for such purposes.

10.1.2.

Financial and Other Information

.  Keep adequate records and books of account with respect to its business activities, in which proper entries are made in accordance with GAAP reflecting all financial transactions; and furnish to Agent and Lenders:

(a)

as soon as available, and in any event within 105 days after the close of each Fiscal Year, balance sheets as of the end of such Fiscal Year and the related statements of income, cash flow and shareholders' equity for such Fiscal Year, on consolidated and consolidating bases for Borrowers and Subsidiaries, which consolidated statements shall be audited and certified (without qualification as to scope, "going concern" or similar items) by a firm of independent certified public accountants of recognized standing selected by Borrowers and acceptable to Agent, and shall set forth in comparative form corresponding figures for the preceding Fiscal Year and other information acceptable to Agent;

(b)

as soon as available, and in any event within 30 days after the end of each month (but within 45 days after the last month in a Fiscal Year), unaudited balance sheets as of the end of such month and the related statements of income and cash flow for such month and for the portion of the Fiscal Year then elapsed, on consolidated and consolidating bases for Borrowers and Subsidiaries, setting forth in comparative form corresponding figures for the preceding Fiscal Year and certified by the chief financial officer of Borrower Agent as prepared in accordance with GAAP and fairly presenting the financial position and results of operations for such month and period, subject to normal year-end adjustments and the absence of footnotes;

(c)

concurrently with delivery of financial statements under clauses (a) and (b) above, or more frequently if requested by Agent while a Default or Event of Default exists, a Compliance Certificate executed by the chief financial officer of Borrower Agent;

(d)

concurrently with delivery of financial statements under clause (a) above, copies of all management letters and other material reports submitted to Borrowers by their accountants in connection with such financial statements;

(e)

not later than 30 days prior to the end of each Fiscal Year, projections of Borrowers' consolidated balance sheets, results of operations, cash flow and Availability for the next Fiscal Year, month by month;

(f)

at Agent's request, a listing of each Borrower's trade payables, specifying the trade creditor and balance due, and a detailed trade payable aging, all in form satisfactory to Agent;

(g)

promptly after the sending or filing thereof, copies of any proxy statements, financial statements or reports that any Borrower has made generally available to its shareholders; copies of any regular, periodic and special reports or registration statements or prospectuses that any Borrower files with the Securities and Exchange Commission or any other Governmental Authority, or any securities exchange; and copies of any press releases or other statements made available by a Borrower to the public concerning material changes to or developments in the business of such Borrower;

(h)

promptly after the sending or filing thereof, copies of any annual report to be filed in connection with each Plan or Foreign Plan;

(i)

such other reports and information (financial or otherwise) as Agent may request from time to time in connection with any Collateral or any Borrower's, Subsidiary's or other Obligor's financial condition or business; and

10.1.3.

Notices

.  Notify Agent and Lenders in writing, promptly after a Borrower's obtaining knowledge thereof, of any of the following that affects an Obligor:  (a) the threat or commencement of any proceeding or investigation, whether or not covered by insurance, if an adverse determination could have a Material Adverse Effect; (b) any pending or threatened labor dispute, strike or walkout, or the expiration of any material labor contract; (c) any default under or termination of a Material Contract; (d) the existence of any Default or Event of Default; (e) any judgment in an amount exceeding $250,000; (f) the assertion of any Intellectual Property Claim, if an adverse resolution could have a Material Adverse Effect; (g) any violation or asserted violation of any Applicable Law (including ERISA, OSHA, FLSA, or any Environmental Laws), if an adverse resolution could have a Material Adverse Effect; (h) any Environmental Release by an Obligor or on any Property owned, leased or occupied by an Obligor; or receipt of any Environmental Notice; (i) the discharge of or any withdrawal or resignation by Borrowers' independent accountants; or (j) any opening of a new office or place of business, at least 30 days prior to such opening.

10.1.4.

Landlord and Storage Agreements

.  Upon request, provide Agent with copies of all existing agreements, and promptly after execution thereof provide Agent with copies of all future agreements, between an Obligor and any landlord, warehouseman, processor, shipper, bailee or other Person that owns any premises at which any Collateral may be kept or that otherwise may possess or handle any Collateral.

10.1.5.

Compliance with Laws

.  Comply with all Applicable Laws, including ERISA, Environmental Laws, FLSA, OSHA, Anti-Terrorism Laws, and laws regarding collection and payment of Taxes, and maintain all Governmental Approvals necessary to the ownership of its Properties or conduct of its business, unless failure to comply (other than failure to comply with Anti-Terrorism Laws) or maintain could not reasonably be expected to have a Material Adverse Effect.  Without limiting the generality of the foregoing, if any Environmental Release occurs at or on any Properties of any Borrower or Subsidiary, it shall act promptly and diligently to investigate and report to Agent and all appropriate Governmental Authorities the extent of, and to make appropriate remedial action to eliminate, such Environmental Release, whether or not directed to do so by any Governmental Authority.

10.1.6.

Taxes

.  Pay and discharge all Taxes prior to the date on which they become delinquent or penalties attach, unless such Taxes are being Properly Contested.

10.1.7.

Insurance

.  In addition to the insurance required hereunder with respect to Collateral, maintain insurance with insurers (rated A VII or better by Best Rating Guide) satisfactory to Agent, (a) with respect to the Properties and business of Borrowers and Subsidiaries of such type (including product liability, workers' compensation, larceny, embezzlement, or other criminal misappropriation insurance), in such amounts, and with such coverages and deductibles as are customary for companies similarly situated, and (b) business interruption insurance in an amount, with deductibles and subject to an Insurance Assignment satisfactory to Agent.

10.1.8.

Licenses

.  Keep each License affecting any Collateral (including the manufacture, distribution or disposition of Inventory) or any other material Property of Borrowers and Subsidiaries in full force and effect; promptly notify Agent of any proposed modification to any such License, or entry into any new License, in each case at least 30 days prior to its effective date; pay all Royalties when due; and notify Agent of any default or breach asserted by any Person to have occurred under any License.

10.1.9.

Future Subsidiaries

.  Promptly notify Agent upon any Person becoming a Subsidiary and, if such Person is not a Foreign Subsidiary, cause it to guaranty the Obligations in a manner satisfactory to Agent, and to execute and deliver such documents, instruments and agreements and to take such other actions as Agent shall require to evidence and perfect a Lien in favor of Agent (for the benefit of Secured Parties) on all assets of such Person, including delivery of such legal opinions, in form and substance satisfactory to Agent, as it shall deem appropriate.

10.1.10.

  Post-Closing Obligations.

(a)

On or before December 8, 2006, Borrowers shall deliver to Agent a Lien Waiver, duly executed by the landlord for Borrower's leased premises located at 300 Primera Blvd., Suite 432, Lake Mary, Florida.

(b)

On or before December 8, 2006, Borrowers shall deliver to Agent and Agent shall have received and found acceptable zoning endorsements with respect to Borrowers' Real Estate and improvements thereon located in Bear, Delaware and Atlanta, Georgia (other than the Acquired Residential Properties).

10.2.

Negative Covenants

.  For so long as any Commitments or Obligations are outstanding, each Borrower shall not, and shall cause each Subsidiary not to:

10.2.1.

Permitted Debt

.  Create, incur, guarantee or suffer to exist any Debt, except:

(a)

the Obligations;

(b)

Subordinated Debt;

(c)

Permitted Purchase Money Debt;

(d)

Borrowed Money (other than the Obligations, Subordinated Debt and Permitted Purchase Money Debt), but only to the extent outstanding on the Closing Date and not satisfied with proceeds of the initial Loans;

(e)

Bank Product Debt;

(f)

Debt that is in existence when a Person becomes a Subsidiary or that is secured by an asset when acquired by a Borrower or Subsidiary, as long as such Debt was not incurred in contemplation of such Person becoming a Subsidiary or such acquisition, and does not exceed $1,000,000 in the aggregate at any time;

(g)

Permitted Contingent Obligations;

(h)

Refinancing Debt as long as each Refinancing Condition is satisfied; and

(i)

Debt that is not included in any of the preceding clauses of this Section, is not secured by a Lien and does not exceed $1,000,000 in the aggregate at any time.

10.2.2.

Permitted Liens

.  Create or suffer to exist any Lien upon any of its Property, except the following (collectively, "Permitted Liens"):

(a)

Liens in favor of Agent;

(b)

Purchase Money Liens securing Permitted Purchase Money Debt;

(c)

Liens for Taxes not yet due or being Properly Contested;

(d)

statutory Liens (other than Liens for Taxes or imposed under ERISA) arising in the Ordinary Course of Business, but only if (i) payment of the obligations secured thereby is not yet due or is being Properly Contested, and (ii) such Liens do not materially impair the value or use of the Property or materially impair operation of the business of any Borrower or Subsidiary;

(e)

Liens incurred or deposits made in the Ordinary Course of Business to secure the performance of tenders, bids, leases, contracts (except those relating to Borrowed Money), statutory obligations and other similar obligations, or arising as a result of progress payments under government contracts, as long as such Liens are at all times junior to Agent's Liens;

(f)

Liens arising by virtue of a judgment or judicial order against any Borrower or Subsidiary, or any Property of a Borrower or Subsidiary, as long as such Liens are (i) in existence for less than 20 consecutive days or being Properly Contested, and (ii) at all times junior to Agent's Liens;

(g)

easements, rights-of-way, restrictions, covenants or other agreements of record, and other similar charges or encumbrances on Real Estate, that do not secure any monetary obligation and do not interfere with the Ordinary Course of Business;

(h)

normal and customary rights of setoff upon deposits in favor of depository institutions, and Liens of a collecting bank on Payment Items in the course of collection; and

(i)

existing Liens shown on Schedule 10.2.2.

10.2.3.

[Reserved

.]

10.2.4.

Distributions.

 Declare or make any Distributions, except (i) Upstream Payments; and (ii) subject to the satisfaction of the Distribution Conditions, additional Distributions.

10.2.5.

Upstream Payments

.  Create or suffer to exist any encumbrance or restriction on the ability of a Subsidiary to make any Upstream Payment, except for restrictions under the Loan Documents, under Applicable Law or in effect on the Closing Date as shown on Schedule 9.1.16.

10.2.6.

Restricted Investments

.  Make any Restricted Investment.

10.2.7.

Disposition of Assets

.  Make any Asset Disposition, except a Permitted Asset Disposition, a disposition of Equipment under Section 8.4.2, or a transfer of Property by a Subsidiary or Obligor to a Borrower.

10.2.8.

Loans

.  Make any loans or other advances of money to any Person, except (a) advances to an officer or employee for salary, travel expenses, commissions and similar items in the Ordinary Course of Business; (b) prepaid expenses and extensions of trade credit made in the Ordinary Course of Business; (c) deposits with financial institutions permitted hereunder; and (d) as long as no Default or Event of Default exists, (i) intercompany loans by a Borrower to another Borrower, and (ii) intercompany loans by any Obligor to an Affiliate that is not an Obligor and LC Obligations of a Borrower incurred for the benefit of an Affiliate that is not an Obligor in the aggregate amount of $8,000,000 at any time outstanding.

10.2.9.

  Restrictions on Payment of Certain Debt

.  Make any payments (whether voluntary or mandatory, or a prepayment, redemption, retirement, defeasance or acquisition) with respect to any (a) Subordinated Debt, except regularly scheduled payments of principal, interest and fees, but only to the extent permitted under any subordination agreement relating to such Debt (and a Senior Officer of Borrower Agent shall certify to Agent, not less than five Business Days prior to the date of payment, that all conditions under such agreement have been satisfied); or (b) Borrowed Money (other than the Obligations) prior to its due date under the agreements evidencing such Debt as in effect on the Closing Date (or as amended thereafter with the consent of Agent).

10.2.10.

  Fundamental Changes

.  Merge, combine or consolidate with any Person, or liquidate, wind up its affairs or dissolve itself, in each case whether in a single transaction or in a series of related transactions, except for mergers or consolidations of a wholly-owned Subsidiary with another wholly-owned Subsidiary or into a Borrower; change its name or conduct business under any fictitious name; change its tax, charter or other organizational identification number; or change its form or state of organization.

10.2.11.

  Subsidiaries

.  Form or acquire any Subsidiary after the Closing Date, except in accordance with Sections 10.1.9 and 10.2.6; or permit any existing Subsidiary to issue any additional Equity Interests except director's qualifying shares.

10.2.12.

  Organic Documents

.  Amend, modify or otherwise change any of its Organic Documents as in effect on the Closing Date.

10.2.13.

  Tax Consolidation

.  File or consent to the filing of any consolidated income tax return with any Person other than Borrowers and Subsidiaries.

10.2.14.

  Accounting Changes

.  Make any material change in accounting treatment or reporting practices, except as required by GAAP and in accordance with Section 1.2; or change its Fiscal Year.

10.2.15.

  Restrictive Agreements

.  Become a party to any Restrictive Agreement, except (a) a Restrictive Agreement as in effect on the Closing Date and shown on Schedule 9.1.16; (b) a Restrictive Agreement relating to secured Debt permitted hereunder, if such restrictions apply only to the collateral for such Debt; and (c) customary provisions in leases and other contracts restricting assignment thereof.

10.2.16.

  Hedging Agreements

.  Enter into any Hedging Agreement, except to hedge risks arising in the Ordinary Course of Business and not for speculative purposes.

10.2.17.

  Conduct of Business

.  Engage in any business, other than its business as conducted on the Closing Date and any activities incidental thereto.

10.2.18.

  Affiliate Transactions

.  Enter into or be party to any transaction with an Affiliate, except (a) transactions contemplated by the Loan Documents; (b) payment of reasonable compensation to officers and employees for services actually rendered, and loans and advances permitted by Section 10.2.8; (c) payment of customary directors' fees and indemnities; (d) transactions solely among Borrowers; (e) transactions with Affiliates that were consummated prior to the Closing Date, as shown on Schedule 10.2.18; and (f) transactions with Affiliates in the Ordinary Course of Business, upon fair and reasonable terms fully disclosed to Agent and no less favorable than would be obtained in a comparable arm's-length transaction with a non-Affiliate.

10.2.19.

  Plans

.  Become party to any Multiemployer Plan or Foreign Plan, other than any in existence on the Closing Date.

10.2.20.

  Amendments to Subordinated Debt

.  Amend, supplement or otherwise modify any document, instrument or agreement relating to any Subordinated Debt, if such modification (a) increases the principal balance of such Debt, or increases any required payment of principal or interest; (b) accelerates the date on which any installment of principal or any interest is due, or adds any additional redemption, put or prepayment provisions; (c) shortens the final maturity date or otherwise accelerates amortization; (d) increases the interest rate; (e) increases or adds any fees or charges; (f) modifies any covenant in a manner or adds any representation, covenant or default that is more onerous or restrictive in any material respect for any Borrower or Subsidiary, or that is otherwise materially adverse to any Borrower, any Subsidiary or Lenders; or (g) results in the Obligations not being fully benefited by the subordination provisions thereof.

10.3.

Financial Covenants

.  For so long as any Commitments or Obligations are outstanding, Borrowers shall maintain a Fixed Charge Coverage Ratio of not less than 1.0 to 1.0.

SECTION 11.

EVENTS OF DEFAULT; REMEDIES ON DEFAULT

11.1.

Events of Default

.  Each of the following shall be an "Event of Default" hereunder, if the same shall occur for any reason whatsoever, whether voluntary or involuntary, by operation of law or otherwise:

(a)

Any Borrower fails to pay any Obligations when due (whether at stated maturity, on demand, upon acceleration or otherwise);

(b)

Any representation, warranty or other written statement of any Obligor made in connection with any Loan Documents or transactions contemplated thereby is incorrect or misleading in any material respect when given;

(c)

Any Borrower breaches or fail to perform any covenant contained in Section 7.2, 7.3, 7.4, 7.6, 8.1, 8.2.4, 8.2.5, 8.6.2, 10.1.1, 10.1.2, 10.2 or 10.3;

(d)

Any Obligor breaches or fails to perform any other covenant contained in any Loan Documents, and such breach or failure is not cured within 15 days after a Senior Officer of such Obligor has knowledge thereof or receives notice thereof from Agent, whichever is sooner; provided, however, that such notice and opportunity to cure shall not apply if the breach or failure to perform is not capable of being cured within such period or is a willful breach by an Obligor;

(e)

Any Guarantor repudiates, revokes or attempts to revoke its Guaranty; any Obligor denies or contests the validity or enforceability of any Loan Documents or Obligations, or the perfection or priority of any Lien granted to Agent; or any Loan Document ceases to be in full force or effect for any reason (other than a waiver or release by Agent and Lenders);

(f)

Any breach or default of an Obligor occurs under any document, instrument or agreement to which it is a party or by which it or any of its Properties is bound, relating to any Debt (other than the Obligations) in excess of $250,000, if the maturity of or any payment with respect to such Debt may be accelerated or demanded due to such breach;

(g)

Any judgment or order for the payment of money is entered against an Obligor in an amount that exceeds, individually or cumulatively with all unsatisfied judgments or orders against all Obligors, $250,000 (net of any insurance coverage therefor acknowledged in writing by the insurer), unless a stay of enforcement of such judgment or order is in effect, by reason of a pending appeal or otherwise;

(h)

Any loss, theft, damage or destruction occurs with respect to any Collateral if the amount not covered by insurance exceeds the greater of (i) $500,000 or (ii) the amount of Borrowers' self-insured retention with respect to its property and casualty insurance, provided that such amount shall not exceed the amount of which Borrowers shall have given written notice to Agent not less than 30 days prior to the date of such self insured retention amount becoming effective;

(i)

Any Obligor is enjoined, restrained or in any way prevented by any Governmental Authority from conducting any material part of its business; any Obligor suffers the loss, revocation or termination of any material license, permit, lease or agreement necessary to its business; there is a cessation of any material part of an Obligor's business for a material period of time; any material Collateral or Property of an Obligor is taken or impaired through condemnation; any Obligor agrees to or commences any liquidation, dissolution or winding up of its affairs; or any Obligor ceases to be Solvent;

(j)

Any Insolvency Proceeding is commenced by any Obligor; an Insolvency Proceeding is commenced against any Obligor and:  such Obligor consents to the institution of the proceeding against it, the petition commencing the proceeding is not timely controverted by such Obligor, such petition is not dismissed within 30 days after its filing, or an order for relief is entered in the proceeding; a trustee (including an interim trustee) is appointed to take possession of any substantial Property of or to operate any of the business of any Obligor; or any Obligor makes an offer of settlement, extension or composition to its unsecured creditors generally;

(k)

A Reportable Event occurs that constitutes grounds for termination by the Pension Benefit Guaranty Corporation of any Multiemployer Plan or appointment of a trustee for any Multiemployer Plan; any Multiemployer Plan is terminated or any such trustee is requested or appointed; any Obligor is in "default" (as defined in Section 4219(c)(5) of ERISA) with respect to payments to a Multiemployer Plan resulting from any withdrawal therefrom; or any event similar to the foregoing occurs or exists with respect to a Foreign Plan;

(l)

Any Obligor or any of its Senior Officers is criminally indicted or convicted for (i) a felony committed in the conduct of such Obligor's business, or (ii) any state or federal law (including the Controlled Substances Act, Money Laundering Control Act of 1986 and Illegal Exportation of War Materials Act) that could lead to forfeiture of any material Property or any Collateral; or

(m)

A Change of Control occurs; or any event occurs or condition exists that has a Material Adverse Effect;

11.2.

Remedies upon Default

.  If an Event of Default described in Section 11.1(j) occurs with respect to any Borrower, then to the extent permitted by Applicable Law, all Obligations shall become automatically due and payable and all Commitments shall terminate, without any action by Agent or notice of any kind.  In addition, or if any other Event of Default exists, Agent may in its discretion (and shall upon written direction of Required Lenders) do any one or more of the following from time to time:

(a)

declare any Obligations immediately due and payable, whereupon they shall be due and payable without diligence, presentment, demand, protest or notice of any kind, all of which are hereby waived by Borrowers to the fullest extent permitted by law;

(b)

terminate, reduce or condition any Commitment, or make any adjustment to the Borrowing Base;

(c)

require Obligors to Cash Collateralize LC Obligations, Bank Product Debt and other Obligations that are contingent or not yet due and payable, and, if Obligors fail promptly to deposit such Cash Collateral, Agent may (and shall upon the direction of Required Lenders) advance the required Cash Collateral as Revolver Loans (whether or not an Overadvance exists or is created thereby, or the conditions in Section 6 are satisfied); and

(d)

exercise any other rights or remedies afforded under any agreement, by law, at equity or otherwise, including the rights and remedies of a secured party under the UCC.  Such rights and remedies include the rights to (i) take possession of any Collateral; (ii) require Borrowers to assemble Collateral, at Borrowers' expense, and make it available to Agent at a place designated by Agent; (iii) enter any premises where Collateral is located and store Collateral on such premises until sold (and if the premises are owned or leased by a Borrower, Borrowers agree not to charge for such storage); and (iv) sell or otherwise dispose of any Collateral in its then condition, or after any further manufacturing or processing thereof, at public or private sale, with such notice as may be required by Applicable Law, in lots or in bulk, at such locations, all as Agent, in its discretion, deems advisable.  Each Borrower agrees that 10 days notice of any proposed sale or other disposition of Collateral by Agent shall be reasonable.  Agent shall have the right to conduct such sales on any Obligor's premises, without charge, and such sales may be adjourned from time to time in accordance with Applicable Law.  Agent shall have the right to sell, lease or otherwise dispose of any Collateral for cash, credit or any combination thereof, and Agent may purchase any Collateral at public or, if permitted by law, private sale and, in lieu of actual payment of the purchase price, may set off the amount of such price against the Obligations.

11.3.

License

.  Agent is hereby granted an irrevocable, non-exclusive license or other right to use, license or sub-license (without payment of royalty or other compensation to any Person) any or all Intellectual Property of Borrowers, computer hardware and software, trade secrets, brochures, customer lists, promotional and advertising materials, labels, packaging materials and other Property, in advertising for sale, marketing, selling, collecting, completing manufacture of, or otherwise exercising any rights or remedies with respect to, any Collateral.  Each Borrower's rights and interests under Intellectual Property shall inure to Agent's benefit.

11.4.

Setoff

.  Agent, Lenders and their Affiliates are each authorized by Borrowers at any time during an Event of Default, without notice to Borrowers or any other Person, to set off and to appropriate and apply any deposits (general or special), funds, claims, obligations, liabilities or other Debt at any time held or owing by Agent, any Lender or any such Affiliate to or for the account of any Obligor against any Obligations, whether or not demand for payment of such Obligation has been made, any Obligations have been declared due and payable, are then due, or are contingent or unmatured, or the Collateral or any guaranty or other security for the Obligations is adequate.

11.5.

Remedies Cumulative; No Waiver

.

11.5.1.

Cumulative Rights.  All covenants, conditions, provisions, warranties, guaranties, indemnities and other undertakings of Borrowers contained in the Loan Documents are cumulative and not in derogation or substitution of each other.  In particular, the rights and remedies of Credit Parties are cumulative, may be exercised at any time and from time to time, concurrently or in any order, and shall not be exclusive of any other rights or remedies that any Credit Party may have, whether under any agreement, by law, at equity or otherwise.

11.5.2.

Waivers.  The failure or delay of any Credit Party to require strict performance by Borrowers with any terms of the Loan Documents, or to exercise any rights or remedies with respect to Collateral or otherwise, shall not operate as a waiver thereof nor as establishment of a course of dealing.  All rights and remedies shall continue in full force and effect until Full Payment of all Obligations.  No modification of any terms of any Loan Documents (including any waiver thereof) shall be effective, unless such modification is specifically provided in a writing directed to Borrowers and executed by Agent or the requisite Lenders, and such modification shall be applicable only to the matter specified.  No waiver of any Default or Event of Default shall constitute a waiver of any other Default or Event of Default that may exist at such time, unless expressly stated.  If any Credit Party accepts performance by any Obligor under any Loan Documents in a manner other than that specified therein, or during any Default or Event of Default, or if any Credit Party shall delay or exercise any right or remedy under any Loan Documents, such acceptance, delay or exercise shall not operate to waive any Default or Event of Default nor to preclude exercise of any other right or remedy.  It is expressly acknowledged by Borrowers that any failure to satisfy a financial covenant on a measurement date shall not be cured or remedied by satisfaction of such covenant on a subsequent date.

11.6.

Judgment Currency

.  If, for the purpose of obtaining judgment in any court or obtaining an order enforcing a judgment, it becomes necessary to convert any amount due under this Agreement in Dollars or in any other currency (hereinafter in this Section 11.6 called the "first currency") into any other currency (hereinafter in this Section 11.6 called the "second currency"), then the conversion shall be made at Agent's spot rate of exchange for buying the first currency with the second currency prevailing at the Agent's close of business on the Business Day next preceding the day on which the judgment is given or (as the case may be) the order is made.  Any payment made by a Borrower to any Credit Party pursuant to this Agreement in the second currency shall constitute a discharge of the obligations of Borrowers to pay to such Credit Party any amount originally due to the Credit Party in the first currency under this Agreement only to the extent of the amount of the first currency which such Credit Party is able, on the date of the receipt by it of such payment in any second currency, to purchase, in accordance with such Credit Party's normal banking procedures, with the amount of such second currency so received.  If the amount of the first currency falls short of the amount originally due to such Credit Party in the first currency under this Agreement, the other Borrowers agree that they will indemnify each Credit Party against and save such Credit Party harmless from any shortfall so arising.  This indemnity shall constitute an obligation of each such Borrower separate and independent from the other obligations contained in this Agreement, shall give rise to a separate and independent cause of action and shall continue in full force and effect notwithstanding any judgment or order for a liquidated sum or sums in respect of amounts due to any Credit Party under any Loan Documents or under any such  judgment or order.  Any such shortfall shall be deemed to constitute a loss suffered by such Credit Party and Borrowers shall not be entitled to require any proof or evidence of any actual loss.  The covenants contained in this Section 11.6 shall survive the Full Payment of the Obligations under this Agreement.

SECTION 12.

AGENT

12.1.

Appointment, Authority and Duties of Agent

.

12.1.1.

Appointment and Authority.  Each Lender appoints and designates Bank of America as Agent hereunder.  Agent may, and each Lender authorizes Agent to, enter into all Loan Documents to which Agent is intended to be a party and accept all Security Documents, for Agent's benefit and the Pro Rata benefit of Lenders.  Each Lender agrees that any action taken by Agent or Required Lenders in accordance with the provisions of the Loan Documents, and the exercise by Agent or Required Lenders of any rights or remedies set forth therein, together with all other powers reasonably incidental thereto, shall be authorized and binding upon all Lenders.  Without limiting the generality of the foregoing, Agent shall have the sole and exclusive authority to (a) act as the disbursing and collecting agent for Lenders with respect to all payments and collections arising in connection with the Loan Documents; (b) execute and deliver as Agent each Loan Document, including any intercreditor or subordination agreement, and accept delivery of each Loan Document from any Obligor or other Person; (c) act as collateral agent for Secured Parties for purposes of perfecting and administering Liens under the Loan Documents, and for all other purposes stated therein; (d) manage, supervise or otherwise deal with Collateral; and (e) exercise all rights and remedies given to Agent with respect to any Collateral under the Loan Documents, Applicable Law or otherwise.  The duties of Agent shall be ministerial and administrative in nature, and Agent shall not have a fiduciary relationship with any Lender, Secured Party, Participant or other Person, by reason of any Loan Document or any transaction relating thereto.  Agent alone shall be authorized to determine whether any Accounts or Inventory constitute Eligible Accounts or Eligible Inventory, or whether to impose or release any reserve, which determinations and judgments, if exercised in good faith, shall exonerate Agent from liability to any Lender or other Person for any error in judgment.

12.1.2.

Duties.  Agent shall not have any duties except those expressly set forth in the Loan Documents, nor be required to initiate or conduct any Enforcement Action except to the extent directed to do so by Required Lenders while an Event of Default exists.  The conferral upon Agent of any right shall not imply a duty on Agent's part to exercise such right, unless instructed to do so by Required Lenders in accordance with this Agreement.

12.1.3.

Agent Professionals.  Agent may perform its duties through agents and employees.  Agent may consult with and employ Agent Professionals, and shall be entitled to act upon, and shall be fully protected in any action taken in good faith reliance upon, any advice given by an Agent Professional.  Agent shall not be responsible for the negligence or misconduct of any agents, employees or Agent Professionals selected by it with reasonable care.

12.1.4.

Instructions of Required Lenders.  The rights and remedies conferred upon Agent under the Loan Documents may be exercised without the necessity of joinder of any other party, unless required by Applicable Law.  Agent may request instructions from Required Lenders with respect to any act (including the failure to act) in connection with any Loan Documents, and may seek assurances to its satisfaction from Lenders of their indemnification obligations under Section 12.6 against all Claims that could be incurred by Agent in connection with any act.  Agent shall be entitled to refrain from any act until it has received such instructions or assurances, and Agent shall not incur liability to any Person by reason of so refraining.  Instructions of Required Lenders shall be binding upon all Lenders, and no Lender shall have any right of action whatsoever against Agent as a result of Agent acting or refraining from acting in accordance with the instructions of Required Lenders.  Notwithstanding the foregoing, instructions by and consent of all Lenders shall be required in the circumstances described in Section 14.1.1, and in no event shall Required Lenders, without the prior written consent of each Lender, direct Agent to accelerate and demand payment of Loans held by one Lender without accelerating and demanding payment of all other Loans, nor to terminate the Commitments of one Lender without terminating the Commitments of all Lenders.  In no event shall Agent be required to take any action that, in its opinion, is contrary to Applicable Law or any Loan Documents or could subject any Agent Indemnitee to personal liability.

12.2.

Agreements Regarding Collateral and Field Examination Reports

.

12.2.1.

Lien Releases; Care of Collateral.  Lenders authorize Agent to release any Lien with respect to any Collateral (a) upon Full Payment of the Obligations, (b) that is the subject of an Asset Disposition which Borrowers certify in writing to Agent is a Permitted Asset Disposition or a Lien which Borrowers certify is a Permitted Lien entitled to priority over Agent’s Liens (and Agent may rely conclusively on any such certificate without further inquiry), (c) that does not constitute a material part of the Collateral, or (d) with the written consent of all Lenders.  Agent shall have no obligation whatsoever to any Lenders to assure that any Collateral exists or is owned by a Borrower, or is cared for, protected, insured or encumbered, nor to assure that Agent's Liens have been properly created, perfected or enforced, or are entitled to any particular priority, nor to exercise any duty of care with respect to any Collateral.

12.2.2.

Possession of Collateral.  Agent and Lenders appoint each other Lender as agent for the purpose of perfecting Liens (for the benefit of Secured Parties) in any Collateral that, under the UCC or other Applicable Law, can be perfected by possession.  If any Lender obtains possession of any such Collateral, it shall notify Agent thereof and, promptly upon Agent's request, deliver such Collateral to Agent or otherwise deal with such Collateral in accordance with Agent's instructions.

12.2.3.

Reports.  Agent shall promptly, upon receipt thereof, forward to each Lender copies of the results of any field audit or other examination or any appraisal prepared by or on behalf of Agent with respect to any Obligor or Collateral ("Report").  Each Credit Party agrees (a) that neither Bank of America nor Agent makes any representation or warranty as to the accuracy or completeness of any Report, and shall not be liable for any information contained in or omitted from any Report; (b) that the Reports are not intended to be comprehensive audits or examinations, and that Agent or any other Person performing any audit or examination will inspect only specific information regarding Obligations or the Collateral and will rely significantly upon Borrowers' books and records as well as upon representations of Borrowers' officers and employees; and (c) to keep all Reports confidential and strictly for such Credit Party's internal use, and not to distribute any Report (or the contents thereof) to any Person (except to such Credit Party's Participants, attorneys and accountants) or use any Report in any manner other than administration of the Loans and other Obligations.  Each Credit Party agrees to indemnify and hold harmless Agent and any other Person preparing a Report from any action such Credit Party may take as a result of or any conclusion it may draw from any Report, as well as any Claims arising in connection with any third parties that obtain all or any part of a Report through such Credit Party.

12.3.

Reliance By Agent

.  Agent shall be entitled to rely, and shall be fully protected in relying, upon any certification, notice or other communication (including those by telephone, telex, telegram, telecopy or e-mail) believed by it to be genuine and correct and to have been signed, sent or made by the proper Person, and upon the advice and statements of Agent Professionals.

12.4.

Action Upon Default

.  Agent shall not be deemed to have knowledge of any Default or Event of Default unless it has received written notice from a Lender or Borrower specifying the occurrence and nature thereof.  If any Lender acquires knowledge of a Default or Event of Default, it shall promptly notify Agent and the other Lenders thereof in writing.  Each Lender agrees that, except as otherwise provided in any Loan Documents or with the written consent of Agent and Required Lenders, it will not take any Enforcement Action, accelerate its Obligations, or exercise any right that it might otherwise have under Applicable Law to credit bid at foreclosure sales, UCC sales or other similar dispositions of Collateral.  Notwithstanding the foregoing, however, a Lender may take action to preserve or enforce its rights against an Obligor where a deadline or limitation period is applicable that would, absent such action, bar enforcement of Obligations held by such Lender, including the filing of proofs of claim in an Insolvency Proceeding.

12.5.

Ratable Sharing

.  If any Lender shall obtain any payment or reduction of any Obligation, whether through set-off or otherwise, in excess of its share of such Obligation, determined on a Pro Rata basis or in accordance with Section 5.6.1, as applicable, such Lender shall forthwith purchase from Agent, Issuing Bank and the other Lenders such participations in the affected Obligation as are necessary to cause the purchasing Lender to share the excess payment or reduction on a Pro Rata basis or in accordance with Section 5.6.1, as applicable.  If any of such payment or reduction is thereafter recovered from the purchasing Lender, the purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

12.6.

Indemnification of Agent Indemnitees

.

12.6.1.

Indemnification.  EACH LENDER SHALL INDEMNIFY AND HOLD HARMLESS AGENT INDEMNITEES, TO THE EXTENT NOT REIMBURSED BY OBLIGORS (BUT WITHOUT LIMITING THE INDEMNIFICATION OBLIGATIONS OF OBLIGORS UNDER ANY LOAN DOCUMENTS), ON A PRO RATA BASIS, AGAINST ALL CLAIMS THAT MAY BE INCURRED BY OR ASSERTED AGAINST ANY AGENT INDEMNITEE.  If Agent is sued by any receiver, trustee in bankruptcy, debtor-in-possession or other Person for any alleged preference from an Obligor or fraudulent transfer, then any monies paid by Agent in settlement or satisfaction of such proceeding, together with all interest, costs and expenses (including attorneys' fees) incurred in the defense of same, shall be promptly reimbursed to Agent by Lenders to the extent of each Lender's Pro Rata share.

12.6.2.

Proceedings.  Without limiting the generality of the foregoing, if at any time (whether prior to or after the Commitment Termination Date) any proceeding is brought against any Agent Indemnitees by an Obligor, or any Person claiming through an Obligor, to recover damages for any act taken or omitted by Agent in connection with any Obligations, Collateral, Loan Documents or matters relating thereto, or otherwise to obtain any other relief of any kind on account of any transaction relating to any Loan Documents, each Lender agrees to indemnify and hold harmless Agent Indemnitees with respect thereto and to pay to Agent Indemnitees such Lender's Pro Rata share of any amount that any Agent Indemnitee is required to pay under any judgment or other order entered in such proceeding or by reason of any settlement, including all interest, costs and expenses (including attorneys' fees) incurred in defending same.  In Agent's discretion, Agent may reserve for any such proceeding, and may satisfy any judgment, order or settlement, from proceeds of Collateral prior to making any distributions of Collateral proceeds to Lenders.

12.7.

Limitation on Responsibilities of Agent

.  Agent shall not be liable to Credit Parties for any action taken or omitted to be taken under the Loan Documents, except for losses directly and solely caused by Agent’s gross negligence or willful misconduct.  Agent does not assume any responsibility for any failure or delay in performance or any breach by any Obligor or any other Credit Party of any obligations under the Loan Documents.  Agent does not make to Credit Parties any express or implied warranty, representation or guarantee with respect to any Obligations, Collateral, Loan Documents or Obligor.  No Agent Indemnitee shall be responsible to Credit Parties for any recitals, statements, information, representations or warranties contained in any Loan Documents; the execution, validity, genuineness, effectiveness or enforceability of any Loan Documents; the genuineness, enforceability, collectibility, value, sufficiency, location or existence of any Collateral, or the validity, extent, perfection or priority of any Lien therein; the validity, enforceability or collectibility of any Obligations; or the assets, liabilities, financial condition, results of operations, business, creditworthiness or legal status of any Obligor or Account Debtor.  No Agent Indemnitee shall have any obligation to any Credit Party to ascertain or inquire into the existence of any Default or Event of Default, the observance or performance by any Obligor of any terms of the Loan Documents, or the satisfaction of any conditions precedent contained in any Loan Documents.

12.8.

Successor Agent and Co-Agents

.

12.8.1.

Resignation; Successor Agent.  Subject to the appointment and acceptance of a successor Agent as provided below, Agent may resign at any time by giving at least 30 days written notice thereof to Lenders and Borrowers.  Upon receipt of such notice, Required Lenders shall have the right to appoint a successor Agent which shall be (a) a Lender or an Affiliate of a Lender; or (b) a commercial bank that is organized under the laws of the United States or any state or district thereof, has a combined capital surplus of at least $200,000,000 and (provided no Default or Event of Default exists) is reasonably acceptable to Borrowers.  If no successor agent is appointed prior to the effective date of the resignation of Agent, then Agent may appoint a successor agent from among Lenders.  Upon acceptance by a successor Agent of an appointment to serve as Agent hereunder, such successor Agent shall thereupon succeed to and become vested with all the powers and duties of the retiring Agent without further act, and the retiring Agent shall be discharged from its duties and obligations hereunder but shall continue to have the benefits of the indemnification set forth in Sections 12.6 and 14.2.  Notwithstanding any Agent's resignation, the provisions of this Section 12 shall continue in effect for its benefit with respect to any actions taken or omitted to be taken by it while Agent.  Any successor by merger or acquisition of the stock or assets of Bank of America shall continue to be Agent hereunder without further act on the part of the parties hereto, unless such successor resigns as provided above.

12.8.2.

Separate Collateral Agent.  It is the intent of the parties that there shall be no violation of any Applicable Law denying or restricting the right of financial institutions to transact business in any jurisdiction.  If Agent believes that it may be limited in the exercise of any rights or remedies under the Loan Documents due to any Applicable Law, Agent may appoint an additional Person who is not so limited, as a separate collateral agent or co-collateral agent.  If Agent so appoints a collateral agent or co-collateral agent, each right and remedy intended to be available to Agent under the Loan Documents shall also be vested in such separate agent.  Every covenant and obligation necessary to the exercise thereof by such agent shall run to and be enforceable by it as well as Agent.  Lenders shall execute and deliver such documents as Agent deems appropriate to vest any rights or remedies in such agent.  If any collateral agent or co-collateral agent shall die or dissolve, become incapable of acting, resign or be removed, then all the rights and remedies of such agent, to the extent permitted by Applicable Law, shall vest in and be exercised by Agent until appointment of a new agent.

12.9.

Due Diligence and Non-Reliance

.  Each Credit Party acknowledges and agrees that it has, independently and without reliance upon any other Credit Party, and based upon such documents, information and analyses as it has deemed appropriate, made its own credit analysis of each Obligor and its own decision to enter into this Agreement and to fund Loans and participate in LC Obligations hereunder.  Each Credit Party has made such inquiries concerning the Loan Documents, the Collateral and each Obligor as such Credit Party feels necessary.  Each Credit Party further acknowledges and agrees that the other Credit Parties have made no representations or warranties concerning any Obligor, any Collateral or the legality, validity, sufficiency or enforceability of any Loan Documents or Obligations.  Each Credit Party will, independently and without reliance upon the other Credit Parties, and based upon such financial statements, documents and information as it deems appropriate at the time, continue to make and rely upon its own credit decisions in making Loans and participating in LC Obligations, and in taking or refraining from any action under any Loan Documents.  Except for notices, reports and other information expressly requested by a Lender, Agent shall have no duty or responsibility to provide any Credit Party with any notices, reports or certificates furnished to Agent by any Obligor or any credit or other information concerning the affairs, financial condition, business or Properties of any Obligor (or any of its Affiliates) which may come into possession of Agent or any of Agent's Affiliates.

12.10.

Replacement of Certain Lenders

.  In the event that any Lender (a) fails to fund its Pro Rata share of any Loan or LC Obligation hereunder, and such failure is not cured within two Business Days, (b) defaults in performing any of its obligations under the Loan Documents, or (c) fails to give its consent to any amendment, waiver or action for which consent of all Lenders was required and Required Lenders consented, then, in addition to any other rights and remedies that any Person may have, Agent may, by notice to such Lender within 120 days after such event, require such Lender to assign all of its rights and obligations under the Loan Documents to Eligible Assignee(s) specified by Agent, pursuant to appropriate Assignment and Acceptance(s) and within 20 days after Agent's notice.  Agent is irrevocably appointed as attorney-in-fact to execute any such Assignment and Acceptance if the Lender fails to execute same.  Such Lender shall be entitled to receive, in cash, concurrently with such assignment, all amounts owed to it under the Loan Documents, including all principal, interest and fees through the date of assignment (but excluding any prepayment charge).

12.11.

Remittance of Payments and Collections

.

12.11.1.

Remittances Generally.  All payments by any Lender to Agent shall be made by the time and on the day set forth in this Agreement, in immediately available funds.  If no time for payment is specified or if payment is due on demand by Agent and request for payment is made by Agent by 11:00 a.m. on a Business Day, payment shall be made by Lender not later than 2:00 p.m. on such day, and if request is made after 11:00 a.m., then payment shall be made by 11:00 a.m. on the next Business Day.  Payment by Agent to any Lender shall be made by wire transfer, in the type of funds received by Agent.  Any such payment shall be subject to Agent's right of offset for any amounts due from such Lender under the Loan Documents.

12.11.2.

Failure to Pay.  If any Lender fails to pay any amount when due by it to Agent pursuant to the terms hereof, such amount shall bear interest from the due date until paid at the rate determined by Agent as customary in the banking industry for interbank compensation.  In no event shall Borrowers be entitled to receive credit for any interest paid by a Lender to Agent.

12.11.3.

Recovery of Payments.  If Agent pays any amount to a Lender in the expectation that a related payment will be received by Agent from an Obligor and such related payment is not received, then Agent may recover such amount from each Lender that received it.  If Agent determines at any time that an amount received under any Loan Document must be returned to an Obligor or paid to any other Person pursuant to Applicable Law or otherwise, then, notwithstanding any other term of any Loan Document, Agent shall not be required to distribute such amount to any Lender.  If any amounts received and applied by Agent to any Obligations are later required to be returned by Agent pursuant to Applicable Law, Lenders shall pay to Agent, on demand, such Lender's Pro Rata share of the amounts required to be returned.

12.12.

Agent in its Individual Capacity

.  As a Lender, Bank of America shall have the same rights and remedies under the other Loan Documents as any other Lender, and the terms "Lenders," "Required Lenders" or any similar term shall include Bank of America in its capacity as a Lender.  Each of Bank of America and its Affiliates may accept deposits from, maintain deposits or credit balances for, invest in, lend money to, provide Bank Products to, act as trustee under indentures of, serve as financial or other advisor to, and generally engage in any kind of business with, Obligors and their Affiliates, as if Bank of America were any other bank, without any duty to account therefor (including any fees or other consideration received in connection therewith) to the other Lenders.  In their individual capacity, Bank of America and its Affiliates may receive information regarding Obligors, their Affiliates and their Account Debtors (including information subject to confidentiality obligations), and each Lender agrees that Bank of America and its Affiliates shall be under no obligation to provide such information to Lenders, if acquired in such individual capacity and not as Agent hereunder.

12.13.

Agent Titles

.  Each Lender, other than Bank of America, that is designated (on the cover page of this Agreement or otherwise) by Bank of America as an "Agent" or "Arranger" of any type shall not have any right, power, responsibility or duty under any Loan Documents other than those applicable to all Lenders, and shall in no event be deemed to have any fiduciary relationship with any other Lender.

12.14.

No Third Party Beneficiaries

.  This Section 12 is an agreement solely among Credit Parties and does not confer any rights or benefits upon Borrowers or any other Person.  As between Borrowers and Agent, any action that Agent may take under any Loan Documents shall be conclusively presumed to have been authorized and directed by Lenders as herein provided.

SECTION 13.

BENEFIT OF AGREEMENT; ASSIGNMENTS AND PARTICIPATIONS

13.1.

Successors and Assigns

.  This Agreement shall be binding upon and inure to the benefit of Borrowers and Credit Parties and their respective successors and assigns, except that (a) no Borrower shall have the right to assign its rights or delegate its obligations under any Loan Documents, and (b) any assignment by a Lender must be made in compliance with Section 13.3.  Agent may treat the Person which made any Loan as the owner thereof for all purposes until such Person makes an assignment in accordance with Section 13.3.  Any authorization or consent of a Lender shall be conclusive and binding on any subsequent transferee or assignee of such Lender.

13.2.

Participations

.

13.2.1.

Permitted Participants; Effect.  Any Lender may, in the ordinary course of its business and in accordance with Applicable Law, at any time sell to a financial institution ("Participant") a participating interest in the rights and obligations of such Lender under any Loan Documents.  Despite any sale by a Lender of participating interests to a Participant, such Lender's obligations under the Loan Documents shall remain unchanged, such Lender shall remain solely responsible to the other parties hereto for performance of such obligations, such Lender shall remain the holder of its Loans and Commitments for all purposes, all amounts payable by Borrowers shall be determined as if such Lender had not sold such participating interests, and Borrowers and Agent shall continue to deal solely and directly with such Lender in connection with the Loan Documents.  Each Lender shall be solely responsible for notifying its Participants of any matters under the Loan Documents, and Agent and the other Lenders shall not have any obligation or liability to any such Participant.  A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 5.9 unless Borrowers agree otherwise in writing.

13.2.2.

Voting Rights

.  Each Lender shall retain the sole right to approve, without the consent of any Participant, any amendment, waiver or other modification of any Loan Documents other than that which forgives principal, interest or fees, reduces the stated interest rate or fees payable with respect to any Loan or Commitment in which such Participant has an interest, postpones the Commitment Termination Date or any date fixed for any regularly scheduled payment of principal, interest or fees on such Loan or Commitment, or releases any Borrower, Guarantor or substantial portion of the Collateral.

13.2.3.

Benefit of Set-Off

.  Borrowers agree that each Participant shall have a right of set-off in respect of its participating interest to the same extent as if such interest were owing directly to a Lender, and each Lender shall also retain the right of set-off with respect to any participating interests sold by it.  By exercising any right of set-off, a Participant agrees to share with Lenders all amounts received through its set-off, in accordance with Section 12.5 as if such Participant were a Lender.

13.3.

Assignments

.

13.3.1.

Permitted Assignments

.  A Lender may assign to any Eligible Assignee any of its rights and obligations under the Loan Documents, as long as (a) each assignment is of a constant, and not a varying, percentage of the transferor Lender's rights and obligations under the Loan Documents and, in the case of a partial assignment, is in a minimum principal amount of $10,000,000 (unless otherwise agreed by Agent in its discretion) and integral multiples of $1,000,000 in excess of that amount; (b) except in the case of an assignment in whole of a Lender's rights and obligations, the aggregate amount of the Commitments retained by the transferor Lender be at least $10,000,000 (unless otherwise agreed by Agent in its discretion); and (c) the parties to each such assignment shall execute and deliver to Agent, for its acceptance and recording, an Assignment and Acceptance.  Nothing herein shall limit the right of a Lender to pledge or assign any rights under the Loan Documents to (i) any Federal Reserve Bank or the United States Treasury as collateral security pursuant to Regulation A of the Board of Governors and any Operating Circular issued by such Federal Reserve Bank, or (ii) counterparties to swap agreements relating to any Loans; provided, however, that any payment by Borrowers to the assigning Lender in respect of any Obligations assigned as described in this sentence shall satisfy Borrowers' obligations hereunder to the extent of such payment, and no such assignment shall release the assigning Lender from its obligations hereunder.

13.3.2.

Effect; Effective Date.  Upon delivery to Agent of an assignment notice in the form of Exhibit D and a processing fee of $2,500, such assignment shall become effective as specified in the notice, if it complies with this Section 13.3.  From the effective date of such assignment, the Eligible Assignee shall for all purposes be a Lender under the Loan Documents, and shall have all rights and obligations of a Lender thereunder.  Upon consummation of an assignment, the transferor Lender, Agent and Borrowers shall make appropriate arrangements for issuance of replacement and/or new Notes, as appropriate.

13.4.

Tax Treatment

.  If any interest in a Loan Document is transferred to a Transferee that is organized under the laws of any jurisdiction other than the United States or any state or district thereof, the transferor Lender shall cause such Transferee, concurrently with the effectiveness of such transfer, to comply with the provisions of Section 5.10.

13.5.

Representation of Lenders

.  Each Lender represents and warrants to each Borrower, Agent and other Lenders that none of the consideration used by it to fund its Loans or to participate in any other transactions under this Agreement constitutes for any purpose of ERISA or Section 4975 of the Internal Revenue Code assets of any "plan" as defined in Section 3(3) of ERISA or Section 4975 of the Internal Revenue Code and the interests of such Lender in and under the Loan Documents shall not constitute plan assets under ERISA.

SECTION 14.

MISCELLANEOUS

14.1.

Consents, Amendments and Waivers

.

14.1.1.

Amendment.  No modification of any Loan Document, including any extension or amendment of a Loan Document or any waiver of a Default or Event of Default, shall be effective without the prior written agreement of Agent, with the consent of Required Lenders, and each Obligor party to such Loan Document; provided, however, that

(a)

without the prior written consent of Agent, no modification shall be effective with respect to any provision in a Loan Document that relates to any rights, duties or discretion of Agent;

(b)

without the prior written consent of Issuing Bank, no modification shall be effective with respect to any LC Obligations or Section 2.3;

(c)

without the prior written consent of each affected Lender, no modification shall be effective that would (i) increase the Commitment of such Lender; or (ii) reduce the amount of, or waive or delay payment of, any principal, interest or fees payable to such Lender; and

(d)

without the prior written consent of all Lenders (except a defaulting Lender as provided in Section 4.2), no modification shall be effective that would (i) extend the Revolver Termination Date or Term Loan Maturity Date; (ii) alter Section 5.6, 7.1 (except to add Collateral), or 14.1.1; (iii) amend the definitions of Borrowing Base (and the defined terms used in such definition), Pro Rata or Required Lenders; (iv) increase any advance rate, or increase total Commitments; (vi) release Collateral with a book value greater than $2,000,000 during any calendar year, except as currently contemplated by the Loan Documents; or (vii) release any Obligor from liability for any Obligations, if such Obligor is Solvent at the time of the release.

14.1.2.

Limitations.  The agreement of Borrowers shall not be necessary to the effectiveness of any modification of a Loan Document that deals solely with the rights and duties of Lenders, Agent and/or Issuing Bank as among themselves.  Only the consent of the parties to the Fee Letter or any agreement relating to a Bank Product shall be required for any modification of such agreement, and no Affiliate of a Lender that is party to a Bank Product agreement shall have any other right to consent to or participate in any manner in modification of any other Loan Document.  The making of any Loans during the existence of a Default or Event of Default shall not be deemed to constitute a waiver of such Default or Event of Default, nor to establish a course of dealing.  Any waiver or consent granted by Lenders hereunder shall be effective only if in writing, and then only in the specific instance and for the specific purpose for which it is given.

14.1.3.

Payment for Consents.  No Borrower will, directly or indirectly, pay any remuneration or other thing of value, whether by way of additional interest, fee or otherwise, to any Lender (in its capacity as a Lender hereunder) as consideration for agreement by such Lender with any modification of any Loan Documents, unless such remuneration or value is concurrently paid, on the same terms, on a Pro Rata basis to all Lenders providing their consent.

14.2.

Indemnity

.  EACH BORROWER SHALL INDEMNIFY AND HOLD HARMLESS THE INDEMNITEES AGAINST ANY CLAIMS THAT MAY BE INCURRED BY OR ASSERTED AGAINST ANY INDEMNITEE, INCLUDING CLAIMS ARISING FROM THE NEGLIGENCE OF AN INDEMNITEE.  In no event shall any party to a Loan Document have any obligation thereunder to indemnify or hold harmless an Indemnitee with respect to a Claim that is determined in a final, non-appealable judgment by a court of competent jurisdiction to result from the gross negligence or willful misconduct of such Indemnitee.

14.3.

Notices and Communications

.

14.3.1.

Notice Address.  Subject to Section 4.1.4, all notices, requests and other communications by or to a party hereto shall be in writing and shall be given to any Borrower, at Borrower Agent's address shown on the signature pages hereof, and to any other Person at its address shown on the signature pages hereof (or, in the case of a Person who becomes a Lender after the Closing Date, at the address shown on its Assignment and Acceptance), or at such other address as a party may hereafter specify by notice in accordance with this Section 14.3.  Each such notice, request or other communication shall be effective only (a) if given by facsimile transmission, when transmitted to the applicable facsimile number, if confirmation of receipt is received; (b) if given by mail, three Business Days after deposit in the U.S. mail, with first-class postage pre-paid, addressed to the applicable address; or (c) if given by personal delivery, when duly delivered to the notice address with receipt acknowledged.  Notwithstanding the foregoing, no notice to Agent pursuant to Section 2.1.4, 2.3, 3.1.2, 4.1.1 or 5.3.3 shall be effective until actually received by the individual to whose attention at Agent such notice is required to be sent.  Any written notice, request or other communication that is not sent in conformity with the foregoing provisions shall nevertheless be effective on the date actually received by the noticed party.  Any notice received by Borrower Agent shall be deemed received by all Borrowers.

14.3.2.

Electronic Communications; Voice Mail.  Electronic mail and internet websites may be used only for routine communications, such as financial statements, Borrowing Base Certificates and other information required by Section 10.1.2, administrative matters, distribution of Loan Documents for execution, and matters permitted under Section 4.1.4.  Agent and Lenders make no assurances as to the privacy and security of electronic communications.  Electronic and voice mail may not be used as effective notice under the Loan Documents.

14.3.3.

Non-Conforming Communications.  Agent and Lenders may rely upon any notices purportedly given by or on behalf of any Borrower even if such notices were not made in a manner specified herein, were incomplete or were not confirmed, or if the terms thereof, as understood by the recipient, varied from a later confirmation.  Each Borrower shall indemnify and hold harmless each Indemnitee from any liabilities, losses, costs and expenses arising from any telephonic communication purportedly given by or on behalf of a Borrower.

14.4.

Performance of Borrowers' Obligations

.  Agent may, in its discretion at any time and from time to time, at Borrowers' expense, pay any amount or do any act required of a Borrower under any Loan Documents or otherwise lawfully requested by Agent to (a) enforce any Loan Documents or collect any Obligations; (b) protect, insure, maintain or realize upon any Collateral; or (c) defend or maintain the validity or priority of Agent's Liens in any Collateral, including any payment of a judgment, insurance premium, warehouse charge, finishing or processing charge, or landlord claim, or any discharge of a Lien.  All payments, costs and expenses (including Extraordinary Expenses) of Agent under this Section shall be reimbursed to Agent by Borrowers, on demand, with interest from the date incurred to the date of payment thereof at the Default Rate applicable to Base Rate Revolver Loans.  Any payment made or action taken by Agent under this Section shall be without prejudice to any right to assert an Event of Default or to exercise any other rights or remedies under the Loan Documents.

14.5.

Credit Inquiries

.  Each Borrower hereby authorizes each Credit Party (but no Credit Party shall have any obligation) to respond to usual and customary credit inquiries from third parties concerning any Borrower or Subsidiary.

14.6.

Severability

.  Wherever possible, each provision of the Loan Documents shall be interpreted in such manner as to be valid under Applicable Law.  If any provision is found to be invalid under Applicable Law, it shall be ineffective only to the extent of such invalidity and the remaining provisions of the Loan Documents shall remain in full force and effect.

14.7.

Cumulative Effect; Conflict of Terms

.  The provisions of the Loan Documents are cumulative.  The parties acknowledge that the Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters, and they agree that these are cumulative and that each must be performed as provided.  Except as otherwise specifically provided in another Loan Document (by specific reference to the applicable provision of this Agreement), if any provision contained herein is in direct conflict with any provision in another Loan Document, the provision herein shall govern and control.

14.8.

Counterparts; Facsimile Signatures

.  Any Loan Document may be executed in counterparts, each of which taken together shall constitute one instrument.  Loan Documents may be executed and delivered by facsimile, and they shall have the same force and effect as manually signed originals.  Agent may require confirmation by a manually-signed original, but failure to request or deliver same shall not limit the effectiveness of any facsimile signature.

14.9.

Entire Agreement

.  Time is of the essence of the Loan Documents.  The Loan Documents embody the entire understanding of the parties with respect to the subject matter thereof and supersede all prior understandings regarding the same subject matter.

14.10.

Obligations of Credit Parties Several

.  The obligations of each Credit Party hereunder are several, and no Credit Party shall be responsible for the obligations or Commitments of any other Credit Party.  Nothing in this Agreement and no action of Agent or Lenders pursuant to the Loan Documents shall be deemed to constitute Credit Parties to be a partnership, association, joint venture or any other kind of entity, nor to constitute control of any Borrower.  Each Borrower acknowledges and agrees that in connection with all aspects of any transaction contemplated by the Loan Documents, Borrowers and each Credit Party have an arms-length business relationship that creates no fiduciary duty on the part of any Credit Party, and each Borrower and each Credit Party expressly disclaims any fiduciary relationship.

14.11.

Confidentiality

.  During the term of this Agreement and for 12 months thereafter, each Credit Party agrees to take reasonable precautions to maintain the confidentiality of any information that Borrowers deliver to Agent and Lenders and identify as confidential at the time of delivery, except that Agent and any Lender may disclose such information (a) to their respective officers, directors, employees, Affiliates and agents, including legal counsel, auditors and other professional advisors; (b) to any party to the Loan Documents from time to time; (c) pursuant to the order of any court or administrative agency; (d) upon the request of any Governmental Authority exercising regulatory authority over Agent or such Lender; (e) which ceases to be confidential, other than by an act or omission of a Credit Party, or which becomes available to any Credit Party on a nonconfidential basis; (f) to the extent reasonably required in connection with any litigation relating to any Loan Documents or transactions contemplated thereby, or otherwise as required by Applicable Law; (g) to the extent reasonably required for the exercise of any rights or remedies under the Loan Documents; (h) to any actual or proposed party to a Bank Product or to any Transferee, as long as such Person agrees to be bound by the provisions of this Section; (i) to the National Association of Insurance Commissioners or any similar organization, or to any nationally recognized rating agency that requires access to information about a Lender's portfolio in connection with ratings issued with respect to such Lender; (j) to any investor or potential investor in an Approved Fund that is a Lender or Transferee, but solely for use by such investor to evaluate an investment in such Approved Fund, or to any manager, servicer or other Person in connection with its administration of any such Approved Fund; or (k) with the consent of Borrowers.  Notwithstanding the foregoing, Agent and Lenders may issue and disseminate to the public general information describing this credit facility, including the names and addresses of Borrowers and a general description of Borrowers' businesses, and may use Borrowers' names in advertising and other promotional materials.

14.12.

[Reserved]

.

14.13.

GOVERNING LAW

.  THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, UNLESS OTHERWISE SPECIFIED, SHALL BE GOVERNED BY THE LAWS OF THE STATE OF GEORGIA, WITHOUT GIVING EFFECT TO ANY CONFLICT OF LAW PRINCIPLES (BUT GIVING EFFECT TO FEDERAL LAWS RELATING TO NATIONAL BANKS).

14.14.

Consent to Forum

.  EACH BORROWER HEREBY CONSENTS TO THE NON-EXCLUSIVE JURISDICTION OF ANY FEDERAL OR STATE COURT SITTING IN OR WITH JURISDICTION OVER GEORGIA, IN ANY PROCEEDING OR DISPUTE RELATING IN ANY WAY TO ANY LOAN DOCUMENTS, AND AGREES THAT ANY SUCH PROCEEDING SHALL BE BROUGHT BY IT SOLELY IN ANY SUCH COURT.  EACH BORROWER IRREVOCABLY WAIVES ALL CLAIMS, OBJECTIONS AND DEFENSES THAT IT MAY HAVE REGARDING SUCH COURT'S PERSONAL OR SUBJECT MATTER JURISDICTION, VENUE OR INCONVENIENT FORUM.  Nothing herein shall limit the right of Agent or any Lender to bring proceedings against any Obligor in any other court.  Nothing in this Agreement shall be deemed to preclude enforcement by Agent of any judgment or order obtained in any forum or jurisdiction.

14.15.

Waivers by Borrowers

.  To the fullest extent permitted by Applicable Law, each Borrower waives (a) the right to trial by jury (which Credit Party hereby also waives) in any proceeding, claim or counterclaim of any kind relating in any way to any Loan Documents, Obligations or Collateral; (b) presentment, demand, protest, notice of presentment, default, non-payment, maturity, release, compromise, settlement, extension or renewal of any commercial paper, accounts, contract rights, documents, instruments, chattel paper and guaranties at any time held by Agent on which a Borrower may in any way be liable, and hereby ratifies anything Agent may do in this regard; (c) notice prior to taking possession or control of any Collateral; (d) any bond or security that might be required by a court prior to allowing Agent to exercise any rights or remedies; (e) the benefit of all valuation, appraisement and exemption laws; (f) any claim against any Credit Party, on any theory of liability, for special, indirect, consequential, exemplary or punitive damages (as opposed to direct or actual damages) in any way relating to any Enforcement Action, Obligations, Loan Documents or transactions relating thereto; and (g) notice of acceptance hereof.  Each Borrower acknowledges that the foregoing waivers are a material inducement to each Credit Party's entering into this Agreement and that each Credit Party is relying upon the foregoing in their dealings with Borrowers.  Each Borrower has reviewed the foregoing waivers with its legal counsel and has knowingly and voluntarily waived its jury trial and other rights following consultation with legal counsel.  In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

14.16.

PATRIOT Act Notice

.  Agent and Lenders hereby notify Borrowers that pursuant to the requirements of the PATRIOT Act, Agent and Lenders are required to obtain, verify and record information that identifies each Borrower, including its legal name, address, tax ID number and other information that will allow Agent and Lenders to identify it in accordance with the PATRIOT Act.  Agent and Lenders will also require information regarding each personal guarantor, if any, and may require information regarding Borrowers' management and owners, such as legal name, address, social security number and date of birth.

[Remainder of page intentionally left blank; signatures begin on following page]

#

IN WITNESS WHEREOF, this Agreement has been executed and delivered as of the date set forth above.

BORROWERS: BAIRNCO CORPORATION By: /s/ Kenneth L. Bayne Title: VP & Treasurer Address: 300 Primera Blvd. Suite 432 Lake Mary, Florida 32746 Attn: Chief Financial Officer Telecopy: 407-875-3398
ARLON, INC. By: /s/ Kenneth L. Bayne Title: Treasurer Address: 300 Primera Blvd. Suite 432 Lake Mary, Florida 32746 Attn: Chief Financial Officer Telecopy: 407-875-3398
KASCO CORPORATION By: /s/ Kenneth L. Bayne Title: VP & Treasurer Address: 300 Primera Blvd. Suite 432 Lake Mary, Florida 32746 Attn: Chief Financial Officer Telecopy: 407-875-3398
BERTRAM & GRAF GmbH By: /s/ Kenneth L. Bayne Title: Agent of the Company Address: 300 Primera Blvd. Suite 432 Lake Mary, Florida 32746 Attn: Chief Financial Officer Telecopy: 407-875-3398
ATLANTIC SERVICE CO. LTD By: /s/ Kenneth L. Bayne Title: Treasurer Address: 300 Primera Blvd. Suite 432 Lake Mary, Florida 32746 Attn: Chief Financial Officer Telecopy: 407-875-3398
ATLANTIC SERVICE CO. (UK) LTD. By: /s/ Kenneth L. Bayne Title: Agent of the Company Address: 300 Primera Blvd. Suite 432 Lake Mary, Florida 32746 Attn: Chief Financial Officer Telecopy: 407-875-3398
EUROKASCO, S.A. By: /s/ Kenneth L. Bayne Title: Agent of the Company Address: 300 Primera Blvd. Suite 432 Lake Mary, Florida 32746 Attn: Chief Financial Officer Telecopy: 407-875-3398

AGENT AND LENDERS:

BANK OF AMERICA, N.A.,

as Agent and Lender

By:

/s/ Sherry Lail

Title:

Senior Vice President

Address:

300 Galleria Parkway, N.W.

Suite 800

Atlanta, Georgia  30339

Attn: Bairnco Loan Administration Officer

Telecopy: 770-859-2437

#

EXHIBIT A

to

Loan and Security Agreement

REVOLVER NOTE

November 9, 2006	$27,000,000 Atlanta, Georgia

BAIRNCO CORPORATION, a Delaware corporation, ARLON, INC., a Delaware corporation, and KASCO CORPORATION, a Delaware corporation [or, if the Note is given with respect to Foreign Currency Loans, the Foreign Currency Borrowers] (collectively, "Borrowers"), for value received, hereby unconditionally promise to pay, on a joint and several basis, to the order of Bank of America, N.A. ("Lender"), the principal sum of TWENTY SEVEN MILLION DOLLARS ($27,000,000), or such lesser amount as may be advanced by Lender as Revolver Loans and owing as LC Obligations from time to time under the Loan Agreement described below, together with all accrued and unpaid interest thereon.  Terms are used herein as defined in the Loan and Security Agreement dated as of November 9, 2006, among Borrowers, Bank of America, N.A., as Agent, Lender, and certain other financial institutions, as such agreement may be amended, modified, renewed or extended from time to time ("Loan Agreement").

Principal of and interest on this Note from time to time outstanding shall be due and payable as provided in the Loan Agreement.  This Note is issued pursuant to and evidences Revolver Loans and LC Obligations under the Loan Agreement, to which reference is made for a statement of the rights and obligations of Lender and the duties and obligations of Borrowers.  The Loan Agreement contains provisions for acceleration of the maturity of this Note upon the happening of certain stated events, and for the borrowing, prepayment and reborrowing of amounts upon specified terms and conditions.

The holder of this Note is hereby authorized by Borrowers to record on a schedule annexed to this Note (or on a supplemental schedule) the amounts owing with respect to Revolver Loans and LC Obligations, and the payment thereof.  Failure to make any notation, however, shall not affect the rights of the holder of this Note or any obligations of Borrowers hereunder or under any other Loan Documents.

Time is of the essence of this Note.  Each Borrower and all endorsers, sureties and guarantors of this Note hereby severally waive demand, presentment for payment, protest, notice of protest, notice of intention to accelerate the maturity of this Note, diligence in collecting, the bringing of any suit against any party, and any notice of or defense on account of any extensions, renewals, partial payments, or changes in any manner of or in this Note or in any of its terms, provisions and covenants, or any releases or substitutions of any security, or any delay, indulgence or other act of any trustee or any holder hereof, whether before or after maturity.  Borrowers jointly and severally agree to pay, and to save the holder of this Note harmless against, any liability for the payment of all costs and expenses (including without limitation reasonable attorneys' fees) if this Note is collected by or through an attorney-at-law.

In no contingency or event whatsoever shall the amount paid or agreed to be paid to the holder of this Note for the use, forbearance or detention of money advanced hereunder exceed the highest lawful rate permitted under Applicable Law.  If any such excess amount is inadvertently paid by Borrowers or inadvertently received by the holder of this Note, such excess shall be returned to Borrowers or credited as a payment of principal, in accordance with the Loan Agreement.  It is the intent hereof that Borrowers not pay or contract to pay, and that holder of this Note not receive or contract to receive, directly or indirectly in any manner whatsoever, interest in excess of that which may be paid by Borrowers under Applicable Law.

This Note shall be governed by the laws of the State of Georgia, without giving effect to any conflict of law principles (but giving effect to federal laws relating to national banks).

IN WITNESS WHEREOF, this Revolver Note is executed as of the date set forth above.

BAIRNCO CORPORATION By: /s/ Kenneth L. Bayne Title: VP & Treasurer
ARLON, INC. By: /s/ Kenneth L. Bayne Title: Treasurer
KASCO CORPORATION By: /s/ Kenneth L. Bayne Title: VP & Treasurer

[or, if the Note is given with respect to Foreign Currency Loans, the Foreign Currency Borrowers]

EXHIBIT B

to

Loan and Security Agreement

TERM LOAN NOTE

November 9, 2006	$15,000,000 Atlanta, Georgia

BAIRNCO CORPORATION, a Delaware corporation, ARLON, INC., a Delaware corporation, and KASCO CORPORATION, a Delaware corporation (collectively, "Borrowers"), for value received, hereby unconditionally promise to pay, on a joint and several basis, to the order of Bank of America, N.A. ("Lender"), the principal sum of FIFTEEN MILLION DOLLARS ($15,000,000), or such lesser amount as may be advanced by Lender as a Term Loan under the Loan Agreement described below, together with all accrued and unpaid interest thereon.  Terms are used herein as defined in the Loan and Security Agreement dated as of November 9, 2006, among Borrowers, Bank of America, N.A., as Agent, Lender, and certain other financial institutions, as such agreement may be amended, modified, renewed or extended from time to time ("Loan Agreement").

Principal of and interest on this Note from time to time outstanding shall be due and payable as provided in the Loan Agreement.  This Note is issued pursuant to and evidences Lender's Term Loan under the Loan Agreement, to which reference is made for a statement of the rights and obligations of Lender and the duties and obligations of Borrowers.  The Loan Agreement contains provisions for acceleration of the maturity of this Note upon the happening of certain stated events, and for the prepayment of amounts upon specified terms and conditions.

The holder of this Note is hereby authorized by Borrowers to record on a schedule annexed to this Note (or on a supplemental schedule) the amounts owing with respect to the Term Loan, including payments thereon.  Failure to make any notation, however, shall not affect the rights of the holder of this Note or any obligations of Borrowers hereunder or under any other Loan Documents.

Time is of the essence of this Note.  Each Borrower and all endorsers, sureties and guarantors of this Note hereby severally waive demand, presentment for payment, protest, notice of protest, notice of intention to accelerate the maturity of this Note, diligence in collecting, the bringing of any suit against any party, and any notice of or defense on account of any extensions, renewals, partial payments, or changes in any manner of or in this Note or in any of its terms, provisions and covenants, or any releases or substitutions of any security, or any delay, indulgence or other act of any trustee or any holder hereof, whether before or after maturity.  Borrowers jointly and severally agree to pay, and to save the holder of this Note harmless against, any liability for the payment of all costs and expenses (including without limitation reasonable attorneys' fees) if this Note is collected by or through an attorney-at-law.

In no contingency or event whatsoever shall the amount paid or agreed to be paid to the holder of this Note for the use, forbearance or detention of money advanced hereunder exceed the highest lawful rate permitted under Applicable Law.  If any such excess amount is inadvertently paid by Borrowers or inadvertently received by the holder of this Note, such excess shall be returned to Borrowers or credited as a payment of principal, in accordance with the Loan Agreement.  It is the intent hereof that Borrowers not pay or contract to pay, and that holder of this Note not receive or contract to receive, directly or indirectly in any manner whatsoever, interest in excess of that which may be paid by Borrowers under Applicable Law.

This Note shall be governed by the laws of the State of Georgia, without giving effect to any conflict of law principles (but giving effect to federal laws relating to national banks).

IN WITNESS WHEREOF, this Term Loan Note is executed as of the date set forth above.

BAIRNCO CORPORATION By: /s/ Kenneth L. Bayne Title: VP & Treasurer
ARLON, INC. By: /s/ Kenneth L. Bayne Title: Treasurer
KASCO CORPORATION By: /s/ Kenneth L. Bayne Title: Treasurer

EXHIBIT C

to

Loan and Security Agreement

ASSIGNMENT AND ACCEPTANCE

Reference is made to the Loan and Security Agreement dated as of November 9, 2006, as amended ("Loan Agreement"), among BAIRNCO CORPORATION, ARLON, INC., KASCO CORPORATION, BERTRAM & GRAF GmbH, ATLANTIC SERVICE CO. LTD. ATLANTIC SERVICE CO. (UK) LTD. and EUROKASCO S.A. (collectively, "Borrowers"), BANK OF AMERICA, N.A., as agent ("Agent") for the financial institutions from time to time party to the Loan Agreement ("Lenders"), and such Lenders.  Terms are used herein as defined in the Loan Agreement.

______________________________________ ("Assignor") and _________________________ _____________ ("Assignee") agree as follows:

1.

Assignor hereby assigns to Assignee and Assignee hereby purchases and assumes from Assignor (a) a principal amount of $________ of Assignor's outstanding Revolver Loans and $___________ of Assignor's participations in LC Obligations, (b) the amount of $__________ of Assignor's Revolver Commitment (which represents (____%) of the total Revolver Commitments); and (c) a principal amount of $________ of Assignor's outstanding Term Loan (the foregoing items being, collectively, the "Assigned Interest"), together with an interest in the Loan Documents corresponding to the Assigned Interest.  This Agreement shall be effective as of the date ("Effective Date") indicated in the corresponding Assignment Notice delivered to Agent, provided such Assignment Notice is executed by Assignor, Assignee, Agent and Borrower Agent, if applicable.  From and after the Effective Date, Assignee hereby expressly assumes, and undertakes to perform, all of Assignor's obligations in respect of the Assigned Interest, and all principal, interest, fees and other amounts which would otherwise be payable to or for Assignor's account in respect of the Assigned Interest shall be payable to or for Assignee's account, to the extent such amounts accrue on or after the Effective Date.

2.

Assignor (i) represents that as of the date hereof, prior to giving effect to this assignment, its Revolver Commitment is $__________, the outstanding balance of its Revolver Loans and participations in LC Obligations is $__________, and the outstanding balance of its Term Loans is $__________; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Loan Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Agreement or any other instrument or document furnished pursuant thereto, other than that Assignor is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; and (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of Borrowers or the performance by Borrowers of their obligations under the Loan Documents.  [Assignor is attaching the Note[s] held by it and requests that Agent exchange such Note[s] for new Notes payable to Assignee [and Assignor].]

3.

Assignee (i) represents and warrants that it is legally authorized to enter into this Assignment and Acceptance; (ii) confirms that it has received copies of the Loan Agreement and such other Loan Documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (iii) agrees that it shall, independently and without reliance upon Assignor and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents; (iv) confirms that it is an Eligible Assignee; (v) appoints and authorizes Agent to take such action as agent on its behalf and to exercise such powers under the Loan Agreement as are delegated to Agent by the terms thereof, together with such powers as are incidental thereto; (vi) agrees that it will observe and perform all obligations that are required to be performed by it as a "Lender" under the Loan Documents; and (vii) represents and warrants that the assignment evidenced hereby will not result in a non-exempt "prohibited transaction" under Section 406 of ERISA.

4.

Assignee acknowledges and agrees that it will not sell or otherwise dispose of the Assigned Interest or any portion thereof, or grant any participation therein, in a manner which, or take any action in connection therewith which, would violate the terms of any Loan Documents.

5.

This Agreement and all rights and obligations shall be interpreted in accordance with and governed by the laws of the State of Georgia.  If any provision hereof would be invalid under Applicable Law, then such provision shall be deemed to be modified to the extent necessary to render it valid while most nearly preserving its original intent; no provision hereof shall be affected by another provision's being held invalid.

6.

Each notice or other communication hereunder shall be in writing, shall be sent by messenger, by telecopy or facsimile transmission or by first-class mail, shall be deemed given when sent and shall be sent as follows:

(a)

If to Assignee, to the following address (or to such other address as Assignee may designate from time to time):

__________________________

__________________________

__________________________

(b)

If to Assignor, to the following address (or to such other address as Assignor may designate from time to time):

__________________________

__________________________

__________________________

__________________________

Payments hereunder shall be made by wire transfer of immediately available Dollars as follows:

If to Assignee, to the following account (or to such other account as Assignee may designate from time to time):

______________________________

______________________________

ABA No._______________________

______________________________

Account No.____________________

Reference:  _____________________

If to Assignor, to the following account (or to such other account as Assignor may designate from time to time):

______________________________

______________________________

ABA No._______________________

______________________________

Account No.____________________

Reference:  _____________________

#

IN WITNESS WHEREOF, this Assignment and Acceptance is executed as of _____________, 20__.

_____________________________________

("Assignee")

By___________________________________

     Title:

_____________________________________

("Assignor")

By___________________________________

     Title:

#

EXHIBIT D

to

Loan and Security Agreement

ASSIGNMENT NOTICE

Reference is made to (i) the Loan and Security Agreement dated as of November 9, 2006, as amended ("Loan Agreement"), among BAIRNCO CORPORATION, ARLON, INC., KASCO CORPORATION, BERTRAM & GRAF GmbH, ATLANTIC SERVICE CO. LTD., ATLANTIC SERVICE CO. (UK) LTD. and EUROKASCO S.A. (collectively, "Borrowers"), BANK OF AMERICA, N.A., as agent ("Agent") for the financial institutions from time to time party to the Loan Agreement ("Lenders"), and such Lenders; and (ii) the Assignment and Acceptance dated as of ____________, 20__ ("Assignment Agreement") between __________________ ("Assignor") and ____________________ ("Assignee").  Terms are used herein as defined in the Loan Agreement.

Assignor hereby notifies Borrowers and Agent of Assignor's intent to assign to Assignee pursuant to the Assignment Agreement (a) a principal amount of $________ of Assignor's outstanding Revolver Loans and $___________ of Assignor's participations in LC Obligations, (b) the amount of $__________ of Assignor's Revolver Commitment (which represents (____%) of the total Revolver Commitments); and (c) a principal amount of $________ of Assignor's outstanding Term Loan (the foregoing items being, collectively, the "Assigned Interest"), together with an interest in the Loan Documents corresponding to the Assigned Interest.  This Agreement shall be effective as of the date ("Effective Date") indicated below, provided this Assignment Notice is executed by Assignor, Assignee, Agent and Borrower Agent, if applicable.  Pursuant to the Assignment Agreement, Assignee has expressly assumed all of Assignor's obligations under the Loan Agreement to the extent of the Assigned Interest, as of the Effective Date.

For purposes of the Loan Agreement, Agent shall deem Assignor's Revolver Commitment to be reduced by $_________, and Assignee's Revolver Commitment to be increased by $_________.

The address of Assignee to which notices and information are to be sent under the terms of the Loan Agreement is:

________________________

________________________

________________________

________________________

The address of Assignee to which payments are to be sent under the terms of the Loan Agreement is shown in the Assignment and Acceptance.

This Notice is being delivered to Borrowers and Agent pursuant to Section 13.3 of the Loan Agreement.  Please acknowledge your acceptance of this Notice by executing and returning to Assignee and Assignor a copy of this Notice.

#

IN WITNESS WHEREOF, this Assignment Notice is executed as of _____________, 20__.

_____________________________________

("Assignee")

By___________________________________

     Title:

_____________________________________

("Assignor")

By___________________________________

     Title:

ACKNOWLEDGED AND AGREED,

AS OF THE DATE SET FORTH ABOVE:

BAIRNCO CORPORATION:*

_________________________________

By_______________________________

     Title:

* No signature required if Assignee is a Lender, U.S.-based Affiliate of a Lender or Approved Fund, or if an Event of Default exists.

BANK OF AMERICA, N.A.,

as Agent

By_______________________________

     Title:

#

EXHIBIT E

to

Loan and Security Agreement

COMPLIANCE CERTIFICATE

[Letterhead of Borrowers]

__________________, 20__

Bank of America, N.A., as Agent

300 Galleria Parkway, N.W.

Suite 800

Atlanta, Georgia  30339

Reference is made to that that certain Loan and Security Agreement dated November 9, 2006, among BAIRNCO CORPORATION ("Bairnco"), ARLON, INC., KASCO CORPORATION, BERTRAM & GRAF GmbH, ATLANTIC SERVICE CO. LTD, ATLANTIC SERVICE CO. (UK) LTD., and EUROKASCO S.A. (collectively, "Borrowers" and each individually a "Borrower"), BANK OF AMERICA, N.A., its is capacity as agent (together with its successors in such capacity, "Agent"), for various financial institutions party thereto from time to time ("Lenders"), and the Lenders referenced therein (as at any time amended, restated, modified or supplemented, "Loan Agreement").

The undersigned, the chief financial officer of Bairnco, on behalf of Bairnco in its capacity as the representative of the Borrowers pursuant to Section 4.4 of the Loan Agreement, gives this certificate to Agent in accordance with the requirements of Section 10.1.3 of the Loan Agreement.  Capitalized terms used in this Certificate, unless otherwise defined herein, shall have the meanings ascribed to them in the Loan Agreement.

1.

Based upon my review of the balance sheets and statements of income of Borrowers and their Subsidiaries for the 12-month period ending __________________, 20__, copies of which are attached hereto, I hereby certify that:

The Fixed Charge Coverage Ratio  is ____ to ____ (the calculation of which is attached hereto (together with reasonable supporting detail));

2.

No Default exists on the date hereof, other than: __________________ ________________________________________________ [if none, so state]; and

3.

No Event of Default exists on the date hereof, other than __________ ____________________________________________________ [if none, so state].

4.

As of the date hereof, each Borrower is current in its payment of all accrued rent and other charges to Persons including, without limitation, warehousemen, who own or lease any premises where any of the Collateral is located, and there are no pending disputes or claims regarding any Borrower's failure to pay or delay in payment of any such rent or other charges.

5.

Attached hereto is a schedule showing the calculations that support Borrowers' compliance [non-compliance] with the financial covenants, as shown above.

Very truly yours,

BAIRNCO CORPORATION,

as Borrower Agent

By: _______________________________

Name:_____________________________

Title:  Chief Financial Officer

Period Ended _______________	Bairnco	Scarlett	Total

EBITDA
Net Income
+ Interest Expense
+ Income Taxes
+ Depreciation/Amortization
+(-) Losses/Gains on Asset Sales
+(-) Losses/Gains on Asset Revaluation
+(-) Extraordinary Losses/Gains
+ Approved Non-Recurring Expenses
TOTAL EBITDA
- Capital Expenditures (unfinanced)*
- Cash Taxes
TOTAL EBITDA FOR FIXED CHARGE CALCULATION

Fixed Charges
Interest Expense**
+ Scheduled Principal Payments**
+ Distributions***
TOTAL FIXED CHARGES

FIXED CHARGE COVERAGE RATIO

*Excludes all Capital Expenditures related to Borrowers’ Chinese facility made prior to the Closing Date.

**For each Fiscal Month ending after the Closing Date, through and including the Fiscal Month ending September 30, 2007, interest expense and scheduled principal payments on Borrowed Money shall be calculated by adding the sum of all such interest expense and principal payments made from the Closing Date through the date of determination, multiplying such sum by 365, and dividing the product by the number of days elapsed since the Closing Date.

***Excludes all Distributions made prior to the Closing Date.

SCHEDULE 1.1

to

Loan and Security Agreement

COMMITMENTS OF LENDERS

Lender	Revolver Commitment	Term Loan Commitment	Total Commitments
Bank of America, N.A.	$27,000,000.00	$15,000,000.00	$42,000,000.00

402187.4

-#-

SCHEDULE 1.1A

to

Loan and Security Agreement

GUARANTORS

Name of Subsidiary	State of Organization
Arlon Adhesives & Films, Inc.	Texas
Arlon Partners, Inc.	Delaware
Arlon Signtech, Ltd.	Texas
Arlon Viscor Ltd.	Texas
Arlon MED International LLC	Delaware
Southern Saw Acquisition Corporation	Delaware
Kasco Mexico LLC	Delaware

SCHEDULE 1.1B

to

Loan and Security Agreement

ACQUIRED RESIDENTIAL

PROPERTIES

See attached legal descriptions on Exhibit "A"

(Track One-B, Two, Three, Four, Five and Six)

SCHEDULE 2.3.4

to

Loan and Security Agreement

EXISTING LETTERS OF CREDIT

Letter of Credit No.	Beneficiary	Account Party	Stated Amount	Expiration Date
722936	National Union Fire Insurance, Company of Pittsburgh, PA	Bairnco	$250,000.00	12/31/06
7409734	Employers Insurance of Wausau, a Mutual Company	Bairnco	$2,215,000.00	1/30/07
7414319	Bank of America, Shanghai China	Arlon Materials	$400,000.00	2/22/07
68009146	Bank of America, Shanghai China	Arlon Materials	$2,250,000.00	10/1/07
68010669	Aetna Life Insurance Company	Bairnco	$88,527.00	6/01/07
68014268	Bank of America, Shanghai China	Arlon Materials	$1,000,000.00	8/14/07
68015187	Bank of America, Shanghai China	Arlon Materials	$1,500,000.00	10/12/07

SCHEDULE 8.5

to

Loan and Security Agreement

DEPOSIT ACCOUNTS

Name of Borrower	Depository Bank	Type of Account	Account Number
Arlon Inc.	Bank of America, N.A	Lockbox	8188200168
Kasco Corporation	Bank of America, N.A	Lockbox	8188701622
Southern Saw Acquisition Corporation	SunTrust Bank, N.A.	Lockbox	1000051370137

SCHEDULE 8.6.1

to

Loan and Security Agreement

BUSINESS LOCATIONS

1.

Borrowers currently have the following business locations, and no others:

Chief Executive Office:

300 Primera Boulevard

Suite 432

Lake Mary, FL 32746

Other Locations (US):

9433 Hyssop Drive

Rancho Cucamonga, CA 91730

1100 Governor Lea Road

Bear, DE 19701

2811 S. Harbor Blvd.

Santa Ana, CA 92704

6110 Rittiman Rd.

San Antonio, TX 78218

4669 Highway 90 West

San Antonio, TX 78237

30 Essex St.

Suite A

San Antonio, TX 78210

1260 and 1266 Profit Drive

Dallas, TX 75247

1569 Tower Grove Ave

St. Louis, MO 63110

1548 S. Vandeventer Avenue

St. Louis, MO

1594 Evans Drive SW

Atlanta, GA 30310

Other Locations (Foreign):

No. 20, Datong Rd.

Export Processing Zone of Suzhou

New & Hi-tech District

Jiangsu, China 215151

Building 7DA Xing

Industrial Park Suzhou

New & Hi-tech District

Jiangsu, China 215000

Badhuisweg 11

2587 CA Den Haag

The Netherlands

8620 Boul Pie IX

Montreal, QC Canada H1Z 4G2

Willow Road

Pen-Y-Fan Industrial Estate

Croespenmaen, Crumlin

Caerphilly County, NP11 4EG

Wales

Bahnhofstrasse 7

23689 Pansdorf

Germany

7 bis boulevard Robert Thiboust

Serris 77706 Marne la valee Cedex 6

France

Juan Zavala Ruiz Y Av Postal S / N

Colonia Las Fuentes 87317

Matamoros Tam. Mexico

2.

Borrowers maintain their books and records relating to Accounts and General Intangibles at:

300 Primera Boulevard

Suite 432

Lake Mary, FL 32746

3.

Borrowers have had no office, place of business or agent for process located in any county other than as set forth above, except:

None

4.

Each Subsidiary currently has the following business locations, and no others:

Chief Executive Office:

300 Primera Boulevard

Suite 432

Lake Mary, FL 32746

Other Locations:

See question #1

5.

Each Subsidiary maintains its books and records relating to Accounts and General Intangibles at:

300 Primera Boulevard

Suite 432

Lake Mary, FL 3274

6.

Each Subsidiary has had no office, place of business or agent for process located in any county other than as set forth above, except: NONE

7.

The following bailees, warehouseman, similar parties and consignees hold inventory of a Borrower or one of its Subsidiaries:

Name and Address of Party	Nature of Relationship	Amount of Inventory	Owner of Inventory
Kasco Corp. Territory Manager Warehouses (42)	Warehouse	Approximately $1.2M aggregate, approximately $30,000 per location	Kasco Corporation
Hansaloy 820 West 35th Street Davenport, Iowa 52806	3rd party processor	Approximately $16,000	Kasco Corporation
Hermann Warehouse Corporation 83 Stults Rd. Dayton, NJ 08810	Warehouse	Approximately $144,000	Arlon Inc.
Meritex Logistics 21800 South Cicero Ave Matteson, IL 60443	Warehouse	Approximately $168,000	Arlon Inc.
Various Consignment locations (12)	Consignee	Approximately $176,000 in aggregate	Arlon Inc.
Fabrico 10436 N Port Washington Rd Mequon, WI , 53092-5535	Consignee	Approximately $104,000	Arlon Viscor Ltd.

SCHEDULE 9.1.4

to

Loan and Security Agreement

NAMES AND CAPITAL STRUCTURE

1.

The corporate names, jurisdictions of incorporation, and authorized and issued Equity Interests of each Borrower and Subsidiary are as follows:

Name	Jurisdiction	Number and Class of Authorized Shares	Number and Class of Issued Shares
Bairnco Corporation	Delaware	Common – 35,000,000 Preferred – 5,000,000	Common – 7,291,853 Preferred - 0
Arlon, Inc.	Delaware	Common – 200	Common - 200
Arlon Partners, Inc.	Delaware	Common – 3000	Common - 300
Arlon Viscor Ltd.	Texas	N/A	N/A
Arlon MED International LLC	Delaware	N/A	N/A
Arlon Materials for Electronics Co. Ltd.	China	N/A	N/A
Arlon Material Technologies Co. Ltd.	China	N/A	N/A
Arlon Adhesives & Films, Inc.	Delaware	Common – 1000	Common - 1000
Arlon Signtech Ltd.	Texas	N/A	N/A
Kasco Corporation	Delaware	Common – 1000	Common - 100
Southern Saw Acquisition Corporation	Delaware	Common – 10000	Common - 10000
Kasco Mexico LLC	Delaware	N/A	N/A
Kasco Ensambly S.A. de C.V.	Mexico	N/A	N/A
Atlantic Service Company, Ltd. (UK)	United Kingdom	Ordinary – 90 Redeemable – 8 Preferred - 2	Ordinary – 32 Redeemable – 8 Preferred - 2
Atlantic Service Company, Ltd.	Canada	Common – Unlimited Preference - Unlimited	Common – Unknown 100% owned by Kasco Corp. Preference – Unknown, 100% owned by Kasco Corp
EuroKasco S.A.S.	France	Unknown	Unknown – 100% owned by Kasco Corp.
Bertram & Graf GmbH	Germany	Unknown	Unknown – 100% owned by Kasco Corp.

2.

The record holders of Equity Interests of each Borrower and Subsidiary are as follows:

Name	Class of Stock	Number of Shares	Record Owner
Bairnco Corp	Common	7,291,853	Publicly held
Arlon, Inc.	Common	200	Bairnco Corp.
Arlon Partners, Inc.	Common	300	Arlon Inc.
Arlon Adhesives & Films, Inc.	Common	1000	Arlon Inc.
Kasco Corporation	Common	100	Bairnco Corp.
Southern Saw Acquisition Corporation	Common	10,000	Kasco Corporation
Atlantic Service Company, Ltd. (UK)	Ordinary Redeemable Preferred	32 8 2	Kasco Corporation Kasco Corporation Kasco Corporation

3.

All agreements binding on holders of Equity Interests of Borrowers and Subsidiaries with respect to such interests are as follows:

See bylaws attached with closing and incumbency certificates.

4.

The name of each Affiliate of a Borrower and the nature of the affiliation are as follows:

See Definitive Proxy Statement, Form DEF-14A filed with Securities and Exchange Commission on March 15, 2006.  Per the definition in the Loan and Security Agreement, Steel Partners II LLP is not an Affiliate.

SCHEDULE 9.1.5

to

Loan and Security Agreement

FORMER NAMES AND COMPANIES

1.

Each Borrower's and Subsidiary's correct corporate name, as registered with the Secretary of State of its state of incorporation, is shown on Schedule 9.1.4.

2.

In the conduct of their businesses during five years preceding the Closing Date, Borrowers and Subsidiaries have used the following names:

Entity	Fictitious, Trade or Other Name
Kasco Corporation	Kasco Service Corporation; Kasco Services Corporation
Arlon Signtech Ltd.	Signtech
Arlon Viscor Ltd.	Arlon Engineered Coated Products; Viscor
Southern Saw Acquisition Corporation	Atlanta Sharptech; Southern Saw
Arlon, Inc.	Arlon Products, Inc.

3.

In the five years preceding the Closing Date, no Borrower or Subsidiary has been the surviving corporation of a merger or combination, except:

None

4.

In the five years preceding the Closing Date, no Borrower or Subsidiary has acquired any substantial part of the assets of any Person, except:

Arlon Inc., acquired certain assets of MOX, May 2003

Southern Saw Acquisition Corporation acquired certain assets and assumed certain liabilities of Southern Saw Holdings, Inc., and Southern Saw Service LP on October 11, 2006

.7

SCHEDULE 9.1.12

to

Loan and Security Agreement

PATENTS, TRADEMARKS, COPYRIGHTS AND LICENSES

1.

Borrowers' and Subsidiaries' patents:

Patent	Federal Registration Number	Registration Date	Owner of Patent
Laminate structures, methods for production thereof and uses therefor	6,703,114	3/9/2004	Arlon, Inc.
Multi-dielectric laminates	5,604,017	2/18/1997	Arlon, Inc.
Method of making multi-dielectric laminates	5,569,488	10/29/1996	Arlon, Inc.
Saw blade for cutting bread and process of using the same	5,095,790	3/17/1992	Southern Saw Acquisition Corporation

Patent Applications

Patent Application	Federal Serial Number	Application Date	Owner of Patent
Low loss prepregs, compositions useful for the preparation thereof and uses therefor	20060118766	6/8/2006	Arlon, Inc.

2.

Borrowers' and Subsidiaries' trademarks:

U.S. REGISTRATIONS

MARK	REG. NO.	GOODS/SERVICES	IC	REG. DATE	OWNER
SIGNTECH Arlon	1,941,018 74/613,440	Custom manufacture of display sign faces	040	12/12/95	Arlon Signtech, Ltd.
DI-CLAD Arlon	2,414,138 75/912,459	Metal clad plastic laminates used as insulation material in electrical, mechanical and like equipment	017	12/19/00	Arlon, Inc.
THERMAPAD Arlon	1,417,454 73/581,689	Silicone rubber press pads for use with electronics manufacturing Silicone rubber press pads for use with electronics manufacturing	017	11/18/86	Arlon, Inc.
MII and Design	2,702,029 76/351,374	Pressure sensitive vinyl film for die cuts and screen printed decals and markings for industrial and commercial use	017	04/01/03	Arlon, Inc.
CALON Arlon	1,162,639 73/198,496	Automotive decorative trim-namely, adhesive backed, decorative pin striping of plastic	012	07/28/81	Arlon, Inc.
HARVEY'S Kasco	2,134,503 75/257,291	Seasonings, spices, sauces and marinades	030	02/03/98	Kasco Corporation
MARK	REG. NO.	GOODS/SERVICES	IC	REG. DATE	OWNER
HOOK-EYE Kasco	0,530,978 71/578,187	Meat saws, saw blades for straight saws and band saws, saw frames	023	9/19/50	Kasco Corporation
DI-CLAD Arlon	0,676,169 72/507,76	Sheets, rods, tubes, tapes, and strips made from resinous film	001	03/31/59	Arlon, Inc.
CUCLAD Arlon	0,778,004 72/181,382	Metal coated sheet material for general use in the industrial arts	001	10/06/64	Arlon, Inc.
HOOK-EYE and Design Kasco	0,565,388 71/578,188	Renting on a contract basis electric meat saws and slicers, hand meat	100	10/14/52	Kasco Corporation
ISOCLAD Arlon	1,729,344 74/150,757	Composite laminate consisting of metal foil bonded to non-woven composite	017	11/03/92	Arlon, Inc.
PLASTIPRINT Arlon	1,290,623 73/397,740	Dry ink or paint on transfer paper backing used to form letters, symbols and design indicia on sheet plastic metal	002	08/21/84	Arlon Signtech, Ltd.
SIGNTECH Arlon	2,128,080 75/033,309	Plastic moldings and plastic extrusions used to support signs; vinyl materials and sheets used as substrates in the printing of signs; and pressure-sensitive adhesive films, tapes and sheets used in the printing of signs	017	01/13/98	Arlon Signtech, Ltd.
SIGNTECH Arlon	2,126,484 74/613,439	Aluminum and sheet metal frame members and sign tensioners assembled into supports for luminous and non-luminous signs	006	01/06/98	Arlon Signtech, Ltd.
FLEXFACE Arlon	1,298,368 73/397,742	Sheet plastic material for use in making illuminable advertising display signs	017	10/02/84	Arlon Signtech, Ltd.
K-THERM Arlon	1,627,116 73/805,889	Silicone elastomer insulation material used in electrical applications	017	12/11/90	Arlon, Inc.
LEVEL-WRAP Arlon	0,711,155 72/098,059	Extruded silicone rubber unsupported tapes used for insulation	021	02/14/61	Arlon, Inc.
SIGNTECH Arlon	1,941,018 74/613,440	Luminous Signs Non-luminous, non-mechanical signs not of metal	009 019	12/12/95	Arlon Signtech, Ltd.
THERMABOND	1,526,331 73/727,742	Adhesives for printed circuit boards	001	02/28/89	Arlon, Inc.
KASCO Kasco	1,479,339 73/645,705	Meat cutting tools, namely, plates, knives and band saw blades for the cutting, grinding, chopping and mincing of meat in power-operated meat-cutting machines	007	03/08/88	Kasco Corporation
HOOK-EYE (Stylized) Kasco	2,921,180 76/455,204	Electric cutlery sharpening machines Cutlery, namely knives and knife sharpening	007 008	01/25/05	Kasco Corporation
FOAMCLAD R/F (Stylized) Arlon	2,829,520 76/494,293	Copper clad laminated sheet stock for making printed circuit boards	006	04/06/04	Arlon, Inc.

310454.7

MARK	REG. NO.	GOODS/SERVICES	IC	REG. DATE	OWNER
TAKING TECHNOLOGY TO THE VERY EDGE Kasco	2,249,885 75/024,199

G & S: parts for hand tools, namely, handsaw frames and hand saw blades

Electrical apparatuses, namely bandsaw blades, chopper plates for electric meat grinders and chopper knives for electric meat grinders

			008 009	06/01/99	Southern Saw Acquisition Corporation
ATLANTA SHARPTECH (Stylized)	2,239,135 75/024,198

G & S: parts for hand tools, namely, handsaw frames and hand saw blades.

G & S: parts for power tools, namely, bandsaw blades, chopper plates for electric meat grinders and chopper knives for electric meat grinders.

			008 009	04/13/99	Southern Saw Acquisition Corporation
ATLANTA SHARPTECH	2,157,207 75/010,032	G & S: parts for power tools, namely, bandsaw blades, chopper plates for use in chopping meat and chopper knives for use in chopping meat.	007	5/12/98	Southern Saw Acquisition Corporation
BONEX	1,734,353 74/216,028	G & S: chopper knives, metal chopper plates, discharge hoses for meat grinders	008 006 017	11/24/92	Southern Saw Acquisition Corporation
SWIFT TOOTH	1,517,027 73/721,185	G & S: Saw blades for meat cutting and carcass splitting	007	12/20/88	Southern Saw Acquisition Corporation
ZEPHYR BAND	1,498,324 73/700,761	G & S: Band saw blades for cutting bread	007	8/2/88	Southern Saw Acquisition Corporation
SOUTHERN SAW SERVICE	1,338,380 73/502,192	G & S: Leasing and Maintenance of Cutting Tools for Butchers and the Meat Cutting Industry	037	5/28/85	Southern Saw Acquisition Corporation
CRITERIA	1,308,669 73/455,990	G & S: Chopper Plates and Chopper Knives for Meat Grinders	008 023	12/11/84	Southern Saw Acquisition Corporation
DOUBLE CUT	1,307,683 73/451,407	G & S: Meat Chopper Blades and Plates for Electrical Meat Choppers	007 023	12/4/84	Southern Saw Acquisition Corporation
KAM-LOK	1,273,162 73/324,050	G & S: Hand Saw Frames for Meat Cutting and Parts Thereof	008 023	4/3/84	Southern Saw Acquisition Corporation
PRE-EM SYSTEM	1,160,648 73/220,490	G & S: Cutlery for Butchers-Namely, Power-Operated Chopper Plates and Chopper Knives and Band Saw Blades G & S: Butcher Knives, Handsaw Frames, Handsaw Blades and Cutlery Sharpening Stones	007 023 008	7/14/81	Southern Saw Acquisition Corporation
PRE-EM PRODUCT	1,185,435 73/220,057	G & S: Cutlery for Butchers-Namely, Power-Operated Chopper Plates and Chopper Knives and Band Saw Blades G & S: Butcher Knives, Handsaw Frames, Handsaw Blades and Cutlery Sharpening Stones.	007 023 004 008 023	1/12/82	Southern Saw Acquisition Corporation

310454.7

MARK	REG. NO.	GOODS/SERVICES	IC	REG. DATE	OWNER
PRE-EM SYSTEM	1,160,428 73/216,753	G & S: Leasing Cutting Tools for Butchers	042 100	7/7/81	Southern Saw Acquisition Corporation
POWERMATE	1,086,820 73/103,777	G & S: Chopper knives and chopper plates for electric meat grinders	007 023	3/7/78	Southern Saw Acquisition Corporation
TI TIGER BAND (Stylized)	1,127,801 73/088,547	G & S: meat cutting band saws	007 023	12/18/79	Southern Saw Acquisition Corporation
ONE WAY (Stylized)	1,086,816 73/061,775

G & S: band saw blades for meat cutting; repair kits for meat cutting band saws

G & S: hand saw blades for meat cutting; hand saw frames for meat cutting; chopper blades and knives used in meat grinders, professional meat cutting and carcass splitting saw blades

			007 023 008	3/7/78	Southern Saw Acquisition Corporation
BONUS BAND	0,929,510 72/360,918	G & S: bone and meat cutting band saws	007 023	2/22/72	Southern Saw Acquisition Corporation
NEEDLE-TIP	0,845,872 72/266,366	G & S: meat cutting, band saw blades	008 023	3/12/68	Southern Saw Acquisition Corporation
"ATSA BOY"	0,723,831 72/114,549	G & S: Spinal Cord Removers, Smear Removers and Other Meat Market Specialties Used in Processing Meat	007 023	11/14/61	Southern Saw Acquisition Corporation
ATSA	0,723,828 72/114,360	G & S: Spinal Cord Removers, Smear Removers and Other Meat Market Specialties Used in Processing Meat.	007 023	11/14/61	Southern Saw Acquisition Corporation
Mealtime Gourmet Kasco	2,537,233 75/924,220	Pre-seasoned and pre-marinated meats, such as poultry, beef, veal and pork, and pre-seasoned side dishes, such as vegetables and fruit	029 046	2/5/02	Kasco Corporation
Mealtime Gourmet Kasco	2,589,024 75/774,579	Seasonings and spices	030 046	7/2/02	Kasco Corporation

PENDING  U.S. APPLICATIONS

MARK	SERIAL NO.	GOODS/SERVICES	IC	BASIS	FILING DATE	OWNER	STATUS
SIGNTECH	78/784,095	Luminous signs Non-Luminous, non-mechanical signs not of metal.	009 019	ITU	1/3/2006	Arlon Signtech, Ltd.	Response to Office Action due 12/27/2006 Final.

310454.7

FOREIGN REGISTRATIONS

MARK	COUNTRY	REG. NO.	GOODS/SERVICES	IC	REG. DATE	STATUS
CALON	Australia	A337,311	Plastic film, including P.V.C. film for decorative purposes	017	08/31/79	Renewal due 08/31/2010
CALON	Canada	489461 840416	Decorative adhesive backed films including polyvinyl chloride for decorative adhesive backed films including polyvinyl chloride for pin striping and other graphic applications		02/06/98	Renewal due 06/02/2013
CALON	Chile	642689 560967	Plastic films, vinyl graphic films, adhesive films, plastic coated paper tapes, plastic foams, but not including household or industrial sealant and adhesive products	017	09/23/02	Renewal due 09/23/2012
CALON	Colombia	254339 02014408	Plastic films, vinyl graphic films, adhesive films, plastic coated paper tapes, plastic foams, but not including household or industrial sealant and adhesive products	017	10/17/02	Renewal due 10/17/2012
CALON	EPC	529271

Paper, backing paper, paper tapes, but not including lining paper or paper for decoration purposes

Plastic films, vinyl graphic films, adhesive films, plastic coated paper tapes, plastic foams, but not including household or industrial sealant and adhesive products

Design services, none relating to painting, decorating or interior or exterior design

				016 017 042	02/25/2000	Renewal Due 4/29/2007
CALON	Mexico	553538 291449	Decorative adhesive backed film including poly vinyl chloride for decorative adhesive backed film including poly vinyl chloride for pin striping and other graphic applications	016	7/28/97	Renewal Due 4/4/2007
CALON	Peru	81137 147469	Plastic films, vinyl graphic films, adhesive films, plastic coated paper tapes, plastic foams, but not including household or industrial sealant and adhesive products	017	06/14/02	Renewal due 06/14/2012
CALON	Uruguay	337866	Plastic films, vinyl graphic films, adhesive films, plastic coated paper tapes, plastic foams, but not including household or industrial sealant and adhesive products	017	07/05/02	Renewal due 07/05/2012 *Check if Uruguay requires use affidavits

310454.7

MARK	COUNTRY	REG. NO.	GOODS/SERVICES	IC	REG. DATE	STATUS
CALON	Venezuela	P-246583 2002-004097	Plastic films, vinyl graphic films, adhesive films, plastic coated paper tapes, plastic foams, but not including household or industrial sealant and adhesive products	017	08/22/03	Renewal due 8/22/2013
CUCLAD	Denmark	VR 02. 201/77	Electrical insulating material	017	6/24/77	Renewal 6/24/2007
FLEXFACE	Mexico	513322		017	11/24/95	Renewal due 11/24/2015
GLASSKOTE	Canada	TMA358850 607417	Transparent coatings for display sign faces, heat transfer coating and transparent films for use on flexible plastic display sign faces which do not include glass or glass parts		7/28/89	Renewal Due 07/28/2019
HOOK-EYE Kasco	Canada	TMDA38290	Meat cutting equipment, namely saws made in whole or in part of metal		8/12/1925	Renewal due 8/12/2020
HOOK-EYE	United Kingdom	B993358			06/08/72	Renewal Due 6/8/2007
IMAGEBURST	Australia	737755	Printable media, etc; Plastic and vinyl films and coatings	002 016	8/31/98	Renewal Due 2/12/2007
IMAGEBURST	Canada	531229 838970	Printable treated paper in sheets and rolls for graphic art, signs and displays; printable treated vinyl, polyester and polypropylene in sheets and rolls for use in graphic art, signs and displays		08/15/00	Renewal due 08/15/2015
IMAGEBURST	EPC	509562	Inkjet printable media made of material top coated on vinyl	016	04/01/97	Renewal Due 4/1/2007
IMAGEBURST	Mexico	553539 291668	Inkjet printable media made of material top coated on vinyl, paper, Inkjet printable media made of material top coated on vinyl, paper	016	7/28/1997	Renewal Due 4/8/2007
MII and Design	EPC	002572147	Pressure sensitive vinyl films for die cut decals and screen printed decals and markings	016	06/06/03	02/11/2012
PLASTIPRINT	Mexico	513321		016	11/24/95	Renewal due 11/24/2015

310454.7

MARK	COUNTRY	REG. NO.	GOODS/SERVICES	IC	REG. DATE	STATUS
SIGNTECH	Canada	367395 627597

GOODS: Display signs and their parts, namely aluminum extrusions, aluminum and sheet metal components for assembly into display signs.

Paints and inks, vinyl substrate

Paint transfer paper, namely paint coated on paper and transferable to a substrate by the application of heat, and heat transfer machines

Sign tensioning devices

Awnings, awning material and aluminum components for awnings

Pressure sensitive tape

SERVICES: Decorating of display sign faces and heat transfer of decorating of display sign faces

					03/30/90	Renewal due 03/30/2020
SIGNTECH	Mexico	513323		007	11/24/95	Renewal Due 11/24/2015
SIGNTECH	Mexico	513324		002	11/24/95	Renewal Due 11/24/2015
SIGNTECH	Mexico	528506		017	11/24/95	Renewal Due 11/24/2015

PENDING  FOREIGN APPLICATIONS

MARK	COUNTRY	SERIAL NO.	GOODS/SERVICES	IC	BASIS	FILING DATE	STATUS
CALON	Brazil	824349172	Plastic films, vinyl graphic films, adhesive films, plastic coated paper tapes, plastic foams, but not including household or industrial sealant and adhesive products	017		1/31/2002	Published

3.

Borrowers' and Subsidiaries' copyrights:

Copyrights	Owner	Status in Copyright Office	Federal Registration Number	Registration Date
NONE

310454.7

4.

Borrowers' and Subsidiaries' licenses (other than routine business licenses, authorizing them to transact business in local jurisdictions):

Licensor	Description of License	Term of License	Royalties Payable
Rogers Corporation World Properties, Inc.	"25N" Products	6/3/2018	3.75% of sales
Rogers Corporation	"CLTE" Products	7/28/2012	7.5% of sales, minimum $200,000 annually

310454.7

SCHEDULE 9.1.15

to

Loan and Security Agreement

ENVIRONMENTAL MATTERS

Arlon, Inc. has received a Notice of Administrative Penalty Assessment and Secretary's Order (Order No. 2006-A-0043) from the Delaware Department of Natural Resources and Environmental Control, dated October 4, 2006, a copy of which has been delivered to Agent.

310454.7

SCHEDULE 9.1.16

to

Loan and Security Agreement

RESTRICTIVE AGREEMENTS

None.

SCHEDULE 9.1.17

to

Loan and Security Agreement

LITIGATION

1.

Proceedings and investigations pending against Borrowers or Subsidiaries:

Title of Action	Nature of Action	Complaining Parties	Jurisdiction or Tribunal
See Schedule 9.1.15 for Notice of Penalty Assessment	Penalty Assessment	Delaware Department of Natural Resources	Delaware

2.

The only threatened proceedings or investigations of which any Borrower or Subsidiary is aware are as follows:

None

SCHEDULE 9.1.19

to

Loan and Security Agreement

PENSION PLANS

1.

Borrowers and Subsidiaries have the following Multiemployer Plans:

Party	Type of Multiemployer Plan
None

2.

Borrowers and Subsidiaries have the following Foreign Plans:

Party	Description of Plan

SCHEDULE 9.1.21

to

Loan and Security Agreement

LABOR CONTRACTS

Borrowers and Subsidiaries are party to the following collective bargaining agreements, management agreements and consulting agreements:

Parties	Type of Agreement	Term of Agreement
Arlon Inc. and United Food and Commercial Workers - Textile & Garment Council Local 266T	Collective Bargaining (Union)	10/13/2009

SCHEDULE 10.2.2

to

Loan and Security Agreement

EXISTING LIENS

Liens in place resulting from the Second Amendment to the Third Amended Credit Agreement, dated October 10, 2006, are to be terminated upon payoff from this Agreement.

SCHEDULE 10.2.17

to

Loan and Security Agreement

EXISTING AFFILIATE TRANSACTIONS

None